Exhibit 2.1

STOCK PURCHASE AGREEMENT

by and among

Mason Dixon Intermodal, Inc.

(D/B/A UNIVERSAL INTERMODAL SERVICES, INC.)

(as “Buyer”),

JAMES H. HORVITZ, ROBERT SWEET AND THE HORVITZ FAMILY SPECIAL NEEDS GIFT TRUST, DATED JULY 18, 2014

(as “Sellers”),

ROBIN L. HORVITZ

AND

JAMES H. HORVITZ

(as “Sellers’ Representative”)

December 7, 2018

5.12	Inventories	15
5.13	Title; Business Assets	15
5.14	Condition of Assets	15
5.15	Real Property	15
5.16	Leased Personal Property	16
5.17	Employment Matters	16
5.18	Employee Benefit Plans	19
5.19	Material Contracts	21
5.20	Customers and Suppliers	22
5.21	Tax Returns and Taxes	23
5.22	S-Corporation	24
5.23	Permits.	25
5.24	Intellectual Property Rights	25
5.25	No Pending Proceedings	26
5.26	Compliance with Laws	26
5.27	OSHA	27
5.28	Environmental Matters	27
5.29	Insurance Coverage	28
5.30	Relationships with Affiliates and Related Persons	28
5.31	Safety Rating	28
5.32	Fuel, Safety and Other Audits	29
5.33	Privacy Laws	29
5.34	Brokers and Finders	29
5.35	Disclosure	29

VI. REPRESENTATIONS AND WARRANTIES OF BUYER		29

6.1	Organization	29
6.2	Authority and Enforceability	29
6.3	Third-Party Consents	30
6.4	No Conflict or Violation	30
6.5	Investment Intent	30
6.6	Brokers and Finders	30

VII. COVENANTS		30

7.1	Confidentiality; Access to Information.	30
7.2	Covenant Not to Compete; Non-Solicitation	32
7.3	Assistance in Proceedings	35
7.4	Retention of and Access to Books and Records	35
7.5	Further Assurances	35
7.6	Press Releases	35
7.7	Use of Names	36
7.8	Employee Plans	36
7.9		38

VIII. INDEMNIFICATION		38

8.1	Joint and Several Indemnification by Sellers	38
8.2	Indemnification by Buyer	39
8.3	Defense of Third-Party Claims	40
8.4	Other Claims	41
8.5	Survival	41
8.6	Indemnification Limitations	42
8.7	Manner of Payment; Escrow Release.	43
8.8	Several Indemnification by Restricted Persons.	43
8.9	Exclusive Remedy	44

IX. TAXES		44

9.1	Proration of Taxes	44
9.2	Filing of Tax Returns	44
9.3	Indemnification	45
9.4	Refunds and Credits	45
9.5	Transfer Taxes	45
9.6	Cooperation on Tax Matters	46
9.7	Tax Certificate	46

X. OTHER PROVISIONS		46

10.1	Sellers’ Representative	46
10.2	Dispute Resolution	48
10.3	Appendices, Exhibits, and Schedules	49
10.4	Amendment	49
10.5	No Waiver	49
10.6	Entire Agreement	49
10.7	Governing Law	49
10.8	Notices	49
10.9	Execution of Agreement	50
10.10	Expenses	51
10.11	Accounting Terms	51
10.12	Successors and Assigns; No Third Party Beneficiaries	51
10.13	Enforcement	51

I. Definitions; CONSTRUCTION  1        1.1  Definitions  1  1.2  Construction  1      II. Purchase And Sale        2.1  Purchase and Sale  1  2.2  Purchase Price  1  2.3  Payment of Purchase Price  1  2.4  Calculation of Final Purchase Price  1  2.5  Sellers’ Responsibilities with Respect to Retained Liabilities  1      III. CLOSING  1      3.1  Closing Date  1  3.2  Sellers and Sellers’ Representative Deliveries at the Closing  1  3.3  Buyer Deliveries at the Closing  1      IV. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS  1      4.1  Organization  1  4.2  Authority and Enforceability  1  4.3  No Conflict or Violation  1  4.4  Third-Party Consents and Approvals  1  4.5  Ownership of Shares  1  4.6  No Pending Proceedings  1      V. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES AND PREDECESSORS  1      5.1  Organization  1  5.2  Qualification; Location of Business and Assets  1  5.3  Subsidiaries  1  5.4  Third-Party Consents and Approvals  1  5.5  No Conflict or Violation  1  5.6  Capitalization  1  5.7  Financial Condition  1  5.8  No Undisclosed Liabilities  1  5.9  Indebtedness and Guarantees  1  5.10  Absence of Certain Changes  1  5.11  Accounts Receivable  1  5.12  Inventories  1  5.13  Title; Business Assets  1  5.14  Condition of Assets  1  5.15  Real Property  1  5.16  Leased Personal Property  1  5.17  Employment Matters  1  5.18  Employee Benefit Plans  1  5.19  Material Contracts  1  5.20  Customers and Suppliers  1  5.21  Tax Returns and Taxes  1  5.22  S-Corporation  1  5.23  Permits.    1  5.24  Intellectual Property Rights  1  5.25  No Pending Proceedings  1  5.26  Compliance with Laws  1  5.27  OSHA  1  5.28  Environmental Matters  1  5.29  Insurance Coverage  1  5.30  Relationships with Affiliates and Related Persons  1  5.31  Safety Rating  1  5.32  Fuel, Safety and Other Audits  1  5.33  Privacy Laws  1  5.34  Brokers and Finders  1  5.35  Disclosure  1      VI. REPRESENTATIONS AND WARRANTIES OF BUYER  1      6.1  Organization  1  6.2  Authority and Enforceability  1  6.3  Third-Party Consents  1  6.4  No Conflict or Violation  1  6.5  Investment Intent  1  6.6  Brokers and Finders  1      VII. COVENANTS  1      7.1  Confidentiality; Access to Information.  1  7.2  Covenant Not to Compete; Non-Solicitation  1  7.3  Assistance in Proceedings  1  7.4  Retention of and Access to Books and Records  1  7.5  Further Assurances  1  7.6  Press Releases  1  7.7  Use of Names  1  7.8  Employee Plans  1  7.9  1        VIII. INDEMNIFICATION  1      8.1  Joint and Several Indemnification by Sellers  1  8.2  Indemnification by Buyer  1  8.3  Defense of Third-Party Claims  1  8.4  Other Claims  1  8.5  Survival  1  8.6  Indemnification Limitations  1  8.7  Manner of Payment; Escrow Release.  1  8.8  Several Indemnification by Restricted Persons.  1  8.9  Exclusive Remedy  1      IX. TAXES  1      9.1  Proration of Taxes  1  9.2  Filing of Tax Returns  1  9.3  Indemnification  1  9.4  Refunds and Credits  1  9.5  Transfer Taxes  1  9.6  Cooperation on Tax Matters  1  9.7  Tax Certificate  1      X. OTHER PROVISIONS  1      10.1  Sellers’ Representative  1  10.2  Dispute Resolution  1  10.3  Appendices, Exhibits, and Schedules  1  10.4  Amendment  1  10.5  No Waiver  1  10.6  Entire Agreement  1  10.7  Governing Law  1  10.8  Notices  1  10.9  Execution of Agreement  1  10.10  Expenses  1  10.11  Accounting Terms  1  10.12  Successors and Assigns; No Third Party Beneficiaries  1  10.13  Enforcement  1

APPENDIX A – DEFINITIONS

EXHIBITS

A	Share Assignment
B	Escrow Agreement
C	Form Employment/Consulting Agreements
D	D&O Resignation and Release
E	Related Party Release
F	Release and Spousal Consent
G	Assignment and Assumption and Consent of Oaktree Logistics, Inc., Retirement Plan
H	Assignment and Assumption and Consent of Deco Logistics, Inc., Retirement Plan

DISCLOSURE SCHEDULES *

Schedule 2.2(a)	Purchase Price Allocation
Schedule 2.2(b)	Closing Working Capital Calculation
Schedule 2.3(a)	Estimated Closing Purchase Price
Schedule 2.3(b)	Sellers’ Wire Transfer Instructions
Schedule 3.3(e)	Sellers’ Transaction Expenses
Schedule 5.1	Officers and Directors
Schedule 5.2	Qualification; Location of Business and Assets
Schedule 5.4	Consents
Schedule 5.5	No Conflict or Violations
Schedule 5.6	Capitalization
Schedule 5.9	Indebtedness
Schedule 5.10	Absence of Certain Changes
Schedule 5.13(a)	Title; Business Assets
Schedule 5.15	Leased Real Property
Schedule 5.16	Leased Personal Property
Schedule 5.17(a)	Employees
Schedule 5.17(b)	Independent Contractors
Schedule 5.17(c)	Agents or Agencies
Schedule 5.17(d)	Employment Matters
Schedule 5.17(e)	Credit or Charge Cards
Schedule 5.18(a)	Employee Benefit Plans
Schedule 5.18(c)	Qualified Retirement Plans
Schedule 5.18(g)	Employee Pension Benefit Plans
Schedule 5.19(a)	Material Contracts
Schedule 5.20	Customers and Suppliers
Schedule 5.21	Tax Returns
Schedule 5.22	S Corporations
Schedule 5.23	Permits
Schedule 5.24(a)	Company IP
Schedule 5.24(b)	Company IP Agreements

Schedule 5.25	Proceedings
Schedule 5.26	Compliance with Laws
Schedule 5.29	Insurance
Schedule 5.30	Affiliates and Related Persons
Schedule 5.31	Safety Rating
Schedule 5.32	Fuel, Safety and Other Audits

* Disclosure Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Universal Logistics Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of December 7, 2018 (the “Effective Date”), by and among Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”), James H. Horvitz (“J. Horvitz”), Robert Sweet (“Sweet”), The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 ( “Horvitz Trust” and together with Sweet and J. Horvitz, each a “Seller,” and collectively, the “Sellers”), Robin L. Horvitz (“R. Horvitz,” and together with J. Horvitz, the “Horvitz Family Members”), and J. Horvitz in his capacity as representative of the Sellers (the “Sellers’ Representative”).  Buyer, Sellers, R. Horvitz, and the Sellers’ Representative are referred to from time to time in this Agreement individually as a “Party” and together as the “Parties.”

Background

A.	Sweet owns all of the issued and outstanding shares (the “Deco Shares”) of the capital stock of Deco Logistics, Inc., a California corporation (“Deco Logistics”).
B.

Horvitz Trust owns all of the issued and outstanding shares (the “Oaktree Shares”, and together with the Deco Shares, the “Shares”) of the capital stock of Oaktree Logistics, Inc., a California corporation (“Oaktree Logistics,” together with Deco Logistics, the “Companies,” and individually, a “Company”).

C.

Deco Logistics provides drayage services to and from the Ports of Los Angles and Long Beach, as well as secured truck parking at its corporate headquarters located in Riverside, California (the “OpCo Business”).

D.	Oaktree Logistics is engaged in the business of sales and marketing of the OpCo Business (the “Marketing Business,” together with the OpCo Business, the “Businesses”).
E.

Each Horvitz Family Member will directly and indirectly benefit from the completion of the transactions contemplated by this Agreement, and acknowledges that Buyer would not have entered into this Agreement or completed the transactions contemplated by this Agreement without each Horvitz Family Member becoming a party to this Agreement.

F.

The Parties desire to enter into this Agreement pursuant to which the Sellers will sell to Buyer, and Buyer will purchase from the Sellers, all of the Shares upon the terms and subject to the conditions of this Agreement.

The Parties, intending to be legally bound, agree as follows.

Agreement

I.  Definitions; CONSTRUCTION

1.1Definitions.  Capitalized terms not otherwise defined when first used have the meanings set forth in Appendix A.

1.2Construction.

(a)Unless the context of this Agreement otherwise clearly requires (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include,” “includes” and “including “ do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s), and (vii) all references to “$” or to “dollars” shall mean United States dollars.

(b)Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates (other than with respect to this Agreement) all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the Closing Date. All Appendices, Article, Section, Exhibit, and Schedule references in this Agreement are to Appendices, Articles, Sections, Exhibits, and Schedules of this Agreement, unless otherwise specified.  The headings of the several Articles and Sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c)The Article and Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement

(d)Any reference in this Agreement to “made available” or “provided” means a document or other item of information that was provided or made available to Buyer and its Representatives on the Datasite and uploaded in legible form to the Datasite at least three Business Days prior to the Closing Date and which has been identified as a new addition to such Datasite for at least three Business Days prior to the Closing Date and has not been modified subsequently.

(e)The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation of this Agreement.  The Parties agree that any drafts of this Agreement prior to the final fully executed drafts shall not be used for purposes of interpreting any provision thereof, and each Party agrees that no Party or any Affiliate thereof shall make any claim, assert any defense or otherwise take any position inconsistent with the foregoing in connection with any Proceeding among any of the foregoing.

II.  Purchase And Sale

2.1Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, at the Closing each of Sweet and Horvitz Trust shall sell and transfer to Buyer, and Buyer shall purchase and accept from Sweet and Horvitz Trust, all of the Shares, free and clear of all Liens.

2.2Purchase Price.  The consideration for all of the Shares will be an amount equal to the sum (as adjusted following the Closing pursuant to Section 2.4, the “Purchase Price”) of:

(a)$60,000,000, allocated between the Deco Shares and the Oaktree Shares as set forth on Schedule 2.2(a); plus or minus, as the case may be;

(b)the amount by which the Closing Working Capital is greater than or less than, respectively, the Target Working Capital (the “Working Capital Adjustment”).  “Closing Working Capital” means the amount calculated by subtracting those current liabilities of Deco Logistics and Oaktree Logistics of the type identified by the line items on Schedule 2.2(b) from those current assets of Deco Logistics and Oaktree Logistics of the type identified by the line items on Schedule 2.2(b) as of the Closing Date, determined in accordance with the applicable Accounting Practices; provided, however, that if current liabilities have been reduced by outstanding or uncleared checks or wire transfers that are not reflected as a reduction to Cash and Cash Equivalents of the Companies as of the Closing, then the aggregate amount of such reduction to current liabilities shall be disregarded for purposes of determining Closing Working Capital.  An illustration of the calculation of the Closing Working Capital, as if the Closing had occurred on September 30, 2018, is shown on Schedule 2.2(b).  “Target Working Capital” is $4,164,000; plus;

(c)An amount equal to all Cash and Cash Equivalents of the Companies as of the Closing (“Closing Cash Amount”).

2.3Payment of Purchase Price.  The Purchase Price shall be paid as follows.

(a)On or before the Closing Date, the Sellers’ Representative shall deliver to Buyer a closing statement (attached to this Agreement as Schedule 2.3(a)), setting forth in detail Sellers’ Representative’s good faith estimates of the Working Capital Adjustment as of the Closing Date and the Closing Cash Amount and the Purchase Price based thereon calculated in accordance with Section 2.2 (the “Estimated Closing Purchase Price”).  If Buyer reasonably believes the Estimated Closing Purchase Price delivered by Sellers’ Representative is unreasonable, the Buyer and the Sellers’ Representative shall cooperate in good faith to resolve such dispute.  If any disputed matter cannot be resolved, and the Parties nevertheless complete the transactions contemplated by this Agreement, then the Estimated Closing Purchase Price will be calculated based upon the Sellers’ Representative’s position concerning such disputed matter without prejudice to the right of Buyer to raise such disputed matter(s) again in accordance with the determination of the Final Purchase Price pursuant to Section 2.4.

(b)Buyer shall pay to Sellers a cash closing payment (the “Closing Payments”) in an amount equal to (i) the Estimated Closing Purchase Price, minus (ii) the amount of the Escrow Fund, minus (iii) the amount of the Existing Indebtedness owing by either of Deco Logistics or Oaktree Logistics; minus (iv) all Sellers’ Transaction Expenses paid by Buyer pursuant to Section 3.3(e); minus (v) the Gordon Retention Bonus Holdback Amount by wire transfer of immediately available funds to the account or accounts and in the amounts specified in Schedule 2.3(b).

(c)Within five Business Days after the calculation of the Final Purchase Price becomes final and binding on, and non-appealable by, the Parties pursuant to Section 2.4, Buyer or Sellers, as the case may be, shall make the following payments.

(i)If the Final Purchase Price is greater than the Estimated Closing Purchase Price, then (A) Buyer shall pay to the Sellers the amount of the difference between the Final Purchase Price and the Estimated Closing Purchase Price by wire transfer of immediately available funds to the accounts and in the amounts specified in writing by the Sellers’ Representative, and (B) Buyer and Sellers’ Representative shall instruct the Escrow Agent to release the entire amount of the Working Capital Escrow Fund to Sellers as directed by the Sellers’ Representative.

(ii)If the Final Purchase Price is less than the Estimated Closing Purchase Price (the amount of such difference being the “Deficit Amount”), then (A) Buyer and Sellers’ Representative shall instruct the Escrow Agent (1) to release the Deficit Amount to Buyer, and (2) if the Deficit Amount is less than the Working Capital Escrow Fund, to release the remaining balance of the Working Capital Escrow Fund, if any, to Sellers as directed by the Sellers’ Representative, and (B) if the Deficit Amount is greater than the Working Capital Escrow Fund, then Sellers, jointly and severally, shall pay to Buyer the amount of the difference between the Deficit Amount and the Working Capital Escrow Fund, in each case, by wire transfer of immediately available funds to the account or accounts and in the amounts specified in writing by Buyer; provided, however, that if Sellers do not timely make such payment to Buyer as required by this Section, then Buyer shall have the right to direct the Escrow Agent to deliver to Buyer the amount of such payment from the Indemnification Escrow Fund and Sellers shall promptly replenish the Indemnification Escrow Fund for the full amount of such funds distributed to Buyer from the Indemnification Escrow Fund pursuant to this Section.

2.4Calculation of Final Purchase Price.

(a)On or before the 90th day following the Closing Date, Buyer shall (i) prepare, or cause to be prepared, a combined balance sheet of Deco Logistics and Oaktree Logistics as of the close of business on the Closing Date, and a calculation of the Closing Working Capital, Closing Cash Amount, and the Final Purchase Price based thereon (collectively, the “Closing Financial Information”), and (ii) deliver the Closing Financial Information to Sellers’ Representative. The Closing Financial Information shall be determined in accordance with Section 2.2.

(b)During the thirty day period following delivery of the Closing Financial Information to Sellers’ Representative, Sellers’ Representative and/or its Representatives shall be permitted to review the books, records, accounting records and accounting work papers used by Buyer in the preparation of the Closing Financial Information.  The Final Purchase Price as calculated by Buyer shall be final and binding on, and non-appealable by, the Parties on the thirtieth day following delivery of the Closing Financial Information, unless Sellers’ Representative gives written notice of his disagreement (the “Notice of Disagreement”) with the calculation of the Final Purchase Price to Buyer on or prior to such date.  The Notice of Disagreement shall (i) specify in reasonable detail, and on a line item by line item basis, the disputed items and the nature and amount of any disagreement so asserted (the “Disputed Items”), (ii) an alternative amount for each such Disputed Item, (iii) a proposed calculation by Sellers’ Representative of the Closing Working Capital, Closing Cash Amount, and the Final Purchase Price based thereon, and (iv) only include disagreements based on one of the foregoing not being calculated in accordance with Section 2.2 or mathematical or factual errors.  All items in the Closing Financial Information which are not specified in the Notice of Disagreement as being Disputed Items shall be deemed accepted by the Sellers’ Representative on behalf of the Sellers and shall not be subject to any further dispute or adjustment.

(c)If Sellers’ Representative duly and timely delivers to Buyer the Notice of Disagreement, then the calculation of the Final Purchase Price shall become final and binding on, and non-appealable by, the Parties on the earlier of (i) the date Sellers’ Representative and Buyer resolve in writing all differences they have with respect to the matters specified in the Notice of Disagreement, or (ii) the date all disputed matters are finally resolved in writing by the Reviewing Accountant (as defined below).  If Sellers’ Representative and Buyer fail to resolve the issues outstanding with respect to the Notice of Disagreement and the calculation of the Final Purchase Price within thirty days after Buyer’s receipt of the Notice of Disagreement, then Sellers’ Representative and Buyer shall submit the issues remaining in dispute to a partner having relevant expertise and practicing at CBIZ, or, if such firm is unable or unwilling to act, a partner having relevant expertise and practicing at such other regionally recognized independent public accounting firm which none of the Parties have previously engaged, as shall be agreed upon by the Parties in writing (the “Reviewing Accountant”).  Sellers’ Representative and Buyer shall jointly instruct the Reviewing Accountant that it (i) shall act as an expert and not as an arbitrator, (ii) shall review only the matters that were properly included in the Notice of Disagreement, (iii) shall make its determination based upon the terms and conditions set forth in Section 2.2 and this Section 2.4(c) and within the range of (1) the amount of Final Purchase Price set forth in the Closing Financial Information, and (2) the amount of Final Purchase Price set forth in the Notice of Disagreement, and (iv) shall render its decision within sixty days after the referral of the dispute to the Reviewing Accountant for a decision pursuant hereto.  The determination by the Reviewing Accountant shall be final and binding on, and non-appealable by, the Parties.  The fees and expenses of the Reviewing Accountant incurred in rendering any judgment pursuant to this Section 2.4 shall be paid one-half by Sellers’ Representative and one-half by Buyer.  The fees and expenses of Sellers’ Representative’s advisors incurred in connection with their review of the Closing Financial Information and, if applicable, the Notice of Disagreement, shall be paid by Sellers’ Representative, and the fees and expenses of Buyer’s advisors incurred in connection with its preparation of the Closing Financial Information, and, if applicable, the Notice of Disagreement, shall be paid by Buyer.  Judgment may be entered upon the determination of the Reviewing Accountant in any court having jurisdiction over the Party against which such determination is to be enforced.  The Purchase Price, once finally resolved and/or agreed to in accordance with this Section 2.4 shall become the “Final Purchase Price”.

2.5Sellers’ Responsibilities with Respect to Retained Liabilities.  Sellers shall be responsible for payment of all Retained Liabilities.  Without limiting the foregoing, Sellers shall pay, or shall cause each Company and its Subsidiaries to pay, on or before the Closing Date all Existing Indebtedness and all other Retained Liabilities that are due or payable as of such date.  To the extent that any of the Retained Liabilities are not paid on the Closing Date, deducted from the Purchase Price, or included as liabilities in the calculation of Closing Working Capital, as the case may be, Buyer shall not be deemed to have waived any of its rights or remedies under this Agreement and the Sellers shall remain obligated after the Closing to pay all such Retained Liabilities.

III.  CLOSING

3.1Closing Date.  The completion of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the Effective Date (the day on which the Closing takes place is referred to as the “Closing Date”).  All documents delivered and actions taken at Closing shall be deemed to have been delivered or taken simultaneously, and no such delivery or action shall be considered effective or complete unless or until all other such deliveries or actions are completed or waived in writing by the Party against whom such waiver is sought to be enforced.  The Closing shall be effective as of 11:59 p.m. on the Closing Date.

3.2Sellers and Sellers’ Representative Deliveries at the Closing.  At the Closing, Sellers and the Sellers’ Representative shall deliver to Buyer:

(a)the Assignment Separate From Certificates representing all of the Shares, substantially in the form attached hereto as Exhibit A (the “Share Assignment”), executed by Sweet and Horvitz Trust, as applicable, along with physical copies of stock certificates representing such Shares;

(b)the Escrow Agreement, substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”), executed by the Sellers’ Representative;

(c)Consulting Agreements with each of LCT Logistics, Inc. and Garage Networks, Inc. and Employment Agreements with each of Erick Gordon and Rafael Arenas, substantially in the forms attached hereto as Exhibit C (the “Consultant/Employment Agreements”), executed by LCT Logistics, Inc., Garage Networks, Inc., Gordon, and Arenas, as applicable;

(d)each of the Consents specified in Schedule 5.4 or otherwise necessary to permit the transactions contemplated by this Agreement, which shall be in form and substance satisfactory to Buyer and in full force and effect;

(e)a lien termination and release letter issued by each holder of Indebtedness not earlier than two Business Days prior to the Closing Date, in form and substance reasonably acceptable to Buyer, which sets forth (i) the amount required to repay in full all Indebtedness owed to such holder on the Closing Date, (ii) the wire transfer instructions for the repayment of such Indebtedness to such holder, and (iii) a release of all Liens and terminations of any guaranties granted by any Company to such holder or otherwise arising with respect to such Indebtedness, effective upon payment of the specified amount of Indebtedness (collectively, the “Lien Termination Letters”), together with any applicable termination statements;

(f)a release and waiver executed by Sweet, J. Horvitz, R. Horvitz, and such of the other directors and officers of each Company as are designated by Buyer, substantially in the form attached hereto as Exhibit D (each, a “D&O Resignation and Release”);

(g)a release and waiver executed by each Predecessor, Belasel, LLC and Erick Gordon, the Oaktree Logistics, Inc. Retirement Trust, the Deco Logistics Retirement Trust, and such other Persons as are designated by Buyer, substantially in the form attached hereto as Exhibit E (each, a “Related Party Release”);

(h)termination of the Garage Networks Software License Contract (as defined in subpart (vii) of Schedule 5.19(a));

(i)executed board resolutions and plan amendment terminating the Profit Sharing/401k Plan at least one day prior to the Closing Date as required by Section 7.8(a)(vi);

(j)evidence of the discharge of all Retained Liabilities, in form and substance reasonably satisfactory to Buyer, other than such Retained Liabilities that are paid pursuant to Section 3.3;

(k)evidence of payment of all Transfer Taxes due and payable (if any) by Sellers to the appropriate taxing Governmental Authority;

(l)a certification from each Seller pursuant to Treasury Regulation Section 1.1445-2(b), in form and substance satisfactory to Buyer, that such Seller is not a foreign person within the meaning of Code Section 1445;

(m)as applicable, a copy of the articles of incorporation, as amended, for each Company, certified by the Secretary of State of the State of California as of a date not more than five days prior to the Closing Date;

(n)certificates of good standing for each Company issued not earlier than five days prior to the Closing Date by the Secretary of State of the State of California;

(o)evidence of the change of the name of Container Connection of Southern California, Inc., a California corporation, to a name that does not contain “Container Connection” or any variation thereof;

(p)a resignation and/or release and consent of Sweet’s and J. Horvitz’s spouse, substantially in the form attached hereto as Exhibit F;

(q)Assignment and Assumption and Consent of Oaktree Logistics, Inc., Retirement Plan executed by Oaktree Logistics, substantially in the form attached hereto as Exhibit G;

(r)Assignment and Assumption and Consent of Deco Logistics, Inc., Retirement Plan executed by Deco Logistics, substantially in the form attached hereto as Exhibit H;

(s)certificates of trust executed by the Horvitz Trust, the Oaktree Logistics, Inc. Retirement Trust, and the Deco Logistics Retirement Trust in form and substance satisfactory to Buyer; and

(t)such other documents as Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

3.3Buyer Deliveries at the Closing.  At the Closing, Buyer shall deliver to Sellers, Sellers’ Representative and other designated Persons, as the case may be:

(a)payment to Sellers of the Closing Payment as provided in Section 2.3(b);

(b)deposit with U.S. Bank N.A. (the “Escrow Agent”) the total amount of the Escrow Fund into escrow to be held and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement;

(c)payment, on behalf of the Companies, of the Existing Indebtedness, by wire transfers of immediately available funds pursuant to the Lien Termination Letters;

(d)[intentionally omitted]

(e)payment, on behalf of the Companies, of the aggregate Sellers’ Transaction Expenses, as identified on Schedule 3.3(e).  The Companies shall withhold from any Sellers’ Transaction Expenses payable to an employee of the Companies, and pay to the applicable Governmental Authority, all applicable federal, state and local income Tax, social security Tax, Medicare Tax, state disability Tax, unemployment Tax and other Tax required to be withheld;

(f)to the Sellers’ Representative, a duly executed counterpart to the Escrow Agreement;

(g)to J. Horvitz (on behalf of LCT Logistics, Inc.), Garage Networks, Inc., Gordon, and Arenas, a duly executed counterpart to the applicable Consultant/Employment Agreement; and

(h)such other documents as Sellers or their counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

IV.  REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

Each Seller, jointly and severally, represents and warrants to Buyer as follows.

4.1Organization.  If such Seller is a trustee acting for and on behalf of any of the Sellers, such trust is a trust duly established and validly existing under the Laws of the state of its creation and such trust has the requisite power and authority to hold the property held in such trust, to carry on the affairs of such trust as now being conducted and, acting for and on behalf of such trust, has the requisite power and authority to enter into this Agreement and carry out and perform all of such trust’s obligations as Seller hereunder.

4.2Authority and Enforceability.  Such Seller has full power, authority and legal right and capacity (including, each trust) to execute and deliver this Agreement and to perform his, her or its obligations hereunder and to consummate the sale of the Shares and the other transactions contemplated hereby.  The execution, delivery and performance of this Agreement, the Escrow Agreement, the Consultant/Employment Agreement, the D&O Releases, the Related Party Releases, and the other agreements and documents to be executed and delivered by such Seller pursuant to the provisions of this Agreement (collectively, the “Seller Documents”) and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Seller and the Companies and no other proceedings on the part of such Seller or the Companies are necessary to authorize this Agreement or the Seller Documents or to consummate the transactions contemplated hereby.  This Agreement has been, and at the Closing the Seller Documents shall be, duly and validly executed and delivered by such Seller and constitute, or shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms.

4.3No Conflict or Violation.  Other than the Existing Indebtedness, neither the execution and delivery of this Agreement or the Seller Documents by such Seller nor the consummation by such Seller of any of the transactions contemplated hereby do or will (with or without notice or lapse of time or both) (a) contravene, conflict with or result in a violation of any Law or any Governmental Order to which such Seller is subject, (b) contravene or conflict with, result in any breach of, constitute a default under, or give to others any rights of payment, termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien on any of the assets of such Seller pursuant to any Contract to which such Seller is a party, or (c) result in the creation of any Lien on any of the Shares owned by such Seller.

4.4Third-Party Consents and Approvals.  Except as set forth on Schedule 5.4, no Consent of or to any Person including any Governmental Authority is required for the execution, delivery and performance of this Agreement and the Seller Documents by such Seller or the consummation of the transactions contemplated hereby and thereby.

4.5Ownership of Shares.  Such Seller is the sole record and beneficial owner of, and has good and valid title to, the Shares set forth opposite such Seller’s name on Schedule 5.6, free and clear of any and all Liens.  Except for this Agreement, none of such Shares is subject to (a) any option, warrant, purchase right or other Contract that requires such Seller to sell, transfer or otherwise dispose of any of such Shares, or (b) any voting trust, proxy or other Contract or understanding with respect to the voting, dividend rights, preferences, sale, acquisition or other disposition of any of such Shares.  Upon delivery of such Shares to Buyer and full payment therefore as contemplated hereby, Buyer shall acquire good and valid title to all of the Shares, free and clear of all Liens.

4.6No Pending Proceedings.  There is no outstanding Governmental Order and there is no Proceeding pending and, to the Knowledge of each Seller, no Proceeding is threatened against, by or affecting a Seller or any of their properties or assets, at law or in equity, in any such case which relates to, or could adversely affect, the Shares or the transactions contemplated by this Agreement.

V.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES AND PREDECESSORS

Each Seller, jointly and severally, represents and warrants to Buyer as follows, subject to such exceptions as are specifically disclosed in the Schedules (with the disclosures in each Schedule qualifying each section of this Agreement to the extent it is reasonably apparent from a plain reading of the face of the disclosure or through written cross-reference that such disclosure is applicable to such other sections of this Agreement, whether or not the Schedule in question is specifically referred to in those sections).

5.1Organization.  Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  Each Company has all requisite company power and authority to own, lease and operate its properties and assets and to carry on the Businesses, as it is now being conducted and to carry out the transactions contemplated by this Agreement. The stock records of each Company are correct and complete as provided by Sellers on the Datasite. Sellers have provided on the Datasite correct and complete copies of the Organizational Documents of each Company and reflect all amendments made thereto at any time prior to the Closing Date. The minute books (containing the records of meetings or actions by written consent of the board of directors or managers) are correct and complete in all material respects. Schedule 5.1 sets forth a list all of the officers and directors of each Company.

5.2Qualification; Location of Business and Assets

.  Each Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Schedule 5.2, which jurisdictions are the only jurisdictions wherein the character or location of the properties owned or leased or the nature of activities conducted by each Company make such qualification necessary.  There has not been any claim by any jurisdiction to the effect that any Company is required to qualify or otherwise to be authorized to do business as a foreign company in any jurisdiction in which such Company has not qualified or obtained such authorization.  Set forth in Schedule 5.2 is each location where a Company (a) has a place of business, or (b) owns or leases real property.

5.3Subsidiaries.

(a)Neither Company has any Subsidiaries.

(b)No Company, directly or indirectly, owns or has any right to acquire any shares of the capital stock of, or other equity interests in, any Person.  No Seller, directly or indirectly, owns or has any right to acquire any shares of the capital stock of, or other equity interests in, any Person that conducts business similar to any aspect of the Businesses.

5.4Third-Party Consents and Approvals.  Except as set forth on Schedule 5.4, no Consent of or to any Person including any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement and the Seller Documents by such Seller or the consummation of the transactions contemplated hereby and thereby.

5.5No Conflict or Violation.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby do or will (with or without notice or lapse of time or both) (a) contravene, conflict with or result in a violation of any provision of any Company’s Organizational Documents; (b) contravene or conflict with or result in a violation of any Law or any Governmental Order to which any Company is subject, (c) contravene or conflict with or result in a violation of any of the terms or requirements of any Permit applicable to any Company, or (d) contravene or conflict with, result in any breach of, constitute a default under, or give to others any rights of payment, termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien on any of the assets or properties of any Company pursuant to, any Contract. Sweet hereby waives any restrictions arising under the Bylaws of Deco Logistics with respect to the transfer of the Deco Shares, including under the Deco ROFR (as defined in Schedule 5.5).

5.6Capitalization.  The Shares constitute all of the authorized equity securities of each Company that are issued and outstanding.  All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and held of record and beneficially by the respective Sellers as set forth on Schedule 5.6, which sets forth a true and complete statement of the Shares, including the owner of such Shares, in each case, free and clear of all Liens.  None of the Shares has been issued in violation of any preemptive rights or applicable Law. There are no outstanding (i) securities of either Company convertible into, or exchangeable or exercisable for, shares of the capital stock of either Company, (ii) options, warrants to purchase or subscribe, phantom equity, or other rights to acquire from any Company any shares of the capital stock of either Company or other equity securities or securities convertible into or exchangeable or exercisable for such shares or other equity securities of any Company, or rights of first refusal or first offer relating to any such shares or other equity securities of any Company, or (iii) bonds, debentures, notes or other Indebtedness or securities of any Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of any Company may vote. There are no voting trusts, proxies or other agreements or understanding with respect to the voting of the Shares.

5.7Financial Condition.  The Sellers have provided on the Datasite correct and complete copies of (a) the reviewed balance sheets and statements of income, cash flow and stockholders’ equity of Deco Logistics as of and for the twelve-month periods ended December 31, 2016 and December 31, 2017, together with the accountant’s review reports thereon (the “Reviewed Financial Statements”), (b) the internally prepared balance sheets and statements of income of Oaktree Logistics as of and for the twelve-month periods ended December 31, 2016 and December 31, 2017 (the “Oaktree Financial Statements”), and (c) an internally prepared (i) balance sheet and statement of income of Deco Logistics and (ii) balance sheet and statement of income of Oaktree Logistics, each as of and for the nine month period ended September 30, 2018 (the items of this subsection (c) collectively, the “Interim Financial Statements” and, together with the Reviewed Financial Statements and the Oaktree Financial Statements, the “Financial Statements”).  The Financial Statements are consistent with the books and records of each Company and present fairly, in all material respects, the financial position, assets and liabilities of each Company and the results of operations, stockholders’ equity and cash flows of each Company as of the dates and for the periods indicated in such Financial Statements.  The Reviewed Financial Statements have been prepared in accordance with GAAP (except in the case of the Interim Financial Statements (1) for recurring year-end audit adjustments, and (2) for the absence of footnotes and other presentation items, none of which would be materially adverse to Deco Logistics, individually or in the aggregate, if properly presented).  The books and records of each Company accurately and fairly, in all material respects, reflect the operations and conduct of business of each Company.  Each Company maintains a system of internal accounting controls sufficient, in all material respects, to prepare the Financial Statements consistent with the applicable Company’s books and records.

5.8No Undisclosed Liabilities.  No Company has any Liabilities of any kind, except (a) Liabilities fully reflected or reserved against on the applicable Financial Statements, (b) Liabilities for costs and expenses incurred in connection with the transactions contemplated by this Agreement, (c) current Liabilities incurred in the Ordinary Course of Business since the date of the applicable Financial Statements, and (d) executory Liabilities under Contracts entered into by either Company in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law).

5.9Indebtedness and Guarantees.  The Companies and the Predecessors have no Liabilities in respect of Indebtedness except as set forth on Schedule 5.9.  For each item of Indebtedness, Schedule 5.9 correctly sets forth the debtor, the creditor, and the collateral, if any, securing the Indebtedness.  Except as set forth on Schedule 5.9, no Company or any Predecessor has any Liability in respect of a guarantee of any Liability of any other Person.

5.10Absence of Certain Changes.  Except for the execution of this Agreement, as expressly contemplated by this Agreement, or as set forth on Schedule 5.10, since December 31, 2017, the Companies and the Companies Subsidiaries have conducted the Businesses only in the Ordinary Course of Business and have not:

(a)amended any of the Companies’ Organizational Documents;

(b)made any change in any Company authorized equity securities, issued any equity securities of any class or become party to any subscriptions, warrants, rights, options, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued and unissued equity or other securities of the Companies, or granted any equity appreciation or similar rights;

(c)sold, leased, licensed, transferred, abandoned or assigned or otherwise disposed of any assets (tangible or intangible), other than (i) sales of inventory in the Ordinary Course of Business, or (ii) sales of obsolete or worn out equipment;

(d)borrowed any amount or incurred or become subject to any Indebtedness or subjected any of its assets or properties to any Lien or cancelled any Indebtedness owed to it;

(e)granted to any employee or other person any change of control, severance, retention or termination compensation or benefits;

(f)declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its Shares or other securities (other than as necessary to pay applicable Taxes) or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its Shares or other securities;

(g)suffered any material casualty, damage, destruction or loss, or any material interruption in use, of any material assets or properties, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its business and operations;

(h)made any payment of or increase in any bonuses, salaries, or other compensation to any member, director, manager, officer or (except in the Ordinary Course of Business and in accordance with plans existing as of the date of the applicable Financial Statements) employee or entered into any employment, severance, or similar Contract with any member, director, manager, officer or employee;

(i)adopted, amended, or terminated any Employee Plan or other employment benefit program, profit sharing plan, bonus plan, or deferred compensation arrangement or other benefit or compensation plan, program, policy, agreement or arrangement;

(j)mortgaged, pledged or subjected any of its assets to any Lien;

(k)accelerated, amended, terminated, or cancelled or had terminated or cancelled any Material Contract, or canceled, modified or waived any material debts or claims held by it or waived any rights material to the Businesses;

(l)sold or in any way transferred or otherwise disposed of any of its material assets or properties except for dispositions in the Ordinary Course of Business or use of cash in the Ordinary Course of Business;

(m)made any capital expenditure (or series of related capital expenditures) or commitment therefor in excess of $25,000 individually or $50,000 in the aggregate, or delayed or postponed the making of any capital expenditure or the repair or maintenance of any assets of Company;

(n)experienced any casualty, damage, destruction or loss (whether or not covered by insurance) to any of its property in excess of $50,000 individually or $100,000 in the aggregate;

(o)had discussions with any labor union regarding any organization activity or other activity, had any actual or overtly threatened employee strikes, work stoppages, slow-downs or lock outs, or, had any material adverse change in its relationship with its employees, salesmen, distributors, or Independent Contractors;

(p)changed any of its policies with respect to the payment of accounts payable or accrued expenses or the collection of the accounts receivable or other Receivables, including any acceleration of the collection of accounts receivable or deferral of the payment of accounts payable, or made any write down in the value of its inventory in a manner that is outside of the Ordinary Course of Business;

(q)made any change in its cash management practices or in the accounting methods, principles or practices;

(r)changed any of the Companies’ Accounting Practices in any material respect;

(s)instituted, settled, or agreed to settle any Proceeding related to the assets of any Company or the Businesses;

(t)failed to replenish its inventories or supplies in a normal and customary manner consistent with the Companies’ prior practices or made any purchase commitment other than in the Ordinary Course of Business;

(u)prepaid any of the obligations of any Company or any other obligations relating to the Businesses;

(v)except for the execution of this Agreement, entered into any transaction other than in the Ordinary Course of Business;

(w)experienced a Material Adverse Effect or any event, change, development or effect which, individually or together with other such events, changes, developments or effects, could reasonably be expected to have a Material Adverse Effect;

(x)made any material change in the manner in which it markets its service;

(y)operated, Controlled, engaged, employed, maintained, or managed, as applicable, any assets, employees, independent contractors or business operations in the State of Texas; or

(z)committed to do any of the foregoing.

5.11Accounts Receivable.  The Receivables of each Company as set forth in the applicable Financial Statements or arising since the date of the balance sheet included in the Interim Financial Statements are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business; are not subject to valid defenses, set-offs or counterclaims; and are fully collectible in the Ordinary Course of Business within a reasonable period of time, except, in the case of Receivables appearing on the applicable Financial Statements, to the extent of the reserve for doubtful accounts reflected on the applicable Financial Statements.  The reserve for doubtful accounts on the applicable Financial Statements for each Company is adequate and has been determined in accordance with the applicable Accounting Practices.

5.12Inventories.  Neither Company has any Inventory.

5.13Title; Business Assets.

(a)Except as set forth on Schedule 5.13(a), each Company has good and marketable title to, or valid leasehold interest in, all of their respective properties and assets, free and clear of all Liens.

(b)The assets owned or leased by each Company constitute all the assets and properties that are used or held for use by such Company and that are necessary to conduct the Businesses as presently conducted, and to perform all of the Contracts of each Company. No assets used in the conduct of the Businesses are held by any Predecessor.

5.14Condition of Assets.  To the Knowledge of Sellers, all of the buildings, structures and fixtures owned or leased by a Company are in good operating condition and repair in all material respects, subject only to ordinary wear and maintenance, and are usable in the regular and Ordinary Course of Business.  To the Knowledge of Sellers, all of the Personal Property owned or leased by a Company material to the business, operations or financial condition of that Company is in good operating condition and repair in all material respects, subject only to ordinary wear and maintenance, and are usable in the Ordinary Course of Business. None of the Personal Property owned or leased by a Company, including trucks, chassis, tractors, trailers and material handling equipment, has been modified in such a manner as to render such Personal Property unsafe or to adversely affect any warranty or insurance coverage with respect thereto.

5.15Real Property. Except at set forth on Schedule 5.15, neither the Company or any Predecessor has ever owned any Real Property, currently owns any Real Property or holds any rights to acquire Real Property. Schedule 5.15 contains the address and a correct and complete list of all leases and other agreements (the “Real Property Leases”) under which Real Property is leased, subleased, licensed or otherwise occupied by a Company (the “Leased Real Property”) and all names and addresses of the current landlords or licensors with respect to each such Leased Real Property.  Sellers have provided on the Datasite correct and complete copies of all Real Property

Leases.  All of the Real Property Leases are valid, binding, enforceable and are in full force and effect and there is no breach or default by any Company, as applicable, or, to the Knowledge of Sellers, by any other Person thereunder and no default or termination event exists or has occurred under any Real Property Lease.  Each Company, as applicable, has timely made all payments required under each Real Property Lease. The applicable Company enjoys peaceful and undisturbed possession of all such Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Leased Real Property for the purposes for which it is currently being used, except as set forth in the applicable Real Property Lease.  No Company has received written notice of any pending, and to the Knowledge of Sellers, there have been no threatened, condemnation, expropriation or other Proceeding in eminent domain, affecting any parcel of the Leased Real Property or any portion thereof or interest therein in the three years prior to the Closing Date.  Except as set forth on Schedule 5.15, no Company has leased or sublet as lessor or sublessor or granted a license as a licensor, and no Person (other than a Company) is in possession of, any of the Leased Real Property.

5.16Leased Personal Property.  Schedule 5.16 contains a correct and complete list of all leases and other agreements under which any Company leases, holds or operates any Personal Property owned by any other Person (“Personal Property Leases”).  The Sellers have provided correct and complete copies of all Personal Property Leases on the Datasite.  All of the Personal Property Leases are valid, binding, enforceable and in full force and effect, there is no material default thereunder by the applicable Company and, no event has occurred which, with notice or lapse of time or both, would constitute a material default by the applicable Company or permit termination, modification or acceleration thereunder.  To the Knowledge of Sellers, there is no default by any other Person under any Personal Property Lease.

5.17Employment Matters.

(a)Schedule 5.17(a) lists the name, date of hire and/or appointment and current annual salary, commissions, allowances or wage rate, along with any arrangement to increase such annual salary, commissions, allowances or wage rates, of each director, officer or employee (including those provided by any third party professional employer organization of a Company), and classification of each person as exempt or non-exempt as of the Closing Date.  The Sellers have provided on the Datasite correct and complete copies of any and all Form W-2s issued to each and every individual listed on Schedule 5.17(a) for the period from the inception of the Companies  to the Closing Date.

(b)Schedule 5.17(b) lists the name and date of engagement of all independent contractors, including owner-operators and fleet owners, of any Company (the “Independent Contractors”).  The Sellers have provided on the Datasite or via thumb drive correct and complete copies of any and all (i) Contracts, including Leases for Services of Owner-Operators (collectively the “IC Agreements”), between any Company and each Independent Contractor whom any Company has engaged during the period from the inception of the Companies to the Closing Date, (ii) Form 1099s issued to each Independent Contractor for the period from the inception of the Companies to the Closing Date, and (iii) the California DMV Driving Record Pull Form filed for each owner-operator and or driver of any Company for the period from the inception of the Companies to the Closing Date.

(c)Schedule 5.17(c) lists the names and addresses of all agents or agencies of a Company (including powers of attorney) with power or authority to bind any Company in any material respect and the purpose and scope of authority of such agency.

(d)Except as disclosed on Schedule 5.17(d):

(i)no Company or Predecessor is as of the Effective Date, or was at any time prior to the Effective Date, a party to any collective bargaining agreement or other Contract with any labor organization or similar organization representing any of its employees nor is any such Contract presently being negotiated;

(ii)there is no unfair labor practice or discrimination Proceeding pending or, to the Knowledge of Sellers, threatened against or otherwise affecting the employees or Independent Contractors of any Company;

(iii)there is no labor strike, slowdown, work stoppage, dispute, lockout or other material labor controversy in effect, or, to the Knowledge of Sellers, threatened against or otherwise affecting any Company, and no Company has experienced any such labor controversy within the five years prior to the Closing Date;

(iv)no employment related Proceeding (including for misclassification of any Independent Contractor) is pending or, to the Knowledge of Sellers, threatened from any employee or Independent Contractor of any Company or Predecessor;

(v)[intentionally omitted];

(vi)no Company is a party to any employment Contract or consulting Contract with any Person, nor is any such Contract presently being negotiated;

(vii)no Proceeding by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, Independent Contractor, retiree, labor organization or other representative of the employees or Independent Contractors of any Company or Predecessor is pending or, to the Knowledge of Sellers, threatened against the any Company or Predecessor;

(viii)no Company or Predecessor is a party to or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, wages, hours, and terms and conditions of employment with respect to its Businesses;

(ix)the Companies, and the Predecessors have paid in full, or accrued in their financial books and records, to all employees of any Company or Predecessors, all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, or Law;

(x)no Company or Predecessor is liable for any severance pay or other payments to any employee or former employee or Independent Contractor arising from the termination of employment, and neither Company nor any Predecessor will have any Liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated by this Agreement or as a result of the termination by any Company or any Predecessor of any Persons employed by any Company or Predecessor on or prior to the Closing Date;

(xi)no Company has closed any facility, effectuated any layoffs of employees or implemented any early retirement or separation program within the five years prior to the Closing Date, nor has any Company planned or announced any such action or program for the future;

(xii)within ninety days prior to the Closing Date, no Company has effectuated (1) a “plant closing” as defined in WARN affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Company, or (2) a “mass layoff’ (as defined in WARN) affecting any site of employment or facility of any Company; nor has any Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.  No employee of any Company has suffered an “employment loss” (as defined in WARN) since six months prior to the Closing Date.  Within ninety days prior to the Closing Date, no Company has reduced the number of employees at any site of employment;

(xiii)within sixty days prior to the Closing Date, no Company has effectuated a mass layoff, terminations or relocations 100 miles away affecting 50 or more employees and at least 33% of workforce or 500 employees regardless of percentage, at a “Covered Establishment” (defined in California Labor Code § 1400a as “an industrial or commercial facility or part thereof that employs, or has employed within the preceding twelve months, 75 or more persons”) as set forth in the California Plant Closing Act, Labor Code § 1400 et seq;

(xiv)to the Knowledge of Sellers, the services of all essential employees and Independent Contractors of each Company will continue to be available on the same terms and at the same locations for the continuation of the Businesses after consummation of the transactions contemplated by this Agreement;

(xv)to the Knowledge of Sellers, all current employees of a Company are, and all former employees of each Company whose employment terminated, voluntarily or involuntarily, within the three years prior to the Closing Date, were legally authorized to work in the United States.  Each Company has completed and retained the necessary employment verification paperwork under the Immigration Reform and Control Act of 1986 (“IRCA”) for the employees hired prior to the Closing Date, and each Company has complied with anti-discrimination provisions of the IRCA.  Further, at all times prior to the Closing Date, each Company was in material compliance with both the employment verification provisions (including the paperwork and documentation requirements) and the anti-discrimination provisions of IRCA; and

(e)Except as disclosed on Schedule 5.17(e), no Company has issued any credit or charge cards to any employee or Independent Contractor.

5.18Employee Benefit Plans.

(a)Schedule 5.18(a) contains an accurate and complete list of all Employee Plans which any Company or Predecessor maintains or maintained, or under which any Company or Predecessor has or had any obligations, with respect to any employee or former employee, officer or former officer, director or former director, now or at any time during the five years prior to the Closing Date.  No Predecessor currently maintains an Employee Plan.

(b)All accrued contributions, claims and other payments required to be made by any Company or Predecessor to any Employee Plan through the Closing Date have been timely made in accordance with the terms of such Employee Plans, all applicable Laws, and accounting principles, or reserves adequate for such purposes as of the Closing Date have been set aside therefore and reflected on the Financial Statements; (ii) no Company or Predecessor is in default in any material respect in performing any of its contractual obligations under any of the Employee Plans or any related trust agreement or insurance contract, and there are no outstanding or unfunded Liabilities of any Employee Plan other than Liabilities for benefits to be paid to participants in such Employee Plan; and (iii) all such contributions are fully deductible under the Code as employer contributions.

(c)Except as disclosed on Schedule 5.18(c), the only qualified retirement plans any Company or any of their Affiliates or Predecessors maintains or has maintained during the five years prior to the Closing Date is a defined contribution profit sharing plan (with a 401(k) feature) and a qualified defined benefit cash balance pension plan. Neither any Company nor any Affiliate or Predecessor has, during the five years prior to the Closing Date, maintained, established, sponsored, participated in or contributed to any qualified defined contribution money purchase pension plan, a “multiemployer pension plan” (as defined in ERISA §3(37)) or a “multiple employer plan” as defined under ERISA and the Code.

(d)No Company or any Affiliates or Predecessor has ever maintained, established, sponsored, participated in, contributed to or promised to establish (i) any “employee welfare benefit plan” (as defined in ERISA Section 3(1)) that provides benefits to or on behalf of any Person following retirement or other termination of employment (other than to the extent required by Code Section 4980B), (ii) any multiemployer or multiple employer welfare arrangement, fund or plan (as defined under ERISA), or (iii) any “funded welfare plan” within the meaning of Code Section 419.

(e)Neither any Company nor any Predecessor maintains or has entered into any Employee Plan or other document, plan or agreement that is considered a non-qualified deferred compensation arrangement (as defined under Code Section 409(A)), or that contains any change in control provisions which would cause an increase or acceleration of benefits or vesting or contains any benefit entitlements (including severance pay, unemployment compensation, or any other type of payment) to employees or former employees of any Company or Predecessor or other provisions, which would cause an increase in Liability of any Company or Predecessor or to the Buyer as a result of the transactions contemplated by this Agreement or any related action thereafter.

(f)With respect to each of the Employee Plans:

(i)each Employee Plan has been established, maintained, funded and administered in all material respects in accordance and compliance with its governing documents, and all applicable Law, including the provisions of ERISA, the Code, COBRA, PPACA and HIPAA, and all regulations or rules promulgated thereunder; and no Company or any of their Affiliates has unsatisfied obligations to any employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state Law governing health care coverage or extension;

(ii)all disclosures to employees and all filings and other reports relating to each such Employee Plan and required (under ERISA, the Code, other applicable Law, including federal and state securities Laws) to have been made or filed on or before the Closing Date have been or will be duly and timely made or filed by that date;

(iii)there is no Proceeding (other than routine claims for benefits), pending or, to the Knowledge of Sellers, threatened or anticipated with respect to any such Employee Plan, its related assets or trusts, or any fiduciary, administrator or sponsor of such Employee Plan, including any liability or penalty under Code Sections 4972 through 4980H;

(iv)the Sellers provided correct and complete copies of the following on the Datasite: (A) the current Employee Plan document (including a written description of all oral Employee Plans), any amendments thereto, and the related summary plan description or summary annual reports, if any; (B) each trust or custodial agreement and each deposit administration, group annuity, insurance or other funding agreement associated with each such Employee Plan; (C) for the last three Employee Plan years, the financial information or reports (including any FASB required reports, if applicable), relating to each such Employee Plan; (D) all Internal Revenue Service and other governmental agency rulings relating thereto, and all applications for such rulings; and (E) all filing and reports (including the Annual Report Form 5500 series, if applicable) filed with any governmental agency at any time during the three year period ending on the Closing Date, along with all schedules and reports filed therewith; and

(v)neither any such Employee Plan nor any other Person or entity has engaged in a “prohibited transaction” (as defined in ERISA Section 406 or Code Section 4975) with respect to such Employee Plan, for which no individual or class exemption exists.

(g)Except as set forth in Schedule 5.18(g), with respect to each Employee Plan which is an “employee pension benefit plan” (as defined in ERISA Section 3(2)):

(i)each such Employee Plan which is intended to qualify as a tax qualified retirement plan under Code Section 401(a) has received, or an application is pending for, a favorable determination letter(s) from the Internal Revenue Service, or is subject to an opinion letter on a pre-approved plan on which the Employee Plan can rely, as to qualification of such Employee Plan covering the period from its adoption through the Closing Date (correct and complete copies of such letters or pending application have been provided on the Datasite); all amendments required to maintain such qualification have been timely adopted; nothing has occurred, whether by action or failure to act, which has resulted in or could reasonably be expected to cause the loss of such qualification (whether or not eligible for review under the Internal Revenue Service’s Closing Agreement Program, Voluntary Compliance Resolution program or any similar governmental agency program); and

(ii)Any trust maintained in connection with an Employee Plan (and from its establishment) has been exempt from federal income taxation under Code Section 501 and has not, at any time, had any “unrelated business taxable income” (as defined under the Code Section 512) and, to the Knowledge of Sellers, nothing has occurred with respect to the operation of any such Employee Plan and Trust that could cause the loss of such qualification of exemption or the imposition of any Liability, penalty or Tax under Law.

(h)With respect to each Employee Plan that is subject to Title IV of ERISA:

(i)such Employee Plan’s assets are sufficient to satisfy all benefit liabilities (within the meaning of ERISA Section 4041(b)) under the Employee Plan, such that the termination of the Employee Plan (whether partial or otherwise) would not subject the Company, its Affiliates or Predecessors, or Buyer to any liability to the Pension Benefit Guaranty Corporation or any other person or entity and the accumulated benefit obligation does not exceed the fair market value of the assets with respect to such Employee Plan;

(ii)no events have occurred or are expected to occur with respect to any such Employee Plan that would cause a material decrease in the net fair market value of such Employee Plan’s assets or a material increase in the net present value of benefit liabilities or in the cost of providing benefits under such Employee Plan;

(iii)no event described in ERISA Section 4043 has occurred, whether or not such event must be reported to any governmental agency (other than as a result of the transaction contemplated herein);

(iv)there has been no amendment to any such Employee Plan which required or could require the Company or any Affiliates or Predecessors or Buyer to provide security to the Employee Plan under Code Section 401(a)(29);

(v)there are neither any accumulated funding deficiencies, whether or not waived, nor any liens for unpaid contributions under ERISA Section 303(k) or Code Section 430(k); and

(vi)there is not an "adjusted funding target attainment percentage" (as defined in Code Section 436) of less than 80%.

5.19Material Contracts.

(a)Schedule 5.19(a) contains a correct and complete list, by reference to the applicable subsection of this Section 5.19(a), of the following Contracts to which any Company is a party or any of its assets or properties are currently bound or subject (collectively, the “Material Contracts”):

(i)Each Contract that involves annual payments to or from any Company in excess of $100,000, in the aggregate, other than Contracts with customers or suppliers and Contracts relating to the Leased Real Property;

(ii)each Contract relating to Indebtedness of any Company;

(iii)each Contract for capital expenditures in excess of $50,000;

(iv)each Contract with management, Independent Contractors, or consultants (or similar arrangements);

(v)each Contract that limits the ability of any Company (or any director or officer thereof) to compete in any line of business or with any Person or in any geographic area or during any period of time, or otherwise to conduct the Businesses as presently conducted, or to use or disclose any information in the possession of any Company;

(vi)each Contract that contains a “most favored nation” or similar provision in favor of any counterparty or that oblige any Company to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party;

(vii)each Contract with any member of any Company or any Affiliate or Related Person of any Company;

(viii)each Contract that is a power of attorney or would constitute a guaranty or similar obligation in respect of any other Person;

(ix)each license agreement, other than off-the-shelf, commercially available, non-customized third-party software, including any agreement with respect to any rights granted to or by any Company;

(x)each Contract which creates or governs any partnership, limited liability company or joint venture agreement; and

(xi)any Government Contract.

(b)Each Material Contract (i) is valid and in full force and effect and constitutes a legal, valid and binding obligation of the applicable Company and, to the Knowledge of Sellers, the other parties thereto, (ii) is enforceable in accordance with its terms, and (iii) will remain valid and in full force and effect after the Closing Date as a result of the transactions contemplated hereby.  The Sellers provided correct and complete copies of each of the Material Contracts, including all amendments and supplements as of the Closing Date, on the Datasite.

(c)No Company is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Material Contracts, and to the Knowledge of Sellers, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Material Contracts.

5.20Customers and Suppliers.  Except as set forth in Schedule 5.20, (a) Sellers have no Knowledge of any intention of or indication by a “Significant Customer” (as defined below) of the Companies or a “Significant Supplier” (as defined below) to terminate its business relationship with the Companies, or to limit, reduce, or alter its business relationship with them in any material respect and (b) since December 31, 2017, no Significant Customer has terminated or materially limited, reduced, or altered its business relationship with the Companies.  The term “Significant

Customer” means the ten largest customers, by dollar volume, of the Companies during the twelve months ended December 31, 2017 and year-to-date as of September 30, 2018. The term “Significant Supplier” means any of the ten largest suppliers or vendors, by dollar volume, of the Companies during the twelve months ended December 31, 2017 and year-to-date as of September 30, 2018. Schedule 5.20 contains a true and correct list of the Significant Customers and Significant Suppliers of the Companies and the dollar volume of business with each Significant Customer and Significant Supplier during calendar year 2017 and year-to-date as of September 30, 2018.

5.21Tax Returns and Taxes.  Except as otherwise disclosed on Schedule 5.21:

(a)the Companies and each Predecessor have (i) timely filed all Tax Returns which are required to be filed by the Companies and such Predecessor with respect to any Taxes, and (ii) paid all Taxes due or assessed pursuant to the Tax Returns, whether or not shown thereon;

(b)all such Tax Returns were correct and complete and were prepared in compliance with all applicable Laws;

(c)all such Tax Returns properly reflect the Liabilities of the Companies and Predecessors for Taxes for the periods, properties or events covered thereby;

(d)there are not now any extensions of time in effect with respect to the dates on which any Tax Returns of any Company or Predecessor were or are due to be filed;

(e)all deficiencies asserted as a result of any examination of any Tax Returns of any Company or Predecessor have been paid in full or finally settled;

(f)no claims have been asserted and no proposals or deficiencies for any Taxes of any Company or Predecessor are being asserted, proposed or, to the Knowledge of Sellers, threatened, and no audit or investigation of any Tax Return of any Company or Predecessor is currently underway, pending or, to the Knowledge of Sellers, threatened;

(g)no Company or Predecessor has received any notice of assessment of additional Taxes or executed or filed with any Governmental Authority any Contract or waiver extending the period of assessment of any Taxes or any deficiency thereof;

(h)no claim has ever been made by a Governmental Authority in a jurisdiction where any Company or Predecessor does not file Tax Returns that any Company or Predecessor is or may be subject to taxation by that jurisdiction;

(i)there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets or properties any Company or Predecessor;

(j)the Companies have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, Independent Contractor or other Person;

(k)all Taxes for periods beginning before the Closing Date have been paid or are adequately reserved against on the books of the Companies;

(l)no Company or Predecessor has been audited by the Internal Revenue Service or any other Governmental Authority within the five years prior to the Closing Date;

(m)no Company or Predecessor is a party to any Tax allocation agreement, Tax indemnity agreement, Tax sharing agreement or other similar Contract;

(n)no Company or Predecessor (i) has been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign Law), and (ii) has Liability for Taxes of any Person (other than the Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor by Contract or otherwise;

(o)no Company will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other Tax benefit, in each case in any taxable period (or portion thereof) after Closing, as a result of any change in method of accounting, closing agreement, intercompany transaction, instalment sale, or the receipt of any prepaid amount, in each case prior to Closing;

(p)no Company or Predecessor has participated in any reportable transaction as defined in Section 6707A of the Code or Treasury Regulation Section 1.6011-4(b) and (c)(3);

(q)no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code; and

(r)there is no Contract, plan or arrangement covering any present, former or retired employee, director, Independent Contractor that, individually or collectively, provides for, or provided for, nor will anything in this Agreement result in, the payment of any amount or the provision of any benefit that is or could be treated as an “excess parachute payment” pursuant to Section 280G of the Code and the regulations thereunder.

5.22S-Corporation. Except as set forth in Schedule 5.22, for all applicable time periods prior to the Closing Date and as of the Closing Date (a) each of Deco Logistics and Oaktree Logistics has been and is taxed for federal income tax purposes as an S-corporation under and pursuant to Section 1362 of the Code and has made a valid state S-corporation election, if applicable. No shareholder, director, officer or employee of the Companies have received any notices, warning letters or other statements asserting or otherwise indicating the commencement or intention to conduct an investigation, audit, or review regarding the termination or revocation of such S-corporation election status.  No Proceeding is pending or inquiry has been or is threatened regarding the termination or revocation of such S-corporation election or status. Neither of the Companies is an ineligible corporation within the meaning of Section 1361(b)(1) of the Code and neither have more than a single class of stock outstanding as provided in Section 1361(b)(1)(D) of the Code. The Companies are not subject to the built-in gain tax imposed under Section 1374 of the Code, whether as a result of the Company previously converting from C-corporation status to S-corporation status or as a result of the Company acquiring the assets of a C-corporation or of an S-corporation subject to the built-in gain tax in an exchanged basis transaction as provided in Section 1374(d)(8) of the Code. Each Company has a permitted tax year as required under Section 1378 of the Code. At all times since the Companies valid election as an S-corporation and up to the Closing Date, (i) each Seller is an eligible S-corporation shareholder under Section 1361 of the Code, (ii) any Seller which is a trust and to the extent applicable, has timely and correctly filed any election required to be filed by such trust to qualify as an eligible S-corporation shareholder for each Company under Section 1361(c)(2)(A), (iii) no ineligible shareholder has ever been the holder or beneficial owner of the stock of the Companies, nor have any of the Sellers made a transfer, assignment or conveyance of the Shares to an ineligible shareholder in violation of Section 1361 of the Code, (iv) the Companies have not made any disproportionate distributions (including, actual, constructive, or deemed distributions) to any of its shareholders, and (v) all distributions made by each Company to their respective shareholders have been made consistent with each shareholder’s percentage of ownership in the Companies.

5.23Permits.  Schedule 5.23 contains a correct and complete list of all Permits (other than Environmental Permits) used by any Company in the operation or conduct of the Businesses or that relate to any of the Companies’ assets or properties.  The Permits of each Company constitutes all Permits that are necessary for the lawful operation or conduct of the Businesses as presently conducted and are required for the lawful use, lease, occupancy and ownership of the assets or properties of the Companies.  Each Company is in compliance with all applicable Permits, and no event has occurred which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the Permits or would permit revocation or termination of any of the Permits.  The Permits are in full force and effect and are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of the Permits will be adversely affected by consummation of the transactions contemplated by this Agreement.

5.24Intellectual Property Rights.

(a)Schedule 5.24(a) contains a correct and complete list of all (i) Registered Intellectual Property, and (ii) Intellectual Property Rights, including Software, that are not registered but that are material to the Companies’ or of their Subsidiaries’ Business and operations (collectively, “Company IP”).  The Company IP are all of the intellectual property rights used by, required in or necessary for the operation of the Business as currently conducted.  All required filings and fees related to the Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Authority and authorized registrars, and all Company Registered Intellectual Property are otherwise in good standing. One of the Companies is the owner or licensee of all right, title and interest in and to each of the Company IP as set forth on in Schedule 5.24(a), free and clear of all Liens, and has the right to use without payment to a third party all of the Intellectual Property Rights, except as indicated in Schedule 5.24(a).

(b)Schedule 5.24(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Company of all Contracts in relating to Company IP.  Each such Contract is in full force and effect, there are no outstanding and, to the Knowledge of Sellers, no threatened disputes or disagreements with respect to any such Contract, and the Company has provided to Buyer accurate and complete copies of each such Contract.

(c)The operation of the Businesses as it has been and currently is conducted have not, does not and will not infringe or misappropriate in any manner the Intellectual Property of any third party.  Neither Company has received any written notice contesting its right to use any of the Company IP. To the Knowledge of Sellers, no Person has or is infringing or misappropriating any Registered Intellectual Property.

(d)Neither Company has incorporated Open Source Materials into, or combined Open Source Materials with, its owned Company Software. Neither Company has (i) distributed Open Source Materials in conjunction with any other Software, including Company Software, developed or distributed by any Company, or (ii) used Open Source Materials that creates, or purports to create, obligations for any Company with respect to the Businesses, or purports to grant, to any Person, any rights or immunities under any Intellectual Property (including using any Open Source Materials that requires, as a condition of exploitation of such Open Source Materials, that other Software incorporating, incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributable at no charge or minimal charge).

(e)Except for commonly available off-the-shelf computer and workstation software programs, no Person (other than the Companies) holds, manages or controls any Company Software or other Software used in the Businesses in any manner without the Companies’ right and ability to maintain unhindered and continuous useful operation of such Software.

5.25No Pending Proceedings.  Except as set forth in Schedule 5.25 (the “Pending Proceedings”), there is no Proceeding pending or, to the Knowledge of Sellers, threatened against or affecting any Company, Predecessors or any of their respective properties or assets, at law or in equity.  No event has occurred, and no circumstances exist, which would give right to, or serve as a basis for, any such Proceeding.  Except as set forth in Schedule 5.25, no Company or Predecessor has been a party to any Proceeding in the five years prior to the Closing Date.  There are no outstanding Governmental Orders against or affecting any Company or any of its respective properties or assets.

5.26Compliance with Laws.  Except as set forth in Schedule 5.26, the Companies and Predecessors conducted the Businesses in compliance in all material respects with all applicable Laws.  No notice, citation, summons or order has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened by any Governmental Authority with respect to any alleged violation by any Company of any Law.  No event has occurred or circumstance exists that (with or without notice or lapse of time), could reasonably be expected to constitute or result in a violation by any Company or Predecessors of, or a failure on the part of any Company or Predecessors to comply with, any Law. No notice, citation, summons or order has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened by any Governmental Authority with respect to any violation alleging that any of  the Company’s or its Subsidiaries’ properties or assets and the use and operation thereof, are not in compliance with Laws (including Environmental Laws) or Permits.  There are presently and validly in effect all Permits necessary for the use, occupancy and operation of the Company’s and its Subsidiaries’ properties or assets as it is presently being operated.

5.27OSHA.  All of the facilities of each Company are maintained and operated in compliance with OSHA and related regulations and any similar state Law.  Neither any Company nor any Predecessor are or have been subject to a Proceeding by the U.S. Department of Labor or State of California Division of Occupational Safety and Health over compliance with such Laws or any fine, penalty or citation relating to or arising out of a violation or alleged violation of OSHA and related regulations and any similar state Law.

5.28Environmental Matters.

(a)No Company or Predecessor (including each of their assets, properties operations and Business) is now, or has previously been, in violation of or noncompliant with any Environmental Laws or Environmental Permits.

(b)Neither Company, nor any Predecessor holds, nor has either Company or any Predecessor been required to hold any Environmental Permits required for the operation of the Businesses as currently and formerly conducted.  Neither Company has used any solid waste or hazardous waste disposal, treatment, or storage facility at any time in the operation of its Business for disposal of solid waste and Hazardous Substances.

(c)The operation of the Businesses do not involve the generation, usage, Release, transportation, treatment, storage or disposal of any Hazardous Substance except (i) in compliance with Environmental Laws, and (ii) in a manner that would not give rise to any Environmental claim or to any other Liability under Environmental Laws. To the Knowledge of Sellers, no underground storage tanks, surface impoundments, landfills, asbestos containing materials or polychlorinated biphenyls are located at, on or under any property currently or formerly owned, leased or used by any Company or Predecessor.

(d)To the Knowledge of Sellers, there has been no Release of any Hazardous Substance at, on or under any property or facility currently or formerly owned, operated or leased by any Company or Predecessor, or at any adjacent or off-site location, that has formed or could reasonably be expected to form the basis of any Environmental claim against any Company or Predecessor or any obligation to perform Remedial Action by any Company or Predecessor.

(e)There are no Environmental Claims pending or, to the Knowledge of Sellers, threatened against any Company or Predecessor.  No Company has retained or assumed, either contractually or by operation of law, any Liabilities that have formed or could reasonably be expected to form the basis of any Environmental claim against any Company or Predecessor or any obligation to perform Remedial Action by any Company or Predecessor.

(f)No Environmental Law imposes any Liability upon any Company arising out of or as a condition to the purchase or sale of Shares as contemplated by this transaction or other related transaction, including any requirement to modify or to transfer any Permit, or any requirement to file any disclosure statement, notice or other submission with any Governmental Authority, the placement of any disclosure statement, notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

(g)The Companies have delivered to Buyer true and complete copies and results of any environmental reports, studies, analyses, tests or monitoring possessed or initiated by the Companies or Predecessor pertaining to any Hazardous Substance in, on or under any property currently or formerly owned, leased or used by any Company or Predecessor in the operation of the Businesses, or concerning compliance by the Companies or Predecessor or the Businesses with Environmental Laws.

5.29Insurance Coverage.  Schedule 5.29 sets forth a complete and correct list of all insurance policies maintained by each Company and indicating for each policy the insurance company, type of coverage, annual premium and whether the terms of such policy provide for retrospective premium adjustments.  Schedule 5.29 also sets forth all claims made under any such policy in the five years prior to the Closing Date.  Each of such policies are valid, outstanding and enforceable and there is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy.  Each Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to each Company.  No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by any Company. No Company has been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the five years prior to the Closing Date.

5.30Relationships with Affiliates and Related Persons.  Except as disclosed in Schedule 5.30, neither any Company, nor any Seller nor any Affiliate or Related Person of any of them has, or during the three years prior to the Closing Date, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Businesses.  Neither any Company, nor any Seller nor any Affiliate or Related Person of any of them owns, or during the three years prior to the Closing Date, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with any Company other than business dealings or transactions disclosed in Schedule 5.30, each of which has been conducted in the Ordinary Course of Business with the applicable Company at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with any Company with respect to any line of the products or services of any Company in any market presently served by any Company.  Except as set forth in Schedule 5.30, none of the Sellers nor any Affiliate or Related Person of any Seller is a party to any Contract with, or has any claim or right against, any Company.

5.31Safety Rating.  Schedule 5.31 contains a description of each audit, examination or other form of review of any Company or Predecessor conducted by the Federal Motor Carrier Safety Administration (“FMCSA”), or any agency of the U.S. Department of Transportation, State of California Department of California Highway Patrol (“CDCH”) or any other Governmental Authority regarding motor carrier operations during the five years prior to the Closing Date, including the results of any such audit, examination or review.  Except as set forth on Schedule 5.31, Deco Logistics or applicable Predecessor (a) currently has, and at all times during the five years prior to the Closing Date has had, a satisfactory safety rating with the FMCSA and CDCH, (b) has not been required to pay any fine, penalty, or other form of damage to any Governmental

Authority at any time during the five years prior to the Closing Date, and (c) has complied with all Laws adopted and promulgated by FMCSA, CDCH, or any other Governmental Authority regarding motor carrier operations during the five years prior to the Closing Date.

5.32Fuel, Safety and Other Audits.  Except as set forth on Schedule 5.32, no Company or Predecessor has been subjected to any fuel, air quality safety, alcohol and controlled substance or other audit, examination or review by any Governmental Authority during the five years prior to the Closing Date. The results of any such audit, examination, or review are set forth on Schedule 5.32.

5.33Privacy Laws.  Each Company and Predecessor has complied in all material respects with all applicable Laws relating to privacy, data protection, and the collection and use of personal information.  Each Company has complied with its internal privacy policies and guidelines relating to privacy, data protection, and the collection and use of personal information.  To the Knowledge of Sellers, no Company or Predecessor has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, including, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

5.34Brokers and Finders.  Neither the Sellers, the Horvitz Family Members nor the Companies has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finders’ fees, and no broker or finder has acted directly or indirectly for any Company or any Seller in connection with this Agreement or the transactions contemplated by this Agreement, except for GCMI Securities Corp., whose fees shall be paid by Sellers at Closing and are included among the Sellers’ Transaction Expenses.

5.35Disclosure.  No representation or warranty of Sellers contained in this Agreement, and no statement contained in any Schedule to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

VI.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows.

6.1Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.  Buyer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry out its business as and where now being conducted.

6.2Authority and Enforceability.  Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the Escrow Agreement, the Consultant/Employment Agreements, and the other agreements and documents to be executed and delivered such Buyer pursuant to the provisions of this Agreement (the “Buyer Documents”) and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or the Buyer Documents or to consummate the transactions contemplated hereby.  This Agreement has been, and at the Closing the Buyer Documents shall be, duly and validly executed and delivered by Buyer and constitute, or shall constitute, the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms.

6.3Third-Party Consents.  Except for the approval of the Board of Directors of Buyer, which approval has been obtained, no Consent is required for the execution, delivery and performance of this Agreement and the Buyer Documents by Buyer and the consummation of the transactions contemplated hereby and thereby.

6.4No Conflict or Violation.  Neither the execution and delivery of this Agreement or the Buyer Documents by Buyer nor the consummation by Buyer of any of the transactions contemplated hereby do or will (with or without notice or lapse of time or both) (a) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Buyer; (b) contravene or conflict with or result in a violation of any Law or any Governmental Order to which Buyer are subject, or (c) contravene or conflict with, result in any breach of, constitute a default under, any Contract to which Buyer is a party.

6.5Investment Intent.  Buyer is acquiring the Shares for its own account for investment and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.  Buyer understands that the Shares have not been registered under the Securities Act or any state securities laws and are being transferred to Buyer, in part, in reliance on the foregoing representation.

6.6Brokers and Finders.  Buyer has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders’ fees, and no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated herein.

VII.  COVENANTS

7.1Confidentiality; Access to Information.

(a)Each Seller and R. Horvitz (collectively, the “Restricted Persons”) acknowledges and agrees that all Confidential Information and all physical embodiments thereof are confidential and proprietary to, and are and will remain the sole and exclusive property of, the Companies.  At all times after the Closing Date, each of the Restricted Persons agrees, severally and not jointly, that he, she or it (i) will hold such Confidential Information in trust and strictest confidence, and will not, directly or indirectly, use, reproduce, distribute, divulge, disclose or otherwise disseminate the Confidential Information or any physical embodiments thereof other than to the Companies, Buyer and their representatives, and (ii) will not take any action causing, or fail to take any action necessary in order to prevent, any Confidential Information to lose its character or cease to qualify as Confidential Information.

(b)Use of Confidential Information by Restricted Persons.

(i)Employees.  Each Restricted Person acknowledges and agrees, severally and not jointly, that he, she or it shall not at any time either directly or indirectly, on his, her or its own behalf or on behalf of any Person, use Confidential Information to recruit, solicit, hire or attempt to recruit, solicit, or hire, directly or by assisting others, any persons employed by or associated with either Company, nor shall he, she or it at any time use Confidential Information to contact or communicate with any such Person for the purpose of inducing any such Person to terminate the Person’s employment or association with the Companies.  For purposes of this covenant, the “Persons” covered by this prohibition include permanent employees, temporary employees, or consultants who were employed by, doing business with, or associated with any Company.

(ii)Third Parties. Each Restricted Person acknowledges and agrees that he, she or it shall not at any time either directly or indirectly, on his, her or its own behalf or on behalf of any Person, use Confidential Information to solicit, induce, or attempt to solicit or induce, the business of any distributor, vendor, supplier or contractor of any Company (i) in a manner that damages or disrupts the Company’s relationship with such third party, or (ii) in a manner that persuades or causes a third party to discontinue that third party’s relationship with or to any Company, or to reduce the volume of business it does or reduce the level of services it provides to any Company.

(iii)Clients and Customers. Each Restricted Person acknowledges and agrees, severally and not jointly, that he, she or it shall not at any time either directly or indirectly, on his, her or its own behalf or on behalf of any Person, use Confidential Information to solicit, induce, or attempt to solicit or induce, any past or present customer of the Company to alter, limit, decrease or cancel its business with the Company.

(c)As used in this Agreement:

(i)“Confidential Information” means all Trade Secrets (as defined below) and all other confidential and/or proprietary data and/or information relating primarily to the Companies and the Businesses (which does not rise to the status of a Trade Secret) which is owned or used by any of the Companies and which has value to the Businesses and to the Companies and is not known to any of the competitors of the Companies.  Such Confidential Information shall include proprietary technology, operating procedures, financial statements or other financial information, know-how, market studies and forecasts, competitive analysis, pricing policies and procedures, the substance of arrangements with any Independent Contractors, customers, suppliers and others, servicing and training programs and arrangements, marketing or similar arrangements, customer or supplier lists and any other documents embodying such Confidential Information.  For purposes of this Section 7.1, Confidential Information does not include (A) information that is or becomes generally available to the public other than as a result of a disclosure by a Restricted Person, or (B) information that can be demonstrated to have been in the possession of such Restricted Person prior to its being furnished by or on behalf of the Companies; provided, however, that the source of such information was not known by such Restricted Person after reasonable inquiry to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to, the Companies or any other Person with respect to such information.

(ii)“Trade Secrets” means business or technical information of the Companies relating primarily to the Businesses, including to a pattern, program, device, compilation of information, method, technique, or process that:  (A) derives independent actual or potential commercial value (whether actual, potential or both) from not being generally known or readily ascertainable through independent development or reverse engineering by Persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  Trade Secrets shall specifically include information relating to the design, manufacture, patterns, compilations, programs, devices, methods, techniques, processes, applications, know-how, research and development relating to the Business or the present, past or prospective services, products, proprietary computer programs or Software of the Company.

(d)Each Restricted Person agrees that his, her or its obligations under this Section 7.1 are special and unique and that any violation thereof would not be adequately compensated by money damages, and each grants the Buyer the right to specifically enforce (including injunctive relief where appropriate) the terms of this Section 7.1.

(e)If a Restricted Person reasonably believes after consultation with counsel that it is required by Law to disclose any Confidential Information, such Restricted Person will (i) unless prohibited from doing so by applicable Law, provide Buyer with prompt notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information, and (ii) cooperate with Buyer in attempting to obtain such order or assurance. In the event any of the Restricted Persons are required to make such disclosure even after their compliance with this Section 7.1(e), Restricted Persons shall only disclose such Confidential Information as necessary to comply with any such request in the reasonable discretion of the Restricted Persons.

7.2Covenant Not to Compete; Non-Solicitation.

(a)As an additional inducement to Buyer to enter into and to perform its obligations under this Agreement, each Restricted Person, severally and not jointly, agrees that during the Restricted Period he, she or it will not, in any manner (whether directly or indirectly, or on his or its own account, or as an owner, operator, member, manager, consultant, officer, director, employee, agent or otherwise), anywhere in the Applicable Area, engage in any aspect of the Restricted Business or provide services as a property broker licensed by FMCSA to arrange motor-carrier transportation or in any business that competes directly or indirectly with, or own any interest in, provide financing to, manage, Control, participate in (whether as an owner, operator, member, manager, consultant, officer, director, employee, agent, representative or otherwise), or consult with or render services for any Person that is engaged in the Restricted Business or in any activity that competes directly or indirectly with the Businesses; provided, however, that nothing in this Agreement or in the definition of the Businesses or the Restricted Business shall prohibit in any way any Restricted Person’s ability to (i) engage in the Businesses or perform services as a licensed property broker  to the extent necessary to perform his, her or its duties under this Agreement or under any Consultant/Employment Agreement; or (ii) make or maintain passive investments of less than 5% of the outstanding equity securities in any entity engaged any aspect of the Businesses or the Restricted Business listed for trading on any recognized securities exchange or in the over-the-counter markets.  Further, nothing in this Agreement or in the definition of Businesses or Restricted Business shall (A) prohibit Sweet from providing information technology consulting services and/or products to any Person so long as such services or products do not include any Confidential Information of either Company, (B) prohibit J. Horvitz from selling, or licensing the use of, the URL “portoflosangeles.com” to any Person.

(b)To preserve the value of the Shares and of the Companies and their assets and the Businesses for Buyer, as well as the Confidential Information and goodwill associated therewith, each Restricted Person agrees, severally and not jointly, that during the Restricted Period he, she or it will not, in any manner (whether on their own account, as an owner, operator, manager, consultant, officer, director, employee, investor, agent or otherwise) (i) call upon, solicit or provide services to the customers of any of the Companies with respect to any activity that competes directly or indirectly with the Businesses, (ii) hire or engage or recruit, solicit or otherwise attempt to employ or engage or enter into any business relationship with any Person who is employed by either Company as of the Closing Date or who was employed by either Company within three months prior to the Closing Date or induce or attempt to induce any such Person to leave employment with either Company, or (iii) in any way interfere with the relationship between any of the Companies and any employee, Independent Contractor, customer, sales representative, broker, supplier, licensee or other business relation (or any prospective customer, supplier, licensee or other business relationship) of any of the Companies as of the Closing Date (including by making any negative or disparaging statements or communications regarding Buyer or any of the Companies or any of their respective operations, officers, directors, employees, Affiliates or investors).

(c)Notwithstanding the foregoing, for purposes of this Agreement, neither (i) the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward any employee, independent contractor, consultant or owner operator of the Company or its Affiliates, nor (ii) the provision of services by Sweet, directly or indirectly, to J. Horvitz or any entity controlled directly or indirectly by J. Horvitz that is not engaged in the Restricted Business shall be deemed to be a breach of this this Section 7.2. The exception provided in clause (ii) above, however, shall not apply to any employee or former employee of the Company or any of its Affiliates (other than Sweet) whose annual salary at the time of his or her termination of employment (for whatever reason) was equal to or greater than $75,000 (i.e. no Restricted Person Consultant, directly or indirectly, shall offer employment or engagement to, or hire or engage, any such person).

(d)“Restricted Period” means the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.  “Applicable Area” means the United States of America, Canada, and Mexico.  “Restricted Business” means drayage services, warehousing, secured truck or trailer parking, and truckload services.

(e)Each Restricted Person agrees that his, her or its obligations under this Section 7.2 are special and unique and that any violation thereof would not be adequately compensated by money damages, and each grants the Buyer the right to specifically enforce (including injunctive relief where appropriate) the terms of this Section 7.2.

(f)Each Restricted Person agrees that the covenants against competition contained in this Section 7.2 are reasonable and fair in all respects, and are necessary to protect the value of the Shares and of the Companies and their assets and the Businesses for Buyer.  However, if any one or more of the provisions or parts of a provision contained in this Section 7.2 shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Section 7.2 or any other jurisdiction, but this Section 7.2 shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained in this Section and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.  Without limiting the foregoing, the Parties and each Restricted Person intend that the covenants and agreements contained in this Section 7.2 shall be deemed to be a series of separate covenants and agreements.  If, in any Proceeding, a court or arbitrator shall refuse to enforce all the separate covenants and agreements deemed to be included in this Section, it is the intention of the Parties and each Restricted Person that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 7.2.

(g)During the Restricted Period, each Restricted Person shall notify any subsequent employer (or any other third party for which the Restricted Person is engaged as an independent contractor) of this Section 7.2. In addition, each Restricted Person hereby authorizes the Companies to provide a copy of this Section 7.2 to such third party.

(h)Sweet and J. Horvitz (on behalf LCT Logistics, Inc.) each acknowledge that the restrictions set forth in this Section 7.2 are in addition to, and not in replacement or modification of, similar restrictions set forth in the applicable Consultant Agreement.  Nothing in the Consultant Agreement with Garage Networks, Inc. or LCT Logistics, Inc. shall restrict or limit any of Buyer’s rights set forth in this Section 7.2.

(i)If, at the time of enforcement of this Section 7.2, a court or any other Governmental Authority shall hold that the duration, scope or area restrictions stated in this Section 7.2 are unreasonable under circumstances then existing, then the Parties and each Restricted Person agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

(j)The Parties and each Restricted Person recognize and affirm that, in the event of a breach by any Restricted Person of any of the provisions of this Section 7.2, money damages would be inadequate and Buyer would not have any adequate remedy at law.  Accordingly, each Restricted Person agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and each Restricted Person’s obligations under this Section 7.2 by an action or actions for specific performance, injunction and/or other equitable relief against such Restricted Person to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Section 7.2.

7.3Assistance in Proceedings.  In the event and for so long as any Party is actively contesting or defending against any Proceeding brought by a third party in connection with any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction involving the Business prior to the Closing, the other Party shall reasonably cooperate with the contesting or defending Party and its Representatives in the contest or defense, make available its personnel and provide any testimony and access to its books and records as may be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless such contesting or defending Party is entitled to indemnification therefor under Article VIII, in which case, the costs and expense shall be borne by the Parties in accordance with Article VIII).

7.4Retention of and Access to Books and Records.  After the Closing Date, except as set forth in Section 9.6(b) with respect to books and records relating to Taxes (i) Buyer shall retain until the third anniversary of the Closing Date, the books and records of the Companies, and (ii) Sellers and Sellers Representative shall retain until the third anniversary of the Closing Date, the books and records of the Predecessors. Buyer shall provide Sellers’ Representative and his Representatives and Sellers and Sellers’ Representative shall provide Buyer and its Representatives reasonable access thereto, during normal business hours and on at least three Business Days’ prior written notice, to enable such requesting Party to prepare financial statements or Tax returns or deal with Tax audits or controversies.

7.5Further Assurances.  Each Restricted Person agrees, severally and not jointly, that he, she or it shall, after the Closing Date, without further consideration, execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring and delivering the Shares to Buyer or to better enable Buyer to complete, perform or discharge any of the liabilities or obligations assumed by Buyer.  Each of the Parties will cooperate with the other and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

7.6Press Releases.  Except as required by applicable Law, no Party shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the other Parties, which approval shall not be unreasonably withheld.  Notwithstanding the foregoing, to the extent required by applicable Law or any listing agreement with or rule of any securities exchange or association, Buyer and its direct or indirect shareholders and Affiliates may make such filings with the United States Securities and Exchange Commission, may issue such press releases, may schedule and/or hold (and provide responses to questions in connection with) any press conference or calls with investors or analysts, as they determine to make or issue from time to time with respect to this Agreement and the transactions contemplated by this Agreement, and may publicly respond to any rumors in the media with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that, except for press conferences or calls with investors or analysts, in the case of any such filing or press release made prior to the consummation of the Closing, Buyer shall, to the extent reasonably practicable under the circumstances and not in conflict with applicable Law, provide to Sellers’ Representative for review (but not approval) a copy of the proposed filing or press release reasonably prior to such filing or issuance.

7.7Use of Names.  Except as otherwise specifically provided in this Agreement, from and after the Closing, each Restricted Person agrees, severally and not jointly, that he, she or it shall not use or permit to be used any trade names or other trademarks used in the Businesses or any derivations thereof.

7.8Employee Plans.

(a)With respect to the Deco Logistics, Inc. dba Container Connection Cash Balance Pension Plan (the “Cash Balance Plan”), the Deco Logistics, Inc. dba Container Connection 401(k) Profit Sharing Plan (the “Profit Sharing/401K Plan”), the Oaktree Logistics, Inc. Retirement Plan and Oaktree Logistics, Inc. Retirement Trust (collectively the “Oaktree Retirement Trust”), and the Deco Logistics, Inc. Retirement Plan and Deco Logistics, Inc. Retirement Trust (collectively the “Deco Trust”), Sellers’ Representative, on behalf of the Companies and subject to the terms of this Section 7.8, shall take all necessary actions, mutually acceptable in the reasonable judgment of Sellers’ Representative and Buyer, to do the following, and the Buyer will, and will cause the Companies to, cooperate with the Sellers’ Representative in doing the following:

(i)Freeze the Cash Balance Plan as to new entrants and future benefit accruals effective no later than December 31, 2018, in a manner that satisfies the terms of the Cash Balance Plan and all applicable Laws, including timely adoption of board resolutions and plan amendment approving the plan freeze and timely issuance of the Section 204(h) notice;

(ii)Terminate the Cash Balance Plan as soon as administratively feasible after December 31, 2018, in manner that satisfies the termination requirements under the terms of the Cash Balance Plan and all applicable Laws, including notifying the IRS regarding plan termination in connection with the pending favorable determination letter application submitted with the IRS, timely notifying plan participants and the Pension Benefit Guaranty Corporation of plan termination, timely taking all other required action to fully and completely terminate the Cash Balance Plan in accordance with applicable Laws, including preparing nondiscrimination and top-heavy testing and making any corrective accruals or contributions to the Cash Balance Plan to satisfy such final testing, and preparing the final annual return (Form 5500) for the Cash Balance Plan;

(iii)Pay any funding or other deficiencies necessary to fully fund the Cash Balance Plan on a termination basis, including amounts necessary to fund the value of any Interest Credits to the Cash Balance Plan through the date of the final distribution of all assets under the Cash Balance Plan in a manner that complies with plan terms and applicable Laws;

(iv)Pay any excise Taxes under the Code associated with terminating the Cash Balance Plan, including excise Taxes on any reversion of surplus assets to the Seller.

(v)Pay all required contributions to the Profit Sharing/401k Plan for the short Plan Year of January 1, 2018 to November 30, 2018;

(vi)Terminate the Profit Sharing/401k Plan, including all contributions or benefit accruals with respect to compensation earned on and after the termination date, at least one day prior to the Closing Date in a manner that satisfies the terms of the Profit Sharing/401k Plan and all applicable Laws, including timely adoption of board resolutions and plan amendment approving the plan termination at least one day prior to the Closing Date; and

(vii)Assign and terminate each and every property interest, authority, and obligation of the Companies in and to the Oaktree Trust and the Deco Trust to successor companies owned by Sellers, prior to the Closing Date, by a substitution of such successor companies as the Plan and Trust sponsor, which successor companies shall succeed the Companies in name and stead concerning all aspects and matters of the Deco Trust and Oaktree Trust, including, but not limited to those affecting liability for, sponsorship, selection of trustees, plan committee members, and successors thereto, in addition to the authority to amend, modify and/or terminate the Oaktree and Deco Trusts.

(b)If, within 180 days after the Closing Date and in the reasonable judgment of Buyer, Sellers’ Representative has not fully implemented and accomplished the necessary actions set forth in this Section 7.8, Buyer may take any necessary action to fully accomplish such actions, the cost and expenses of which shall be paid jointly and severally by Sellers.

(c)Sellers’ Representative shall prepare and pay, or cause to be prepared and paid, all filings, Tax Returns, payments, and other actions required pursuant to this Section 7.8 in a manner required by applicable Law.

(d)At least ten days before the execution or submission of any documents regarding the actions required by this Section 7.8 or filing any Tax Returns or other filings, Sellers’ Representative shall forward a copy of such documents and any supporting reports, analysis, workpapers and schedules thereto to Buyer.  Buyer shall have an opportunity during those ten days to review and comment on such documents and supporting reports, analysis, workpapers and schedules thereto and no such documents, filings or Tax Returns shall be executed or submitted without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)All payments or contributions required to be paid pursuant to this Section 7.8 (including fees and expenses of professionals and advisors) shall first be paid from the Cash Balance/401(k) Escrow Fund and Sellers’ Representative and Buyer shall promptly execute and deliver all direction letters to the Escrow Agent required to make such distributions from the Cash Balance/401(k) Escrow Fund, provided, however, that Sellers shall be jointly and severally liable for the payment or contribution of any required amounts that are in excess of the Cash Balance/401(k) Escrow Fund.  To the extent that the Cash Balance/401(k) Escrow Fund exceeds the aggregate amount of all payments and contributions required to be paid pursuant to this Section 7.8 (including fees and expenses of professionals and advisors) as finally determined, then Sellers’ Representative and Buyer shall promptly execute and deliver all direction letters to the Escrow Agent required to distribute any remaining balance of the Cash Balance/401(k) Escrow Fund as directed by Sellers’ Representative.

7.9On the six month “anniversary” of the Effective Date and on each of the next three six month “anniversaries” of the Effective Date, Buyer will cause Deco Logistics to pay to Erick Gordon a bonus of $100,000 subject to all applicable withholdings (each payment, a “Retention Bonus Payment” and the maximum aggregate amount of the Retention Bonus Payments shall be $400,000); provided, however, that Buyer shall be obligated to cause Deco Logistics to make a Retention Bonus Payment only if Erick Gordon is employed by Deco Logistics or Universal Intermodal on each applicable “anniversary” date.  Within ten days following the date on which Erick Gordon ceases to be employed by Deco Logistics or Universal Intermodal for any reason whatsoever, Buyer will pay to Seller’s Representative an amount equal to the positive difference, in any, obtained by subtracting (a) the total Retention Bonus Payments actually paid to Erick Gordon from (b) the Gordon Retention Bonus Holdback Amount.

VIII.  INDEMNIFICATION

8.1Joint and Several Indemnification by Sellers.  Subject to the applicable provisions of this Article VIII, each Restricted Person, jointly and severally, shall indemnify, defend, and hold harmless Buyer, the Companies, and their respective successors and assigns, and their respective officers, directors, shareholders, members, managers, Representatives, employees, agents and Affiliates (“Buyer Indemnified Persons”) from and against, and shall reimburse Buyer Indemnified Persons for, any and all losses, Liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial Proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, lost profits, or diminution in value, whether or not involving a third-party claim (collectively, “Losses”), arising out of, based upon or in any way relating to:

(a)any misrepresentation in or breach of any representation or warranty of any Seller set forth in Article IV of this Agreement or the related Schedules;

(b)any misrepresentation in or breach of any representation or warranty of Sellers set forth in Article V of this Agreement or the related Schedules;

(c)any material breach or nonfulfillment of any covenant, agreement or other obligation of any Restricted Person in this Agreement (other than the covenants, agreements and obligations in Section 2.5 and Article VII);

(d)any claims by any third party to the extent caused by acts or omissions of the Companies, the Companies Subsidiaries or Predecessor on or prior to the Closing Date, including (i) relating to Existing Indebtedness, and (ii) claims for Losses which arise or arose out of Sellers’ or Predecessor operations of its business (including the Businesses) or by virtue of Sellers’ ownership of the Companies or the Predecessor on or prior to the Closing Date;

(e)any of the Liabilities contemplated by Section 9.3;

(f)any unpaid Sellers’ Transaction Expenses (“Unpaid Sellers’ Transaction Expenses”);

(g)any pending or threatened Proceeding, including any pending or threatened claims by any current or former Independent Contractor, customer, client, vendor, employee, Governmental Authority or third party, including those Proceedings listed on Schedule 5.17(d)(ii) and Schedule 5.25;

(h)any dividends or distributions or other obligations to any shareholder or purported shareholder;

(i)any Retained Liabilities (other than Existing Indebtedness);

(j)any ERISA Affiliate Liability;

(k)any Liabilities arising from or with respect to Transportation Claims;

(l)any fraud or intentional misrepresentation by or on behalf of the Companies or any Restricted Person;

(m)any Liabilities related to any Predecessor or Affiliated entities of Deco Logistics and Oaktree Logistics, or in which any Restricted Person had an equity interest; including any Liabilities relating to (i) the California Franchise Tax Board audit of Container Connection of Southern California, Inc., and (ii) any Proceedings based on claims by any Person that the assignment, transfer, sale, conveyance by any Predecessor of any of its assets or the restructuring and reorganization of the Companies and any of the Predecessors (A) were fraudulent conveyances pursuant to the California Uniform Voidable Transactions Act or any other equivalent or similar provision in the U.S. Bankruptcy Code, or (B) were for the purpose or in an attempt to hinder, delay or defraud any of the Companies’ and Predecessors’ creditors;

(n)any Losses or Liabilities arising under Section 7.8; and

(o)any enforcement of this Article VIII by Buyer Indemnified Persons.

8.2Indemnification by Buyer.  Buyer shall indemnify, defend, and hold harmless each Restricted Person and their respective successors and assigns, and their respective officers, directors, shareholders, members, managers, Representatives, employees, agents and Affiliates (“Sellers Indemnified Persons”) from and against, and shall reimburse Sellers Indemnified Persons for, any and all Losses arising out of, based upon or in any way relating to:

(a)any misrepresentation in or breach of any representation or warranty of Buyer set forth in Article VI of this Agreement;

(b)any material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer in this Agreement; and

(c)any claims by third parties to the extent caused by the acts or omissions of any Company or Buyer after the Closing Date, including claims for Losses which arise out of Buyer’s operation of the Businesses or by virtue of Buyer’s ownership of the Companies after the Closing Date.

(d)any enforcement of this Article VIII by Sellers Indemnified Persons.

8.3Defense of Third-Party Claims.  If any legal proceedings shall be instituted or any claim is asserted by any third party in respect of which any Party may have an obligation to indemnify another Party, the Party asserting such right to indemnity (the “Indemnified Party”) shall give the Party from whom indemnity is sought (the “Indemnifying Party”) prompt written notice thereof, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party other than to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the Indemnifying Party (a) admits in writing its liability to the Indemnified Party hereunder with respect to such proceeding or claim, and (b) furnishes satisfactory evidence of its financial ability to indemnify the Indemnified Party, in which case, the Indemnifying Party may assume such control at its expense through counsel reasonably satisfactory to such Indemnified Party; provided, however, that:

(a)the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; provided, however, that the employment of such counsel shall be at the expense of the Indemnifying Party if the Indemnified Party determines in good faith that such participation is appropriate in light of defenses not available to the Indemnifying Party, conflicts of interest or other similar circumstances;

(b)the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim (with such approval not to be unreasonably withheld, conditioned or delayed);

(c)no Indemnifying Party shall Consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; and

(d)the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent the claim seeks an order, injunction, non-monetary or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall be liable for such Legal Expenses if the Indemnified Party determines in good faith that the incurrence of the same is appropriate in light of defenses not available to the Indemnifying Party, conflicts of interest or other similar circumstances.  If the Indemnifying Party does not assume control of the defense of such claim as provided in this Section 8.3, the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of and for the account and risk of the Indemnifying Party to the extent that it is finally determined or agreed that the Indemnifying Party is obligated to provide indemnification to the Indemnified Party in accordance with the terms of this Agreement.  The reimbursement of fees, costs and expenses (including Legal Expenses) required by this Section 8.3, shall be made by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred.

8.4Other Claims  A claim for indemnification for any matter not involving a third-party claim shall be asserted by the Indemnified Party to the Indemnifying Party in writing, setting forth specifically the obligation with respect to which the claim is made, the facts giving rise to and the alleged basis for such claim and, if known or reasonably ascertainable, the amount of the liability asserted or which may be asserted by reason thereof, but any failure to so notify the Indemnifying Party shall not relieve it from any Liability that it may have to the Indemnified Party other than to the extent the Indemnifying Party is actually prejudiced thereby.  In the event the Indemnifying Party disputes its obligation to indemnify the Indemnified Party under this Section 8.4, the Indemnifying Party shall have thirty (days after receipt of notice under this Section 8.4 to give written notice of such objection, and the grounds therefor, and the Indemnified Party shall thereafter have thirty days to respond in writing to the objection of the Indemnifying Party.  If after such thirty day period there remains a dispute as to any obligation, the Parties shall attempt in good faith for thirty days to agree upon the rights of the respective Parties with respect to such indemnification obligation.  If no such agreement can be reached after good faith negotiation, either Party may submit the dispute for resolution in accordance with the provisions of Section 10.2.

8.5Survival.

(a)Subject to the time limitations of this Section 8.5, all representations, warranties, covenants and obligations contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.  The representations and warranties of each Party contained in this Agreement shall survive the Closing until the eighteen month “anniversary” of the Closing Date; provided, however, that (i) the representations and warranties of Sellers set forth in Sections 4.1 (Organization), 4.2 (Authority and Enforceability), 4.5 (Ownership of Shares), 5.1 (Organization), 5.2 (Qualification; Location of Business and Assets), 5.6 (Capitalization), 5.13(a) (Title), and 5.33 (Brokers and Finders) (collectively, the “Fundamental Representations”) shall survive until sixty days after the running of the applicable statute of limitations to which the particular claim relates; and (ii) the representations and warranties of Sellers set forth in Sections 5.18 (Employee Benefit Plans) and 5.28 (Environmental Matters) shall survive until the third anniversary of the Closing Date and all other indemnification obligations shall survive until the sixth anniversary of the Closing Date.  Any claim for indemnity under Article VIII shall be asserted in writing on or prior to the expiration of the foregoing time periods, except for claims arising as a result of fraud or intentional misrepresentation, as to which the limitations of this Section 8.5(a) shall not apply.  If written notice of a claim (setting forth in reasonable detail, to the extent known, the facts, circumstances and basis of the claim) is provided by the date on which a particular claim would otherwise expire, such claim shall survive until the final resolution thereof.

(b)The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

8.6Indemnification Limitations.

(a)Except for Losses relating to breaches of Fundamental Representations and Losses arising as a result of fraud or intentional misrepresentation, as to which none of the limitations of this Section 8.6(a) shall apply, Buyer Indemnified Persons may not assert any claim for Losses under Sections 8.1(a), 8.1(b), 8.1(d)(ii), 8.1(k) or 8.1(i) until the aggregate amount of such claims under this Agreement exceeds $300,000 (the “Basket Amount”) and then Buyer Indemnified Persons may assert claims for all such Losses under Sections 8.1(a), 8.1(b), 8.1(d)(ii), 8.1(k) or 8.1(i) in excess of the Basket Amount, but shall be subject to the Cap.

(b)Except for Losses relating to breaches of Fundamental Representations and Losses arising as a result of fraud or intentional misrepresentation, as to which none of the limitations of this Section 8.6(b) shall not apply, in no event shall the aggregate liability of Sellers for claims of Losses under Sections 8.1(a), 8.1(b), 8.1(d)(ii), 8.1(k) or 8.1(i) exceed $9,000,000 (the “Cap”).

(c)Sellers Indemnified Persons may not assert any claim for Losses under Section 8.2(a) until the aggregate amount of such claims under this Agreement exceed the Basket Amount, and then Sellers Indemnified Persons may assert claims for all such Losses relating back to the first dollar.

(d)Notwithstanding anything to the contrary in this Agreement, for purposes of determining the amount of any Losses that are the subject matter of an indemnification claim under this Article VIII (but not for purposes of determining the existence of a breach), each representation and warranty in this Agreement will be read without regard and without giving effect to the term “material,” “Material Adverse Effect,” or terms of similar import (fully as if any such word or phrase were deleted from such representation and warranty).

(e)Notwithstanding any other provision of this Agreement, in no event shall Sellers, or any of them, have any obligation or liability to indemnify, defend or hold harmless the Buyer Indemnified Persons, or any of them, or to reimburse any Buyer Indemnified Person for,  any Losses arising out of, based upon or in any way relating to any Owner-Operator Proceeding, whether pursuant to Section 8.1(b), Section 8.1(d)(ii), Section 9.3 or otherwise, nor shall any such Losses be applied against the Basket Amount.

(f)Indemnification payments shall be treated by the Parties as an adjustment to the Purchase Price, unless otherwise required by Law.

(g)The obligations of an Indemnifying Party to make payments in respect of indemnification pursuant to this Article VIII shall be limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds, and any indemnity, contribution or other similar payment actually recovered by the Indemnified Party from any third party with respect thereto, after deducting from such amounts the cost of recovery; provided, however, that nothing contained in this Section 8.6(g) shall require Buyer or any other Person to commence any litigation or arbitration to recover proceeds under any such insurance policy.

(h)Buyer shall mitigate any indemnified Losses as required by Law, with all mitigation costs to be included in the amount of the applicable indemnified claim.  Losses will not include punitive damages (unless awarded pursuant to a third party claim).

(i)Notwithstanding anything to the contrary in this Agreement, Sweet’s obligations to Buyer Indemnified Persons under this Article VIII shall be limited to 8.2% of the claims for Losses made by Buyer Indemnified Persons against Sellers under this Agreement; provided, however, that the limitations in this subsection (i) shall not apply to Losses arising as a result of fraud or intentional misrepresentation by Sweet or Sweet’s indemnification obligations under Section 8.8.

(j)The Buyer Indemnified Persons shall not be entitled to any indemnification for any Loss to the extent that such Loss has been taken into account in the computation of the Closing Working Capital.

(k)For the avoidance of doubt, in no event shall Sellers have any indemnification obligation with respect to Losses arising out of, based upon or in any way relating to the misclassification, after the Closing, of any employee of the Companies, even if the same is consistent with their classification prior to the Closing.

8.7Manner of Payment; Escrow Release.  On the eighteen month “anniversary” of the Closing Date (the “Escrow Release Date”), the then remaining portion of the Indemnification Escrow Fund (if any) less the aggregate amount claimed by any Buyer Indemnified Persons pursuant to claims made against such the Escrow Fund in accordance with this Agreement and not fully resolved prior to such date shall be released to the Sellers pursuant to the Escrow Agreement as directed by the Sellers’ Representative.  Pursuant to the terms of the Escrow Agreement, on or about the Escrow Release Date, Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to make any distributions from the Escrow Fund provided for in this Agreement.  Any amounts owing to any Buyer Indemnified Persons for Losses indemnifiable pursuant to this Article VIII shall be made first by disbursement of remaining balances of the Indemnification Escrow Fund prior to recovery from any other source.

8.8Several Indemnification by Restricted Persons. Subject to the applicable provisions of this Article VIII, each Restricted Person, severally and not jointly, shall indemnify, defend, and hold harmless the Buyer Indemnified Persons from and against, and shall reimburse Buyer Indemnified Persons for, any and all Losses, arising out of, based upon or in any way relating to any material breach or nonfulfillment of any covenant, agreement or other obligation of such  Restricted Person under Article VII.

8.9Exclusive Remedy.  Except for the right of a Party to pursue specific performance pursuant to Sections 7.2(e), 7.2(j) and 10.13 (and without limitation of any such right) and except for the provisions of Article X or for fraud, the Parties acknowledge and agree that, after the Closing, the indemnification provisions in this Article VIII shall be the sole and exclusive remedy of the Parties, the Companies and their respective Affiliates against each other and the Sellers with respect to any claim related to or arising from this Agreement, the negotiation and execution of this Agreement, the performance by the Parties of their respective obligations hereunder and the transactions contemplated hereby.

IX.  TAXES

9.1Proration of Taxes.  Any Taxes of the Companies for a taxable period beginning before and ending after the Closing Date (“Straddle Period”) shall be apportioned between the pre-Closing Tax period and post-Closing Tax period based, in the case of property Taxes, on the basis of local custom for the location of each specific property, and, in the case of other Taxes, on an interim closing of the books as of the close of the Pre-Closing Tax Period.  The amount of property Taxes shall be reapportioned within thirty days after the date of the receipt of the bill for the actual property Taxes for the Straddle Period.  Sellers shall be responsible for all Taxes of the Companies attributable to any Pre-Closing Tax Period if and to the extent such property Taxes were not taken into account in the determination of the Closing Working Capital, and all Taxes of Sellers for all periods.  Buyer shall be responsible for all Taxes of the Companies attributable to any Post-Closing Tax Period.  For the avoidance of doubt, all Taxes resulting from the cancellation of all intercompany accounts between Sellers and their respective Affiliates, on the one hand, and the Companies, on the other hand, and all Taxes of the Sellers and the Companies arising out of the purchase of the Shares shall be allocated to a Pre-Closing Tax Period.

9.2Filing of Tax Returns.  Except as otherwise provided in this Section 9.2, Sellers’ Representative shall prepare, or cause to be prepared, all Tax Returns of the Companies for periods ending on and including the Closing Date that have not been filed by the Closing Date (“Pre-Closing Tax Returns”).  Sellers’ Representative shall prepare, or cause to be prepared,  the Pre-Closing Tax Returns in a manner consistent with their past practice.  At least thirty days before the due date of each such Tax Return (including extensions), Sellers’ Representative shall (a) forward a copy of the Tax Return and any supporting workpapers and schedules thereto to Buyer and (b) pay to Buyer by wire transfer of immediately available funds to the bank account designated by Buyer an amount of cash equal to the amount of Taxes shown as due on such Tax Returns as allocated to Sellers under Section 9.1.  Buyer shall have an opportunity to review such Tax Returns, workpapers, and schedules, and shall sign and file such Tax Returns when Buyer is reasonably satisfied that neither Buyer nor any of its employees or agents will incur any fines, penalties or similar sanctions in connection with such filing, it being understood and agreed that if Buyer receives an opinion from a nationally recognized accounting firm that such accounting firm would be willing to sign such Tax Return as prepared, Buyer shall file such Tax Return promptly and without modification. Such Tax Returns shall not be amended without the prior written consent of Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.  Sellers shall prepare or cause to be prepared all Tax Returns that require any Company to be included in such Tax Returns for any Pre-Closing Tax Period.  Sellers shall prepare and timely file all such Tax Returns on a basis that is consistent with their prior practices.  Buyer shall prepare all Tax Returns for periods that begin during the Pre-Closing Tax Period and end after the Closing

Date (“Straddle Tax Returns”).  Thirty days prior to the final due date (including extensions) of each Straddle Tax Return, Buyer shall forward a copy of such Straddle Tax Return and any supporting workpapers and schedules thereto to Sellers’s Representative who shall distribute to each of the Sellers for their review and comments.  At least fifteen days before the due date (including extensions) of each Straddle Tax Return, Sellers shall pay to Buyer by wire transfer of immediately available funds to the bank account designated by Buyer an amount of cash equal to the amount of Taxes shown as due on such Straddle Tax Returns attributable to the Pre-Closing Tax Period allocated to Sellers pursuant to Section 9.1.  Buyer and Sellers agree to file, or cause to be filed, all relevant Tax Returns on the basis that the purchase and sale contemplated herein shall occur for Tax purposes as of the close of business on the Closing Date, unless the relevant Tax authority will not accept a Tax Return filed on that basis.

9.3Indemnification.  Each Restricted Person shall, jointly and severally, indemnify, save and hold harmless Buyer Indemnified Persons from and against (a) all Taxes (or the non-payment thereof) of (i) the Companies attributable to any Pre-Closing Tax Period, if and to the extent such Taxes were not taken into account in the determination of the Closing Working Capital, and (ii) any Predecessor attributable to any period, (b) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Company (including any Predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign Law, (c) any and all Taxes of any person (other than the Companies) imposed on any Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing, (d) any Tax Liability associated with an invalid S election, (e) any liability for Taxes allocated to any Restricted Person pursuant to Section 9.1, and (f) any Loss attributable to any inaccuracy or breach of any representation or warranty made by Sellers to Buyer in Section 5.21 (provided that a claim has been asserted by written notice, specifying the details of the claims, to Sellers on or before the expiration of the statute of limitations) or breach of any Restricted Person’s covenants or agreements in this Article IX.  For the avoidance of doubt, the Restricted Persons’ obligation to indemnify Buyer pursuant to this Section 9.3 is unconditional and not subject to any limitation on the Restricted Persons’ obligations pursuant to Section 8.6, other than Section 8.6(e).

9.4Refunds and Credits.  Any credits or offsets of Taxes of the Companies for any Pre-Closing Tax Period shall be for the account of the Sellers, provided that any credits or offsets that are conditioned on the maintenance of certain conditions by Buyer after the Closing Date shall be for the account of Buyer. Any credits or offsets of Taxes of the Companies for any Post-Closing Tax Period shall be for the account of Buyer.  Any credits or offsets of Taxes of the Companies for any Straddle Period shall be equitably apportioned between Sellers and Buyer.

9.5Transfer Taxes.  All sales, use and transfer Taxes, including any value added, equity transfer, gross receipts, stamp duty and real, personal, or intangible property transfer Taxes (collectively, “Transfer Taxes”), due by reason of the consummation of the purchase of the Shares hereunder, including any interest or penalties in respect thereof, shall be borne by Sellers.  Sellers and Buyer shall cooperate with each other and use their commercially reasonable efforts to minimize the Transfer Taxes attributable to the transfer of the Shares.

9.6Cooperation on Tax Matters.

(a)Sellers and Buyer agree to cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and Representatives to cooperate, and to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Companies as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment for which Sellers or Buyer retain liability under this Article IX.  Buyer and Sellers shall keep all such information and documents received by them confidential unless otherwise required by Law.

(b)Buyer and Sellers agree to retain or cause to be retained all books and records pertinent to the Companies until the applicable period for assessment of Taxes under applicable Law (giving effect to any and all extensions or waivers) has expired, and such additional period as necessary for any administrative or judicial proceedings relating to any proposed assessment, and to abide by and cause each Company to abide by all record retention agreements entered into with any Taxing authority.  Sellers and Buyer agree to give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if so requested, Sellers and Buyer shall allow the requesting Party to take possession of such books and records.

(c)Buyer and Sellers shall cooperate with each other in the conduct of any audit or other proceedings for any Tax purposes and they shall each execute and deliver such powers of attorney and other documents as are reasonably necessary to carry out the intent of this Agreement.

9.7Tax Certificate.  Sellers shall deliver to Buyer at the Closing a duly executed and acknowledged certificate, in form and substance acceptable to Buyer and in compliance with the Code and Treasury Regulations, certifying such facts as to establish that the sale of the Shares is exempt from withholding under Section 1445 of the Code.

X.  OTHER PROVISIONS

10.1Sellers’ Representative.

(a)Sellers have agreed that it is desirable to designate a representative to act on behalf of the Sellers for certain limited purposes, as specified herein. Each Seller hereby appoints the Sellers’ Representative to act as such Seller’s true and lawful attorney-in-fact with full power of substitution to (i) determine the Final Purchase Price and to pay Sellers’ expenses in connection with the determination of the Final Purchase Price, (ii) execute and deliver the Escrow Agreement on behalf of Sellers and take all actions contemplated by the Escrow Agreement on behalf of Sellers, (iii) execute all documents and take all other actions that  may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, (iv) make all determinations, elections, Consents, notices, agreements and other actions permitted or required under or pursuant to this Agreement and the Escrow Agreement, (v) administer this Agreement and the Escrow Agreement, (vi) amend or waive any term of this Agreement and the Escrow Agreement, (vii) settle, compromise or otherwise resolve any claim or dispute under or with respect to this Agreement and the Escrow Agreement, including any claim for indemnification asserted pursuant to Article VIII, and (viii) otherwise exercise all rights of the Sellers and otherwise act on behalf of the Sellers under this Agreement and the Escrow Agreement or in connection with the transactions contemplated by this Agreement and the Escrow Agreement, in each case as if the applicable Seller had personally done such act.

(b)All determinations, elections, Consents, notices, agreements and other actions permitted or required to be made by the Sellers under this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby shall be made exclusively by the Sellers’ Representative on behalf of the Sellers.

(c)Buyer and the Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Sellers’ Representative as (i) genuine and correct, and (ii) having been duly signed or sent by the Sellers’ Representative, and neither the Buyer nor Escrow Agent shall be liable to any Seller for any action taken or omitted to be taken by Buyer or the Escrow Agent in such reliance.

(d)The Sellers shall, severally and not jointly, based on their pro rata shares in the right to receive the Purchase Price (as specified on Schedule 2.3(b)), indemnify, defend and hold harmless the Sellers’ Representative from and against any and all losses, claims, damages, liabilities, fees, costs, expenses (including reasonable fees, disbursements and costs of counsel and other professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement, and taxes paid by the Sellers’ Representative on amounts earned on the Escrow Fund incurred without fraud, gross negligence or willful misconduct on the part of the Sellers’ Representative and arising out of or in connection with the acceptance or administration of the Sellers’ Representative’s duties hereunder and under the Escrow Agreement.

(e)The Sellers’ Representative may resign at any time, and the Sellers’ Representative may be removed by the unanimous vote of Sellers.  In the event that the Sellers’ Representative has resigned or been removed, a new Sellers’ Representative shall be appointed by the vote of Sellers, such appointment to become effective upon the written acceptance thereof by the new Sellers’ Representative; provided that no resignation or removal of the Sellers’ Representative shall be effective until such time as the new Sellers’ Representative has been effectively appointed and notice of such appointment has been delivered to Buyer.  The Sellers’ Representative shall at all times be entitled to rely on any directions received from the Sellers.  The Sellers’ Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem reasonably necessary in connection with exercising its powers and performing its functions hereunder and (in the absence of bad faith on the part of the Sellers’ Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons.

(f)Buyer and its Affiliates and Representatives shall be entitled to deal exclusively with the Sellers’ Representative with respect to all matters with respect to the Sellers (in their capacities as such) arising under or related to this Agreement or the Escrow Agreement or any of the transactions contemplated hereby.  Buyer and its Affiliates and Representatives shall be entitled to rely upon, and shall be fully protected in relying upon, any act or omission of, or any other exercise of power or authority by, the Sellers’ Representative without independent investigation.  Neither Buyer nor any of its Affiliates or its Representatives shall have any liability to any Seller or any other constituencies for any act or omission of the Sellers’ Representative.

(g)Sellers’ Representative shall be entitled to: (i) rely upon any signature believed by the Sellers’ Representative to be genuine, and (ii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Seller.  Except for fraud or willful misconduct on his part, the Sellers’ Representative shall have no liability to any Seller under this Agreement or the Escrow Agreement for any action or omission by the Sellers’ Representative on behalf of such Seller.  The powers, immunities and rights to indemnification granted to the Sellers’ Representative hereunder: (A) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Seller and shall be binding on any successor thereto, and (B) shall survive the delivery of an assignment by any such holder of the whole or any fraction of his, her or its interest in the Escrow Fund.

10.2Dispute Resolution.

(a)Except as otherwise required by applicable law, and subject to the exception for equitable and injunctive relief,  any dispute regarding any aspect of this Agreement or any act, which allegedly has or would violate any provision of this Agreement will be submitted to arbitration in accordance with the Federal Arbitration Act (“FAA”) in Orange County, State of California before an experienced commercial arbitrator or private judge selected from a list supplied by JAMS (Judicial Arbitration Mediation Services) and shall be conducted in accordance with (i) the Federal Rules of Evidence, (ii) the Federal Rules of Civil Procedure (for motions to dismiss and summary judgment motions), (iii) the substantive Law (and the Law of remedies, if applicable) of the State of Michigan or federal law, or both, as applicable to the claims asserted, and (iv) the JAMS Rules in effect when the dispute is submitted to arbitration (the applicable rules can be found at the JAMS website (www.jamsadr.com/rules-comprehensive-arbitration), or (v) other rules agreed upon in writing by Buyer and Sellers’ Representative, as the exclusive means of resolving such claim or dispute.

(b)Excluded from arbitration, however, are any claims for declaratory or injunctive relief asserted under the Sections 2.4, 7.1, 7.2, 8.3, 10.13 or applicable Law, and any other claims or disputes to the extent their adjudication is held by a court to be necessary to such declaratory or injunctive relief, in which case such claims shall be governed by the Laws of the State of California, and shall be brought exclusively in any court of competent jurisdiction Orange County, State of California. To the extent there is a dispute concerning the enforceability of this provision, such dispute shall be resolved by the arbitrator, to the extent permitted by Law, or otherwise, in accordance with the FAA respecting contractual arbitration.

(c)The Parties expressly waive the right to a jury trial with respect to all disputes arising under this Agreement, any Seller Document or Buyer Documents. It is the intention of the Parties that the arbitration award will be final and binding on, and non-appealable by, the Parties, and that a judgment of any court having jurisdiction thereof may be rendered upon the award, and enforcement may be had according to its terms.  This agreement to arbitrate shall be specifically enforceable against each of the Parties.

(d)One or more of the Parties to any arbitration proceeding commenced hereunder shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorneys’ fees and interest on any award) of investigating, preparing and pursuing an arbitration claim as such costs and expenses are awarded by the arbitration panel.

10.3Appendices, Exhibits, and Schedules.  The Background, Appendices, Exhibits, and Schedules are intended to be, and hereby are, specifically made a part of this Agreement.

10.4Amendment.  This Agreement, Appendices, Exhibits, and Schedules may not be amended except by an instrument in writing signed on behalf of Buyer and the Sellers’ Representative; provided, however, that any amendment of Section 8.6(i) shall also require the written consent of Sweet.

10.5No Waiver.  No failure of any Party to exercise any power given it under this Agreement, or to insist upon strict compliance with any provision of this Agreement, and no custom or practice at variance with the terms of this Agreement shall constitute a waiver of any such Party’s right to demand strict compliance with the terms of this Agreement.

10.6Entire Agreement.  This Agreement, together with the Appendices, Exhibits, and Schedules, constitutes the entire Agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions (whether written or unwritten), of the Parties, including that certain Indication of Interest dated September 26, 2018.

10.7Governing Law.  This Agreement shall be governed by, construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of law).

10.8Notices.  All notices required or permitted to be given under this Agreement shall be in writing and may be delivered by hand, by electronic transmission in portable document format (PDF) or similar format, or by nationally recognized private courier. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by electronic transmission shall be deemed given on the first Business Day following receipt; provided, however, that a notice delivered by electronic transmission shall only be effective if such notice is also delivered by hand or given by nationally recognized private courier on or before two Business Days after its delivery by electronic transmission. All notices shall be addressed as follows:

If to Buyer, addressed to:

Universal Intermodal Services, Inc.
12755 E 9 Mile Rd
Warren, MI 4808
Attention:	Tim Phillips, President
Jude M. Beres, Chief Financial Officer
Email:	TPhillips@universalintermodal.com
JBeres@universallogistics.com
with a copy (which will not constitute notice) to:

Dykema Gossett PLLC
39577 Woodward Avenue - Suite 300
Bloomfield Hills, Michigan 48304-2820
Attention:	Brendan J. Cahill
Email:	BCahill@dykema.com
If to any Seller or the Sellers’ Representative, addressed to:
The address provided by Sellers’ Representative to the other Parties in writing from time to time with a copy, with respect to notices to Sellers or the Sellers’ Representative (which will not constitute notice) to:

McConnell Barwick LLP
9960 Research Drive, Suite 100
Irvine, CA 92618
Attention:	Scott McConnell
Email:	smcconnell@mdblawyers.com

or to such other place and with such other copies as either Party may designate as to itself by written notice to the others in accordance with the provisions of this Section 10.8.

10.9Execution of Agreement.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies (whether electronic, fax or otherwise) of this Agreement may be made and relied upon to the same extent as an original.  The exchange of copies of this Agreement and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.

10.10Expenses.  Regardless of whether the transactions contemplated hereby are consummated, each Party shall pay its or their own costs and expenses, including legal, accounting, consulting and other professional fees and any broker’s or finder’s fees, incurred in connection with the negotiation, preparation, investigation, and performance by such Party of this Agreement and the transactions contemplated hereunder.

10.11Accounting Terms.  All accounting terms used herein and not expressly defined herein have the meanings given to them under GAAP on the Closing Date.

10.12Successors and Assigns; No Third Party Beneficiaries.

(a)No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the other Parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the transactions contemplated by this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Indemnified Persons and the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 10.12.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns.

(b)Notwithstanding anything to the contrary, the Parties agree that nothing in this Agreement shall preclude Buyer or any of its affiliates from providing its lenders or the Company’s lenders with a security interest in its rights under this Agreement in accordance with the terms of their security and collateral agreements in connection with any credit facility provided by such lenders to such Person, or preclude such lenders from foreclosing upon such security interest in accordance with the terms of such security and collateral agreements, and any such action by such lenders shall not be deemed to violate any of the assignment provisions of this Section 10.12.

10.13Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity, without any obligation to post a bond or other security.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

[Signature Page Follows]

The Parties executed this Stock Purchase Agreement as of the Effective Date.

BUYER:

Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Its:	President

[Signature Page to Stock Purchase Agreement]

SELLERS

/s/ Robert Sweet
Robert Sweet, Individually

The Horvitz Family Special Needs Gift Trust, dated July 18, 2014

By:	/s/ James H. Horvitz
James H. Horvitz, Trustee

By:	/s/ Robin L. Horvitz
Robin L. Horvitz, Trustee

/s/ James H. Horvitz
James H. Horvitz, Individually

R. HORVITZ

/s/ Robin L. Horvitz
Robin L. Horvitz, Individually

SELLERS’ REPRESENTATIVE

/s/ James H. Horvitz
James H. Horvitz

[Signature Page to Stock Purchase Agreement]

APPENDIX A

Definitions

For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Appendix A:

“Accounting Practices” means Deco Logistics Accounting Practices or Oaktree Logistics Accounting Practices, as applicable.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.  For purposes of the Employee Plans, the term “Affiliate” shall have the meaning ascribed under Code Section 414(b), (c) or (m) and ERISA Section 4001.

“Agreement” is defined in the Preamble.

“Applicable Area” is defined in Section 7.2(c).

“Assumed Liabilities” means liabilities of the Companies (a) for trade accounts payable and accrued operating expenses, but only to the extent included in Closing Working Capital, and (b) to perform ordinary course obligations of the Companies under Contracts entered into in the Ordinary Course of Business (or, with respect to Material Contracts, that have been disclosed to Buyer pursuant to this Agreement), but only to the extent accruing after the Closing Date.

“Basket Amount” is defined in Section 8.6(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are required or authorized by law to be closed.

“Business” is defined in the Background.

“Buyer Documents” is defined in Section 6.2.

“Buyer” is defined in the preamble.

“Buyer Indemnified Persons “ is defined in Section 8.1.

“Cap” is defined in Section 8.6(b).

“Cash and Cash Equivalents” means, collectively, the aggregate consolidated amount of cash on hand and in banks, cash-equivalents and marketable securities of any of the Companies, in each case as determined in accordance with GAAP (without regard to any purchase accounting adjustments arising out of the transactions contemplated by this Agreement), excluding restricted cash, security deposits, amounts in escrow and cash deposit accounts, and net of any amounts representing outstanding or uncleared checks and wires, whether in bank accounts (including money market accounts) and uncleared deposits made into such bank accounts, or otherwise.  For clarity (i) with respect to bank overdrafts and outstanding checks, Cash Equivalents will not be reduced by the amounts thereof where the associated amounts are included in the calculation, and increase the amount of, Indebtedness, but Cash Equivalents will be reduced by such amounts where the associated amounts are not included in, and do not increase the amount of, the computation of Indebtedness, and (ii) Cash Equivalents will not include amounts collected by any of the Companies where the associated accounts receivable is included in the computation of Closing Net Working Capital.

“Cash Balance Plan” is defined in Section 7.8(a).

“Cash Balance/401(k) Escrow Fund” means an amount equal to $500,000, plus the aggregate amount of any interest and earnings thereon, if any.

“CDCH” is defined in Section 5.31.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Closing Financial Information” is defined in Section 2.4(a).

“Closing Payment” is defined in Section 2.3(b).

“Closing Working Capital” is defined in Section 2.2(b).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” or “Companies” has the meaning specified in the Background.

“Company IP” is defined in Section 5.24(a).

“Company Software” means any Software (including related documentation) that is material to the Businesses and that is owned by or licensed to either Company, other than commercially available, off-the-shelf, non-customized Software.

“Consent” means any consent, approval, authorization, permission, ratification or waiver from, notice to, or registration or filing with, any Person.

“Contract” means any agreement, contract, subcontract, lease, instrument, note, option, purchase order, work order, customer order, license or sublicense or other commitment or undertaking of any nature (whether written or oral), in each case that is legally binding.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person, and in any event and without limiting the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

“Copyrights” means all registered and unregistered copyrights in both published works and unpublished works and all rights in mask works

“D&O Resignation and Release” is defined in Section 3.2(f).

“Datasite” means that certain data site established for “Project Tenaod” by Box Inc. located at https://app.box.com/folder/54212461566 on behalf of Sellers.

“Deco Logistics” is defined in the Background.

“Deco Logistics Accounting Practices” means the accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, as applied by Deco Logistics in the preparation of Deco Logistics’  financial statements for 2016 and 2017 as reviewed by Hoffski Pisano & Co.

“Deco Shares” is defined in the Background.

“Deco Trust” is defined in Section 7.8(a).

“Deficit Amount” is defined in Section 2.3(c)(ii).

“Disputed Items” is defined in Section 2.4(b).

“Effective Date” is defined in Preamble.

“Employee Plans” means employment related plans, including employment or consulting agreements, collective bargaining and supplemental agreements, pension, cash balance, profit sharing/401k, incentive, bonus, deferred compensation, retirement, equity option, equity purchase, severance, medical, hospitalization, dental, prescription, life insurance, disability, vacation, salary continuation, sick pay, welfare, fringe benefit and other employee benefit plans, contracts, programs, policies and arrangements, whether written or oral.

“Consultant/Employment Agreement” is defined in Section 3.2(d).

“Environmental Laws” means all Laws, Environmental Permits, Governmental Orders, or legally binding agreements relating to the use, management or disposal of Hazardous Substances, or to pollution, or protection of endangered species, natural resources, human health or the environment.

“Environmental Permits” means Permits which are or have been required under or are or have been issued pursuant to Environmental Laws.

“ERISA Affiliate Liability” means any Losses under or in respect of any Employee Plan (excluding any Employee Plan that is maintained, or required to be contributed to, by a Company)

pursuant to any Law that imposed liability on a “controlled group” or similar basis (as used in Code Section 414 or Section 4001 of ERISA), as a result of any of the Companies being treated as a single employer under Code Section 414 or Section 4001 of ERISA with respect to any other Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Escrow Agent” is defined in Section 3.3(b).

“Escrow Fund” means the total sum of the Indemnification Escrow Fund plus the Working Capital Escrow Fund plus the Cash Balance/401(k) Escrow Fund.

“Escrow Release Date” is defined in Section 8.7.

“Estimated Closing Purchase Price” is defined in Section 2.3(a).

“Existing Indebtedness” means the Indebtedness of the Companies outstanding on the Closing Date.

“FMCSA” is defined in Section 5.31.

“Final Purchase Price” is defined in Section 2.4.

“Financial Statements” is defined in Section 5.7.

“Fundamental Representations” is defined in Section 8.5(a).

“GAAP” means United States generally accepted accounting principles and practices consistently applied throughout the specified period and on a basis consistent with the basis on which the Financial Statements were prepared.

“Gordon Retention Bonus Holdback Amount” means $400,000.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, agency, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Order” means any legally binding order, writ, judgment, injunction, decree, stipulation, award or determination of any Governmental Authority.

“Hazardous Substance” means any and all substances or wastes which have been defined or classified as hazardous, toxic or harmful pursuant to any Environmental Laws, or which are regulated pursuant to such Environmental Laws, including petroleum and each of its chemical constituents and by-products, urea formaldehyde foam insulation, polychlorinated biphenyls, and asbestos in any form.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, the Health Information Technology and Clinical Health Act, enacted as part of the American Recovery and Reinvestment Act of 2009 and the regulations promulgated thereunder, and the Breach Notification Rule, codified at 45 CFR 164.400 et seq.

“Horvitz Family Member” is defined in the Preamble.

“Horvitz Trust” is defined in the Preamble.

“IC Agreements” is defined in Section 5.17(b).

“Indebtedness” means (a) the principal of and/or interest accrued on (i) indebtedness for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (b) all obligations issued or assumed as the deferred purchase price of property (but excluding accounts payable); (c) all obligations for the reimbursement of any obligor on any letter of credit or similar credit transaction servicing obligations of a Person or of a type described in clauses (a) and (b) above and (d) and (e) below; (d) all obligations to pay rent or other amounts under any lease of real property or personal property which obligations are required to be classified and accounted for as capital leases in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; and (e) all guarantees of obligations of the type referred to in clauses (a) through (d) of other Persons, in each case including the aggregate amount of all pre-payment, termination or redemption charges, premiums, penalties, fees, costs, expenses, breakage costs, make-whole payments or other payments required to be paid in respect of any of the obligations of the type referred in clauses (a) through (e) on prepayment or otherwise.

“Indemnification Escrow Fund” means an amount equal to $6,000,000, plus the aggregate amount of any interest and earnings thereon, if any.

“Indemnified Party” is defined in Section 8.3.

“Indemnifying Party” is defined in Section 8.3.

“Independent Contractors” is defined in Section 5.17(b).

“Intellectual Property Rights” means all intellectual property owned or licensed (as licensor or licensee) by Company, including: (a) Marks; (b) Patents and invention disclosures; (c) Copyrights; (d) all rights in mask works (as defined in Section 901 of the Copyright Act of 1976); (e) Software; (f) Trade Secrets; (g) Net Names; (h) other applications, certificates, filings, registrations or other documents issued by, filed with, or recorded by, any private, state, government or other public or quasi-public legal authority for protection of any technology; and (i) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation.

“Interim Financial Statements” is defined in Section 5.7.

“Inventory” means all inventories, including raw materials, work in process, finished goods, components, spare parts, packaging materials and all other materials and supplies used or consumed by a Company in the production of finished goods (including inventories held at any location controlled by any Company and inventories previously purchased and in transit to such locations).

“IRCA” is defined in Section 5.17(d)(xiii).

“J. Horvitz” is defined in the Preamble.

“Knowledge of Sellers,” “to the Knowledge of Sellers” or “Known to Sellers,” and words of similar import means, with respect to any matter in question, actual knowledge of each Seller after making due and reasonable inquiry of Erick Gordon and Rafael Arenas, and any employee of either Company having primary responsibility for such matter.

“Law” means any law, ordinance, code, statute, rule, regulation, order, judgment, injunction, award, or decree of any court, arbitrator, administrative agency, regulatory body or authority and Governmental Authority, whether federal, state, local or foreign.

“Leased Real Property” is defined in Section 5.15(a).

“Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Agreement.

“Liabilities” means any and all debts, liabilities, guarantees, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any contract or any tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto.

“Lien Termination Letters” is defined in Section 3.2(g).

“Lien” means any pledge, lien (including any Tax lien), charge, claim, encumbrance, security interest, mortgage, option, restriction on use, voting or transfer (including any buy-sell agreement or right of first refusal or offer), community property interest, forfeiture, penalty, license, equity or other right of another Person of every nature and description whatsoever.

“Losses” is defined in Section 8.1.

“Marketing Business” is defined in the Background.

“Marks” means for each Company its name and all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications used in the Business.

“Material Adverse Effect” means any fact, event, change, development or effect that, individually or together with any one or more other facts, events, changes, developments or effects, is materially adverse to (a) the assets, operations, capitalization, results of operations or financial condition of the Companies, or (b) the ability of Sellers to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the loss of any customer that provides greater than 20% of a Company’s annual revenue or partner relationships that constitute greater than 20% of a Company annual revenue shall be considered a Material Adverse Effect for purposes of this Agreement; provided, however, that no event, change, development or effect resulting from any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect to the extent they do not have a disproportionate impact on the Companies, taken as a whole, when compared to other similarly situated businesses:  (A) any changes affecting the industry in which the Companies operate or changes in global or national economic, monetary, or financial conditions, including changes in prevailing interest rates, credit markets, currency exchange rates or market conditions, (B) changes in global or national political conditions, including the outbreak or escalation of war or similar hostilities, acts of terrorism and the abrogation of treaties, (C) earthquakes, hurricanes, tsunamis, typhoons, lightning, hailstorms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides, wildfires and other natural disasters, (D) changes in applicable Law or the interpretation thereof or changes in GAAP or the interpretation thereof, (E) any change resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) any change resulting from the compliance with the terms of, or the taking of any action contemplated by, this Agreement.

“Material Contracts” is defined in Section 5.19(a).

“Net Names” means all rights in internet web sites and internet domain names presently used in the Business.

“Notice of Disagreement” is defined in Section 2.4(b).

“Oaktree Financial Statements” is defined in Section 5.7.

“Oaktree Logistics” is defined in the Background.

“Oaktree Logistics Accounting Practices” means the accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies as applied by Oaktree Logistics in the preparation of Oaktree Logistics’ financial statements.

“Oaktree Retirement Trust” is defined in Section 7.8(a).

“Oaktree Shares” is defined in the Background.

“Open Source Materials” means materials (including any open source software) subject to any license that requires as a condition of use, modification and/or distribution thereof, that such materials, or materials combined and/or distributed with such materials be (a) disclosed or distributed in source code or similar form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge. The term includes materials subject to the GNU General Public License, the GNU Lesser General Public License, an Apache License, a Mozilla Public License, or similar licenses.

“OpCo Business” is defined in the Background.

“Ordinary Course of Business” means the usual and ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of the Companies.

“Organizational Documents” means, with respect to any Person, as applicable (a) the bylaws or operating agreement, (b) articles of incorporation or articles of organization, (c) similar organizational documents, (d) any charter or agreement or similar document adopted or filed in connection with the creation, formation, organization, or incorporation of a Person, and (e) any amendment to or restatement of any of the foregoing.

“OSHA” means the Occupational Safety and Health Act of 1970.

“Owner-Operator Proceedings” means any Proceeding by any current or former Independent Contractor, Governmental Authority, private attorney general or other Person arising out of, based upon, or in any way related to the classification or reclassification of any Person classified by the Companies or its Predecessors prior to the Closing as an Independent Contractor, including pursuant to, related to, or analyzed after Dynamex Operations West, Inc. v. Los Angeles County Superior Court, 2018 Cal. LEXIS 3152 (Supreme Court of California), and including:

(a)any Proceedings arising out of (i) violation of record keeping requirements under California Labor Code §210, (ii) wage and hour violations under the California wage order for overtime under California Business and Professions Code 17200, (iii) premiums for every missed meal and rest breaks, (iv) 30 days’ waiting time penalties pursuant to California Labor Code §203, (v) California Unemployment Insurance Code assessments and penalties, (vi) state and federal income Taxes unpaid by the employee, (vii) other unpaid Taxes, including under the Patient Protection and Affordable Care Act, and penalties for unpaid FICA and FUTA, (viii) tort Liability for injuries suffered by employees when workers compensation insurance was not secured (California Labor Code §3706), (ix) penalties for unfair business practices (California Business and Professions Code §17200), (x) potential criminal Liability under California Labor Code §3700, or (xi) retroactive benefits offered to employees, such as health insurance, vacations, and retirement plans, costs of defense and attorney fees;

(b)any Proceedings arising from or with respect to California Labor Code §226.8 imposing penalties by the California Labor and Workforce Development Agency;

(c)any Proceedings arising from or with respect to the Companies’ Leases For Services of Owner-Operators with Independent Contractors  with respect to California  Labor Code Section 2810.3  holding companies that contract with “labor contractors” to be jointly liable with the labor contractor for all civil legal responsibility and civil liability for all workers supplied by the labor contractor; and

(d)any Proceedings arising from or with respect to the California DMV Driving Record Pull Form that is electronically filed by the Companies with the DMV, wherein all the  Owner–Operator and/or drivers retained by the Companies attest that they are employees of the Companies and the Companies swear under penalty of perjury to the State of California that all the Owner–Operators and/or drivers are employees of the Companies.

“Patents” means all patents, patent applications and inventions and discoveries that may be patentable.

“Party” or “Parties” is defined in the Preamble.

“Pending Proceedings” is defined in Section 5.25.

“Permits” means all permits, approvals, consents, registrations, licenses, certificates, variances or other authorizations granted by or obtained from any Governmental Authority.

“Person” or “person” means an individual, a partnership, limited partnership, a corporation, a limited liability company, proprietorship, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, union, any other business entity, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Personal Property” means all tangible personal property and Shares therein, including all machinery, equipment, tools, trade fixtures, furniture, furnishings, vehicles, computer hardware, drawings, designs and blue prints.

“Personal Property Leases” is defined in Section 5.16.

“PPACA” means the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 and any subsequent amendments thereto.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Tax Return” is defined in Section 9.2.

“Predecessor” means any Person owned indirectly or indirectly, in whole or in any part, by any Seller or any Affiliate of any Seller which was engaged in any aspect of the Businesses, including Container Connection of Southern California, Inc. a California corporation, Minke Logistics, Inc., a California corporation, Container Connection, L.P. a California limited partnership, Clean Truck Fleet, Inc., a California corporation, and Container Connection of Texas, Inc., a Texas corporation.

“Profit Sharing/401K Plan” is defined in Section 7.8(a).

“Proceeding” means any claim, action, charge, complaint, suit, litigation, arbitration, grievance, inquiry, proceeding, hearing, audit, examination or investigation (including any civil, criminal, administrative, investigative or appellate proceeding) by or before any Governmental Authority or arbitrator.

“Purchase Price” is defined in Section 2.2.

“Real Property” means any real property owned, used, leased, occupied, managed or operated by any Company, in each case together with the Companies’ right, title and interest in all buildings, structures, improvements, and fixtures located thereon and all easements and other rights and Shares appurtenant thereto.

“Real Property Leases” is defined in Section 5.15.

“Receivables” means all accounts receivable, notes receivable and other amounts receivable from third parties.

“Registered Intellectual Property” means all Intellectual Property Rights that are subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered Trademarks, Net Names and Copyrights, issued and reissued Patents and pending applications for any of the foregoing.

“Related Party Release” is defined in Section 3.2(g).

“Related Person” means (a) with respect to a particular individual, each other member of such individual’s family, including the individual’s spouse, any other natural person who is related to the individual or the individual’s spouse within the second degree, and any other natural person who resides with such individual, and (b) with respect to a specified Person other than an individual, each shareholder, partner or member of such specified Person and each Person that serves as a director, officer, or manager of such specified Person (or in a similar capacity) of such specified Person.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Remedial Action” means any action required under any Environmental Laws to (a) clean up, remove, treat, or in any other way address any Hazardous Substance or other substance in the environment, (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Restricted Period” is defined in Section 7.2(c).

“Restricted Person” is defined in Section 7.1(a). For purposes of this Agreement, Restricted Person shall include and mean any grantor(s), trustee(s) and beneficiary of such trust that is a Seller under this Agreement.

“Retention Bonus Payment” is defined in Section 7.9.

“Retained Liabilities” means any Liabilities of each Company, Predecessor or their respective Affiliates that are not Assumed Liabilities, including Liabilities for Indebtedness, restructuring or reorganization of any Predecessors, capital leases, related party Liabilities, accrued interest, accrued Taxes, deferred compensation, termination benefits (other than Liabilities arising out of, based upon or in any way relating to any Owner-Operator Proceeding), or any Liabilities resulting from any Proceeding resulting from violation of any Law (other than Liabilities arising out of, based upon or in any way relating to any Owner-Operator Proceeding), and all other known, unknown, and contingent Liabilities not expressly included in the Assumed Liabilities (other than Liabilities arising out of, based upon or in any way relating to any Owner-Operator Proceeding).

“Reviewed Financial Statements” is defined in Section 5.7.

“Reviewing Accountant” is defined in Section 2.4(c).

“R. Horvitz” is defined in the Preamble.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Documents” is defined in Section 4.2.

“Seller” or “Sellers” is defined in the Preamble.

“Sellers Indemnified Persons” is defined in Section 8.2.

“Sellers’ Representative” is defined in Preamble.

“Sellers’ Transaction Expenses” means all out-of-pocket costs and expenses incurred by the Sellers or the Companies on their own behalf or on behalf of any of their Affiliates prior to the Closing (whether paid or payable on, prior or after the Closing Date and whether or not then invoiced), in connection with, related to or arising from the transactions contemplated by this Agreement and the agreements and documents referenced herein, including any legal, accounting, investment banking, brokerage or advisory fees and expenses and including any sale, change of control, transaction or similar bonuses or compensation payable to any Seller, or any employee of any Company in connection with the consummation of the transactions contemplated hereby.

“Shares” is defined in the Background.

“Significant Customer” is defined in Section 5.20.

“Software” means all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

“Significant Supplier” is defined in Section 5.20.

“Straddle Period” is defined in Section 9.1.

“Straddle Tax Return” is defined in Section 9.2.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries) owns, directly or indirectly, at least a majority of the equity interests (or other beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or managers or similar governing body or the legal power to direct the business or policies of such Person. The term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Sweet” is defined in Preamble.

“Target Working Capital” is defined in Section 2.2(b).

“Tax Return” means any report, return, declaration, statement or other information required to be supplied to a taxing authority in connection with Taxes.

“Tax” or “Taxes” means any assessment of any kind or nature imposed by any Governmental Authority, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Code §59A), duties including customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, deficiency, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the liability for Taxes of any other Person.

“Trade Secrets” is defined in Section 7.1(c)(ii).

“Transfer Taxes” is defined in Section 9.5.

“Transportation Claims” means any claim of or by any shipper, receiver, or Independent Contractor for loss, damage or overcharge arising out of, based upon, or in any way related to a transportation transaction or activity, including claims for personal injury, death, or property damage.

“Treasury Regulations” means regulations promulgated under the Code.

“Unpaid Sellers’ Transaction Expenses” is defined in Section 8.1(f).

“WARN” means the Workers Adjustment and Retraining Notification Act of 1988, as amended.

“Working Capital Adjustment” is defined in Section 2.2(b).

“Working Capital Escrow Fund” means an amount equal to $1,101,797, plus the aggregate amount of any interest and earnings thereon, if any.

EXHIBIT A

Assignment Separate From Certificate

[See attached.]

ASSIGNMENT SEPARATE FROM CERTIFICATE

December 7, 2018

FOR VALUE RECEIVED, effective as of the date of this Assignment, Robert W. Sweet (the “Assignor”), hereby assigns and transfers unto Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation, 1,000 shares of Common Stock of Deco Logistics, Inc., a California corporation (the “Company”) represented by Stock Certificate No. 1, standing in Assignor’s name on the books of the Company and does hereby irrevocably constitute and appoint Dykema Gossett PLLC as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

[Signature Page Follows]

4839-7854-6996.1
113006\000001

ASSIGNOR:

Robert W. Sweet

[Signature Page to Assignment Separate From Certificate]

ASSIGNMENT SEPARATE FROM CERTIFICATE

December 7, 2018

FOR VALUE RECEIVED, effective as of the date of this Assignment, The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 (the “Assignor”), hereby assigns and transfers unto Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation, 100,000 shares of Common Stock of Oaktree Logistics, Inc., a California corporation (the “Company”) represented by Stock Certificate No. 1, standing in Assignor’s name on the books of the Company and does hereby irrevocably constitute and appoint Dykema Gossett PLLC as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

[Signature Page Follows]

ASSIGNOR:

The Horvitz Family Special Needs Gift Trust, Dated July 18, 2014

By:
Name:	James H. Horvitz
Title:	Trustee

By:
Name:	Robin L. Horvitz
Title:	Trustee

EXHIBIT B

Escrow Agreement

[See attached.]

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of December 7, 2018 (the “Effective Date”), is by and among Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”), James H. Horvitz, in his capacity as representatives of the Sellers (“Sellers’ Representative”) and U.S. Bank National Association, a national banking association, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A. Reference is hereby made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among Buyer, James H. Horvitz, in his individual capacity (“ J. Horvitz”), Robert Sweet (“Sweet”), The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 ( “Horvitz Trust” and together with Sweet and J. Horvitz, the “Sellers”), Robin L. Horvitz and Sellers’ Representative.

B.The Purchase Agreement provides that Buyer shall deposit on behalf of Sellers the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent for the purpose of indemnifications that may become due to Buyer and adjustments to the Purchase Price (as defined in the Purchase Agreement), in each case, pursuant to the terms of the Purchase Agreement.

C.Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and any earnings thereon in accordance with the terms of this Agreement.

D.  Buyer and Sellers’ Representative have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Agreement.

E.  Buyer and Sellers’ Representative acknowledge that (i) Escrow Agent is not a party to and has no duties or obligations under the Purchase Agreement, (ii) all references in this Agreement to the Purchase Agreement are solely for the convenience of Buyer and Sellers’ Representative, and (iii) Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Definitions.  The following terms shall have the following meanings when used herein:

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which Escrow Agent at its location in Michigan identified in Section 15 is open to the public for general banking purposes.

“Buyer Representative” means the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Buyer and delivered to Escrow Agent and a Sellers’ Representative’s Agent in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Cash Balance/401(k) Escrow Amount” has the meaning set forth in Section 3(c).

“Cash Balance/401(k) Escrow Funds” means the Cash Balance/401(k) Escrow Amount, together with any interest and other income thereon.

“Claim” has the meaning set forth in Section 6(a).

“Claim Notice” has the meaning set forth in Section 6(a).

“Escrow Funds” means the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Complete Payment Instructions” means, with respect to a disbursement of Escrow Funds, written instructions providing (a) the full name of the payee of such disbursement and (b) wiring instructions (listing bank name, routing number, account name and account number) or an address to which a check may be sent.

“Final Order” means a final and nonappealable judgement, order, award or determination of a court of competent jurisdiction (an “Order”) affirming the final determination of (a) the Final Purchase Price (as defined in the Purchase Agreement) by the Reviewing Accountant (as defined in the Purchase Agreement) pursuant to the Purchase Agreement, or (b) a Claim, which Order is delivered to Escrow Agent accompanied by a written instruction from Buyer or Sellers’ Representative given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

“Indemnification Escrow Amount” has the meaning set forth in Section 3(a).

“Indemnification Escrow Funds” shall mean the Indemnification Escrow Amount, together with any interest and other income thereon.

“Indemnification Escrow Period” means the period commencing on the Effective Date and ending at the close of Escrow Agent’s Business Day on June 7, 2020, unless earlier terminated pursuant to this Agreement.

“Indemnified Party” has the meaning set forth in Section 11.

“Joint Written Direction” means a written direction executed by each of Buyer and Sellers’ Representative in the form attached as Attachment 1, delivered to Escrow Agent in accordance with Section 15 and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Agreement.

“Representatives” means a Buyer Representative and a Sellers’ Representative’s Agent.

“Sellers’ Representative’s Agent” means the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Sellers’ Representative and delivered to Escrow Agent and a Buyer Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Working Capital Escrow Amount” has the meaning set forth in Section 3(b).

“Working Capital Escrow Funds” shall mean the Working Capital Escrow Amount, together with any interest and other income thereon.

“Working Capital Escrow Period” means the period commencing on the Effective Date and ending on the date that Escrow Agent receives a Joint Written Direction regarding the Working Capital Escrow Funds after the Final Purchase Price (as defined in the Purchase Agreement) is finally determined under the terms of the Purchase Agreement, unless earlier terminated pursuant to this Agreement.

2.Appointment of and Acceptance by Escrow Agent.  Buyer and Sellers’ Representative hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3, shall hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3.Deposit of Escrow Funds.  Simultaneously with the execution and delivery of this Agreement, Buyer will transfer (a) $6,000,000 (the “Indemnification Escrow Amount”), (b) $1,101,797 (the “Working Capital Escrow Amount”) and (c) $500,000 (the “Cash Balance/401(k) Escrow Amount”), by wire transfer of immediately available funds, to one account designated by Escrow Agent. Escrow Funds will remain uninvested except as provided in Section 7. Buyer and Sellers’ Representative warrant that the Cash Balance/401(k) Escrow Funds are not “plan assets” with respect to any “employee benefit plan” (as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

4.Disbursements of Escrow Funds.

(a)Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction received by Escrow Agent as set forth in Section 15. Such Joint Written Direction will contain Complete Payment Instructions.

(b)After the expiration of the Working Capital Escrow Period, Buyer and Sellers’ Representative shall execute a Joint Written Direction to direct the Escrow Agent to release to either Buyer or Sellers’ Representative, or a combination of both, within two (2) Business Days, all Working Capital Escrow Funds as determined pursuant to Section 2.3(c) of the Purchase Agreement. Such Joint Written Direction shall include (i) the amounts to be disbursed to, or as directed by, Buyer and Sellers’ Representative, as applicable, and (ii) Complete Payment Instructions.

(b)After the expiration of the Indemnification Escrow Period and receipt by Escrow Agent from Sellers’ Representative of Complete Payment Instructions, Escrow Agent, within two (2) Business Days, shall distribute to Sellers’ Representative any remaining Indemnification Escrow Funds not subject to a Claim Notice as provided in Section 6. On and after expiration of the Indemnification Escrow Period, any Indemnification Escrow Funds which are subject to a Claim Notice will be held subject to the terms of this Agreement by Escrow Agent pending its receipt of a Joint Written Direction or Final Order with respect to such Claim.

(c)Prior to any disbursement, Escrow Agent must receive reasonable identifying information regarding the recipient so that Escrow Agent is able to comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or Form W-8, as applicable. All disbursements of Escrow Funds will be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12.

5.Suspension of Performance; Disbursement into Court.  If, at any time, (a)  a dispute exists with respect to any obligation of Escrow Agent under this Agreement, (b) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, Escrow Agent’s proper actions with respect to its obligations hereunder, or (c) the Representatives have not, within 10 days of receipt of a notice of resignation, appointed a successor escrow agent to act under this Agreement, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(i)suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty is resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent is appointed.

(ii)petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in the State of California for instructions with respect to such dispute or uncertainty and, to the extent required or permitted by law, pay into such court, for holding and disposition by such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent will have no liability to Buyer or Sellers’ Representative for any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise due to any delay in any other action required or requested of Escrow Agent, except in each case in the event of Escrow Agent’s gross negligence or willful misconduct as provided in Section 10(b).

6.Resolutions & Disbursement of Claims.  If during the Indemnification Escrow Period, Buyer elects to make a Claim (as defined below), then the procedure for administering and resolving such Claims is as follows:

(a)If Buyer (on behalf of it or a Buyer Indemnified Person, as defined in the Purchase Agreement) elects to assert a claim for indemnity pursuant to the Purchase Agreement (an “Claim”), it must give written notice of such Claim (a “Claim Notice”) to Escrow Agent and Sellers’ Representative on or before the expiration of the Indemnification Escrow Period.  Such Claim Notice must include a description of the Claim and the basis therefor and the amount of the Claim (the “Claim Amount”), if known, asserted by Buyer for such Claim (including, if appropriate, an estimate of all costs and expenses reasonably expected to be incurred by Buyer by reason of such claim).

(b)If the Escrow Agent has not received a written objection to the Claim Amount or portion thereof from Sellers’ Representative (a “Claim Dispute Notice”) within thirty days following the day that Escrow Agent has receipt of such Claim Notice, then, within two (2) Business Days after expiration of such thirty-day period, the Escrow Agent shall release an amount from the Indemnification Escrow Funds equal to the Claim Amount, by wire transfer to an account or accounts designated by Buyer.  If the Escrow Agent receives a Claim Dispute Notice from Sellers’ Representative (a copy of which Sellers’ Representative shall concurrently deliver to Buyer) within thirty days following the Escrow Agent’s receipt of the related Claim Notice, then the Escrow Agent shall not distribute to Buyer any portion of the Claim Amount until the Escrow Agent receives either a Joint Written Direction or a Final Order with respect to such Claim; provided, that notwithstanding the foregoing, if Sellers’ Representative objects only in part to the Claim Amount, the Escrow Agent shall, within two (2) Business Days after the lapse of the aforementioned thirty day period, deliver to Buyer an amount from the Indemnification Escrow Funds equal to the portion of the Claim Amount not objected to by Sellers’ Representative in the Claim Dispute Notice.

(c)Escrow Agent shall have no responsibility to determine the validity or sufficiency of any Claim Notice or Claim Dispute Notice or whether any Claim Notice or Claim Dispute Notice has been received by, or provided to Buyer or Sellers’ Representative, as applicable. Escrow Agent may conclusively presume that any Claim Notice or Claim Dispute Notice delivered to it has been simultaneously delivered to Sellers’ Representative or Buyer, as the case may be.

(d)Escrow Agent shall pay a Claim to Buyer from the Indemnification Escrow Funds only pursuant to (i) this Section 6, (ii) a Joint Written Direction or (iii) a Final Order.

7.Investment of Funds.  Based upon Buyer’s and Sellers’ Representative’s prior review of investment alternatives, in the absence of further specific written direction to the contrary at any time that an investment decision must be made, Escrow Agent is directed to invest and reinvest the Escrow Funds in the investment identified in Schedule A. If applicable, Buyer and Sellers’ Representative acknowledge receipt from Escrow Agent of a current copy of the prospectus for the investment identified in Schedule A. Buyer and Sellers’ Representative may deliver to Escrow Agent a Joint Written Direction changing the investment of the Escrow Funds, upon which direction Escrow Agent may conclusively rely without inquiry or investigation; provided, however, that Buyer and Sellers’ Representative warrant that no investment or reinvestment direction will be given except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; (b) U.S. dollar denominated deposit accounts and certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which are either (i) insured by the Federal Deposit Insurance Corporation (“FDIC”) up to FDIC limits, or (ii) with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of at least “A-1” by S&P or “P-1” by Moody’s (ratings on holding companies are not considered as the rating of the bank); or (c) money market funds, including funds managed by Escrow Agent or any of its affiliates; provided further, however, that Escrow Agent will not be directed to invest in investments that Escrow Agent determines are not consistent with Escrow Agent’s policies or practices. Buyer and Sellers’ Representative recognize and agree that Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of Escrow Funds or the purchase or disposition of any investment and the Escrow Agent will not have any liability for any loss in an investment made pursuant to the terms of this Agreement. Escrow Agent has no responsibility whatsoever to determine the market or other value of any investment and makes no representation or warranty as to the accuracy of any such valuations. To the extent applicable regulations grant rights to receive brokerage confirmations for certain security transactions, Buyer and Sellers’ Representative waive receipt of such confirmations.

All investments will be made in the name of Escrow Agent.  Escrow Agent may, without notice to Buyer and Sellers’ Representative, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow  Funds permitted or required hereunder and will not be liable for any loss, cost or penalty resulting from any sale or liquidation of any such investment. All investment earnings will become part of the Escrow Funds and investment losses will be charged against the Escrow Funds.  With respect to any Escrow Funds or investment instruction received by Escrow Agent after 11:00 a.m., U.S. Central Time, Escrow Agent will not be required to invest applicable funds until the next Business Day. Receipt of the Escrow Funds and investment and reinvestment of the Escrow Funds will be confirmed by Escrow Agent by an account statement. Failure to inform Escrow Agent in writing of any error or omission in any such account statement within 90 days after receipt will conclusively be deemed confirmation and approval by Buyer and Sellers’ Representative of such account statement.

8.Tax Reporting.  Escrow Agent has no responsibility for the tax consequences of this Agreement and Buyer and Sellers’ Representative shall consult with independent counsel concerning any and all tax matters. Buyer and Sellers’ Representative jointly and severally agree to (a) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement and (b) request and direct the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise the Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045 and Form 1099 and Form 1042-S reporting with respect to investment income earned on the Escrow Funds, if any. To the extent that U.S. federal imputed interest regulations apply, Buyer and Sellers’ Representative shall, no later than 5 Business Days after the effective date of this Agreement, so inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations and direct the Escrow Agent to disburse imputed interest amounts as Buyer and Sellers’ Representative deem appropriate. The Escrow Agent will rely solely on such provided calculations and information and will have no responsibility for the accuracy or completeness of any such calculations or information. Buyer and Sellers’ Representative shall provide Escrow Agent a properly completed IRS Form W-9 or Form W-8, as applicable, for each payee.  If requested tax documentation is not so provided, Escrow Agent is authorized to withhold taxes as required by the United States Internal Revenue Code and related regulations. Buyer and Sellers’ Representative have determined that any interest or income on Escrow Funds will be reported on an accrual basis and deemed to be for the account of Sellers’ Representative.

9.Resignation or Removal of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten days’ prior written notice to Buyer and Sellers’ Representative specifying a date when such resignation will take effect and, after the date of such resignation notice, notwithstanding any other provision of this Agreement, Escrow Agent’s sole obligation will be to hold the Escrow Funds pending appointment of a successor Escrow Agent. Similarly, Escrow Agent may be removed at any time by Buyer and Sellers’ Representative giving at least thirty days’ prior written notice to Escrow Agent specifying the date when such removal will take effect.  If Buyer and Sellers’ Representative fail to jointly appoint a successor Escrow Agent prior to the effective date of such resignation or removal, Escrow Agent may petition a court of competent jurisdiction to appoint a successor escrow agent, and all costs and expenses related to such petition shall be paid jointly and severally by Buyer and Sellers’ Representative. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

10.Duties and Liability of Escrow Agent.

(a)Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties will be implied.  Escrow Agent has no fiduciary or discretionary duties of any kind. Escrow Agent’s permissive rights will not be construed as duties. Escrow Agent has no liability under and no duty to inquire as to the provisions of any document other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein and whether or not a copy of such document has been provided to Escrow Agent.  Escrow Agent’s sole responsibility is to hold the Escrow Funds in accordance with Escrow Agent’s customary practices and disbursement thereof in accordance with the terms of this Agreement.  Escrow Agent shall not be responsible for or have any duty to make any calculations under this Agreement, or to determine when any calculation required under the provisions of this Agreement should be made, how it should be made or what it should be, or to confirm or verify any such calculation.  Escrow Agent will not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. This Agreement will terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Agreement, and Escrow Agent will thereafter have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

(b)Escrow Agent will not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines, which determination is not subject to appeal, that Escrow Agent’s gross negligence or willful misconduct in connection with its material breach of this Agreement was the sole cause of any loss to Buyer or Sellers’ Representative. Escrow Agent may retain and act hereunder through agents, and will not be responsible for or have any liability with respect to the acts of any such agent retained by Escrow Agent in good faith.

(c)Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent believes to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event will Escrow Agent be liable for (i) acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document believed by Escrow Agent to have been created by or on behalf of Buyer or Sellers’ Representative,  (ii) incidental, indirect, special, consequential or punitive damages or penalties of any kind (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action or (iii) any amount greater than the value of the Escrow Funds as valued upon deposit with Escrow Agent.

(d)Escrow Agent will not be responsible for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, attacks or intrusions, power failures, earthquakes or any other circumstance beyond its control.  Escrow Agent will not be obligated to take any legal action in connection with the Escrow Funds, this Agreement or the Purchase Agreement or to appear in, prosecute or defend any such legal action or to take any other action that in Escrow Agent’s sole judgment may expose it to potential expense or liability.  Buyer and Sellers’ Representative are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  Escrow Agent will have no liability to Buyer or Sellers’ Representative, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

(e)Escrow Agent may consult, at Buyer’s and Sellers’ Representative’s cost, legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving this Agreement, and will incur no liability and must be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Buyer and Sellers’ Representative agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder. When any action is provided for herein to be done on or by a specified date that falls on a day other than a Business Day, such action may be performed on the following Business Day.

(f)If any portion of the Escrow Funds is at any time attached, garnished or levied upon, or otherwise subject to any writ, order, decree or process of any court, or in case disbursement of Escrow Funds is stayed or enjoined by any court order, Escrow Agent is authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders, decrees or process so entered or issued, including but not limited to those which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction; and if Escrow Agent relies upon or complies with any such writ, order, decree or process, it will not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even if such order is reversed, modified, annulled, set aside or vacated.

(g)Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell and deal in any of the securities of any other party hereto and contract and lend money to any other party hereto and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein will preclude Escrow Agent from acting in any other capacity for any other party hereto or for any other person or entity.

(h)In the event instructions, including funds transfer instructions, address change or change in contact information are given to Escrow Agent (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, Escrow Agent is authorized, but  not required, to seek confirmation of such instructions by telephone call-back to any person designated by the instructing party on Schedule C hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person so designated.  The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and will be effective only after Escrow Agent has a reasonable opportunity to act on such changes.  If Escrow Agent is unable to contact any of the designated representatives identified in Schedule C, Escrow Agent is hereby authorized but will be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Buyer’s or Sellers’ Representative’s executive officers (“Executive Officers”), as the case may be, which will include the titles of Chief Executive Officer, President and Vice President, as Escrow Agent may select.  Such Executive Officer must deliver to Escrow Agent a fully executed incumbency certificate, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.  Buyer and Sellers’ Representative agree that Escrow Agent may at its option record any telephone calls made pursuant to this Section.  Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or Sellers’ Representative to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank, even when its use may result in a person other than the intended beneficiary, or the transfer of funds to a bank other than the intended beneficiary’s bank or intermediary bank. Buyer and Sellers’ Representative acknowledge that these optional security procedures are commercially reasonable.

11.Indemnification of Escrow Agent.  Buyer and Sellers’ Representative, jointly and severally, shall indemnify and hold harmless Escrow Agent and each director, officer, employee and affiliate of Escrow Agent (each, an “Indemnified Party”) upon demand against any and all claims, actions and proceedings (whether asserted or commenced by Buyer, Sellers’ Representative or any other person or entity and whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”)  arising from this Agreement or Escrow Agent’s actions hereunder, except to the extent such Losses are finally determined by a court of competent jurisdiction, which determination is not subject to appeal, to have been directly caused solely by the gross negligence or willful misconduct of such Indemnified Party. Buyer and Sellers’ Representative further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorneys’ fees, incurred by such Indemnified Party in connection with the enforcement of Buyer’s and Sellers’ Representative’s obligations hereunder.  Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Buyer and Sellers’ Representative jointly and severally. The obligations of Buyer and Sellers’ Representative under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

Without limiting the joint and several nature of Buyer’s and Sellers’ Representative’s obligations to Escrow Agent under this Section 11, Buyer and Sellers’ Representative agree between themselves that each will be responsible to the other for one-half of such obligations, unless a court of competent jurisdiction determines that either Buyer or Sellers’ Representative is substantially or more at fault with regard to any matter giving rise to such obligations, in which case obligations among Buyer and Sellers’ Representative will be paid by them based upon the amount of fault ascribed to each of them by such court of competent jurisdiction. Buyer and Sellers’ Representative agree that the payment by Buyer or Sellers’ Representative of any claim by Escrow Agent for indemnification shall not impair, limit, modify or affect, as between Buyer and Sellers’ Representative, the respective rights and obligations of Buyer and Sellers’ Representative under the Purchase Agreement.

12.Compensation of Escrow Agent.

(a)Fees and Expenses.  Buyer and Sellers’ Representative agree, jointly and severally, to compensate Escrow Agent upon demand for its services hereunder in accordance with Schedule B attached hereto. Without limiting the joint and several nature of their obligations to Escrow Agent, Buyer and Sellers’ Representative agree between themselves that each will be responsible to the other for one-half of Escrow Agent’s compensation. The obligations of Buyer and Sellers’ Representative under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

(b)Disbursements from Escrow Funds to Pay Escrow Agent.  Without limiting the joint and several nature of their obligations to Escrow Agent, Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of expenses due and payable hereunder (including any amount to which Escrow Agent or any other Indemnified Party is entitled to seek indemnification hereunder).  Escrow Agent shall notify Buyer and Sellers’ Representative of any such disbursement from the Escrow Funds to itself or any other Indemnified Party and shall furnish Buyer and Sellers’ Representative copies of related invoices and other statements.

(c)Security and Offset.  Buyer and Sellers’ Representative hereby grant to Escrow Agent and the other Indemnified Parties a first priority security interest in, lien upon and right of sale and offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, Buyer and Sellers’ Representative shall promptly pay such amounts upon receipt of an itemized invoice.

13.Representations and Warranties.

(a) Representations and Warranties of Buyer and Sellers’ Representative. Buyer and Sellers’ Representative each respectively make the following representations and warranties to Escrow Agent:

(i)it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity);

(ii)each of the applicable persons designated on Schedule C attached hereto has been duly appointed to act as its authorized representative hereunder and individually has full power and authority on its behalf to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as its authorized representative under this Agreement;

(iii)no change in designation of such authorized representatives will be effective until written notice of such change is delivered to each other party to this Agreement pursuant to Section 15 and Escrow Agent has had reasonable time to act upon it; and

(iv)In addition, the Sellers’ Representative represents and warrants to Escrow Agent that it has the irrevocable right, power and authority (A) to enter into and perform this Agreement on behalf of the Sellers and to bind all of the Sellers to its terms; (B) to give and receive directions and notices hereunder; and (C) to make all determinations that may be required or that it deems appropriate under this Agreement.

(b)Representations and Warranties of Escrow Agent.  Escrow Agent makes the following representations and warranties to each of Buyer and Sellers’ Representative:

(i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

14.Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity.  Escrow Agent may require financial statements, licenses or identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Buyer and Sellers’ Representative agree to provide all information requested by Escrow Agent in connection with any legislation or regulation to which Escrow Agent is subject, in a timely manner. Escrow Agent’s appointment and acceptance of its duties under this Agreement is contingent upon verification of all regulatory requirements applicable to Buyer, Sellers’ Representative and any of their permitted assigns, including successful completion of a final background check. These conditions include, without limitation, requirements under the USA PATRIOT Act, the USA FREEDOM Act, the Bank Secrecy Act, and the U.S. Department of the Treasury Office of Foreign Assets Control. If these conditions are not met, Escrow Agent may at its option promptly terminate this Agreement in whole or in part, and refuse any otherwise permitted assignment by Buyer or Sellers’ Representative, without any liability or incurring any additional costs.

15.Notices.  All notices, approvals, consents, requests and other communications under this Agreement must be in writing (provided that any communication sent to Escrow Agent hereunder must be in the form of a manually signed document or electronic copy thereof), in English, and may only be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) via email by way of a PDF attachment thereto. Notice will be effective upon receipt except for notice via email, which will be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section).  Such notices may only be sent to the applicable party or parties at the address specified below:

If to Buyer or Buyer Representative, at:

Mason Dixon Intermodal, Inc.,
d/b/a Universal Intermodal Services, Inc.
12755 E 9 Mile Rd
Warren, MI 4808
Attention: Tim Phillips, President
Jude M. Beres, Chief Financial Officer
Email: TPhillips@universalintermodal.com
JBeres@universallogistics.com

With a mandatory copy (which will not constitute notice to Buyer) to:

Dykema Gossett PLLC
39577 Woodward Avenue - Suite 300
Bloomfield Hills, Michigan 48304-2820
Attention: Brendan J. Cahill
Phone: (248) 203-0721
Email: BCahill@dykema.com

If to Sellers’ Representative or Sellers’ Representative’s Agent, at:

James H. Horvitz
23721 Via Roble
Coto de Caza, CA 92679
Telephone: (310) 466-0269
E-mail: jhorvitz@gmail.com

With a mandatory copy (which will not constitute notice to Sellers’ Representative) to:

McConnell Barwick LLP9960 Research Drive,
Suite 100 Irvine, CA 92618
Attention: Scott McConnell
Phone: (949) 900-4400
E-mail: smcconnell@mdblawyers.com

If to Escrow Agent, at:	U.S. Bank National Association, as Escrow Agent
	ATTN:	James Kowalski, Global Corporate Trust Services
	Address:	535 Griswold Street, Suite 550
Detroit, MI 48226
	Telephone:	(313) 234 4716
	Facsimile:	(313) 963 9428
	E-mail:	james.kowalski@usbank.com

and to:

U.S. Bank National Association
	ATTN:	Escrow - Trust Finance Management
	Address:	60 Livingston Avenue, EP-MN-WS3T
St. Paul, MN 55107
	Telephone:	(651) 466 6092
	Facsimile:	(866) 691 4161
	E-mail:	TFMCorporateEscrowShared@usbank.com

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein will be deemed to have been given on the date received.  Buyer and Sellers’ Representative agree to assume all risks arising out of the use of electronic methods to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

16.Amendment and Assignment.  None of the terms or conditions of this Agreement may be changed, waived, modified, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Agreement. No course of conduct will constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  No party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other parties, provided that if Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another entity, the successor or transferee entity without any further act will be the successor Escrow Agent.

17.Governing Law, Jurisdiction and Venue.  This Agreement must be construed and interpreted in accordance with the internal laws of the State of California without giving effect to the conflict of laws principles thereof that would require the application of any other laws. Each of the parties hereto irrevocably (a) consents to the exclusive jurisdiction and venue of the state and federal courts in the County of Orange, State of California in connection with any matter arising out of this Agreement, (b) waives any objection to such jurisdiction or venue, (c) agrees not to commence any legal proceedings related hereto except in such courts, (d) consents to and agrees to accept service of process to vest personal jurisdiction over it in any such courts made as set forth in Section 15 and (e) waives any right to trial by jury in any action in connection with this Agreement.

18.Entire Agreement, No Third Party Beneficiaries.  This Agreement constitutes the entire agreement between the signatory parties hereto relating to the holding, investment and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to Escrow Funds.  This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed will constitute one and the same agreement or direction.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Section headings appearing in this instrument have been inserted for convenience only and will be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Agreement.  Nothing in this Agreement, express or implied, is intended to or will confer upon any person other than the signatory parties hereto and the Indemnified Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[signature page follows]

The parties hereto have caused this Agreement to be executed as of the date first above written.

MASON DIXON INTERMODAL, INC.
D/B/A UNIVERSAL INTERMODAL
SERVICES, INC.

By:
Name:	Timothy Phillips
Title:	President

SELLERS’ REPRESENTATIVE:

James H. Horvitz

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

By:
Name:	James Kowalski
Title:	Vice President

[Signature Page to Escrow Agreement]

SCHEDULE A

U.S. BANK NATIONAL ASSOCIATION

Investment Authorization Form

U.S. BANK MONEY MARKET DEPOSIT ACCOUNT

Description and Terms

The U.S. Bank Money Market Deposit Account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other corporate trust customers of U.S. Bank.  Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366).  This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account.  Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as agent for its corporate trust customers.  U.S. Bank’s Corporate Trust Services Escrow Group performs all account deposits and withdrawals. Deposit accounts are FDIC insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

U.S. BANK IS NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT.  INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

Automatic Authorization

In the absence of specific written direction to the contrary to the extent and as authorized in the applicable escrow agreement, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Deposit Account.  The customer(s) confirm that the U.S. Bank Money Market Deposit Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of permissible alternate instructions.

SCHEDULE B

Schedule of Fees for Services as Escrow Agent

A.	Administration Fee, One-Time:	$2,500

The one-time administration fee covers the routine duties of Escrow Agent associated with the administration of the account. Administration fees are payable in advance. In the event that the Agreement is not terminated within two years, then an additional administrative fee of $1,000 shall be due for each year or part thereof. This assumes that Escrow Agent will be directed to invest in an automated sweep vehicle available through Escrow Agent’s trust accounting system.

B.	Disbursement Processing Fees (if any):	$100 per disbursement in excess
of twelve disbursements per year

The first twelve disbursements per year are included within the administration fee. Disbursement processing fees after twelve disbursements per year (if any) will billed in arrears. This includes payment by check or wire.

C.	Out-of-Pocket Expenses (if any):	At Cost

Reimbursement of expenses associated with Escrow Agent’s acceptance, administration of, or performance under the Agreement, including without limitation fees and expenses of legal counsel, accountants and other agents, tax preparation, reporting and filing, and filing and recording fees, will be billed at cost.

Extraordinary services are responses to requests, inquiries or developments, or the carrying out of duties or responsibilities of an unusual nature, including termination, which may or may not be provided for in the governing documents, or are not routine or undertaken in the ordinary course of business. Payment of fees for extraordinary services is appropriate where particular requests, inquiries or developments are unexpected, even if the possibility of such things could have been foreseen at the inception of the transaction. A reasonable charge will be assessed and collected based on the nature of the extraordinary service. At our option, these charges will be billed at a flat fee or at Escrow Agent’s hourly rate then in effect. Extraordinary services might include, without limitation, amendments or supplements, specialized reporting, non-routine calculations, foreign wire transfers, processing of IRS Form W-8IMY, use investments not automated with Escrow Agent’s trust accounting system, and actual or threatened litigation or arbitration proceedings.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE C

Each of the following person(s) is a Buyer Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Buyer’s behalf (only one signature required):

Timothy Phillips		586-920-0282
Name	Specimen signature	Telephone No.

Steven Fitzpatrick		586-920-0100
Name	Specimen signature	Telephone No.

Violeta Golematis		586-920-0235
Name	Specimen signature	Telephone No.

If only one person is identified above, the following person is authorized for call-back confirmations:

Violeta Golematis	586-920-0235
Name	Telephone Number.

Each of the following person(s) is a Sellers’ Representative’s Agent authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Sellers’ Representative’s behalf (only one signature required):

James H. Horvitz
Name	Specimen signature	Telephone No.

Name	Specimen signature	Telephone No.

Name	Specimen signature	Telephone No.

If only one person is identified above, the following person is authorized for call-back confirmations:

James H. Horvitz
Name	Telephone Number

ATTACHMENT 1

FORM OF JOINT WRITTEN DIRECTION

[Date]

U.S. Bank National Association, as Escrow Agent
ATTN: Global Corporate Trust Services
Address:

RE:  Escrow Agreement made and entered into as of [●], 2018, by and among Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”), James H. Horvitz, in his capacity as representatives of the Sellers (“Sellers’ Representative”) and U.S. Bank National Association, in its capacity as escrow agent (the “Escrow Agent”).

The undersigned hereby gives this notice (this “Joint Written Direction”) pursuant to Section [●] of the above-referenced Escrow Agreement, to direct the Escrow Agent to disburse the amount(s) set forth below and in the manner set forth below.  Capitalized terms used but not defined in this Joint Written Direction shall have the meanings ascribed to it in the Escrow Agreement.

[Disbursement to Sellers’ Representative from the [Working Capital Escrow Funds] [Indemnification Escrow Funds] [Cash Balance/401(k) Escrow Funds]:

Disbursement Amount:	[________________]
Wiring Instructions:
Bank Name:	[________________]
Bank Address:	[________________]
ABA No.:	[________________]
Account Name:	[________________]
Account No.:	[________________]]

[-OR-]

[Disbursement to Buyer from the [Working Capital Escrow Funds] [Cash Balance/401(k) Escrow Funds]:

Disbursement Amount:	[________________]
Wiring Instructions:
Bank Name:	[________________]
Bank Address:	[________________]
ABA No.:	[________________]
Account Name:	[________________]
Account No.:	[________________]]

IN WITNESS WHEREOF, the undersigned have caused this Joint Written Direction to be executed and delivered on this [____] day of [________], 20[___]

Mason Dixon Intermodal, Inc.
d/b/a Universal Intermodal Services, Inc.

By:
Name:
Title:

Sellers’ Representative:

James H. Horvitz

EXHIBIT C

Form Employment/Consulting Agreement

[See attached.]

EXECUTION

PART TIME CONSULTING AGREEMENT

This Part Time Consulting Agreement (this “Agreement”) is made effective as of December 7, 2018 (the “Effective Date”), by and between Deco Logistics, Inc., a California corporation (the “Company”) and LCT Logistics, Inc., a California corporation (“Consultant”).  The Company and Consultant are referred to from time to time in this Agreement, individually as a “Party” and together as the “Parties”.

Background

A.	James H. Horvitz (“Principal”) is a member of Consultant.
B.

Reference is hereby made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Universal Intermodal”), Principal, Robert Sweet, The Horvitz Family Special Needs Gift Trust, dated July 18, 2014, and Robin L. Horvitz.

C.	Consultant will directly and indirectly benefit from the transactions contemplated by the Purchase Agreement.
D.

As a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company and Consultant have agreed that Consultant will provide certain consulting services to the Company pursuant to the terms and conditions set forth in this Agreement.

Now, therefore, the Parties agree as follows.

Agreement

1.Engagement. The Company hereby engages Consultant on a part time basis, and Consultant accepts such part time engagement, on the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the first anniversary of the Effective Date, unless terminated earlier pursuant to the terms of this Agreement (the “Engagement Period”).  The Engagement Period can only be extended by a written agreement executed by each Party.  The effective date of the termination or expiration of this Agreement is referred to as the “Termination Date”.

2.Services and Responsibilities; Exclusivity.

(a)During the Engagement Period, Consultant shall provide to the Company or any of its designated Affiliates the services specified on Exhibit 1 attached hereto, as may be modified only by the written agreement of the Parties (the “Services”).  Consultant will cause the Services to be provided by Principal.  The Parties shall cooperate in good faith to (i) determine the priority of the Services and the order in which Consultant shall perform the Services, and (ii) schedule the time at which the Services will be provided, taking into account the Principal’s travel schedule, other commitments, and general availability.  The term “Affiliates” as used in this Agreement means and includes any entity, directly or indirectly, that Controls, is Controlled by, or is under common Control with the Company. The term “Control” means the legal, beneficial, or equitable ownership of more than 50% of the voting power, equity, or other ownership interest in an entity.

(b)Consultant and Principal shall report to the Company’s President or its Board of Directors (the “Board”) or such other person or persons as may be designated from time to time by the President or the Board.

(c)It is anticipated that the Services will be provided primarily via telephone and email.  Principal shall be expected to travel to perform the Services as reasonably requested by the Company from time to time, including to the Company’s headquarters, regional locations, and customer locations.

(d)Principal shall perform the Services personally and shall interact with the Company and its officers, directors, managers, employees, agents and representatives (i) in good faith and in a timely, professional, and collegial manner, (ii) with the time, energy and skill reasonably required to provide the Services, (iii) using reasonable best efforts to promote the success of the Company and any of its designated Affiliates and the advancement and reasonable best interests of the Company and of its designated Affiliates, (iv) in accordance with the highest ethical and professional standards, and (v) in strict compliance with all applicable laws and regulations.  Consultant and Principal shall not take any action that infringes on the rights of any third party, including any intellectual property rights of any third party.

(e)Consultant and Principal shall observe all of the Company’s and any of its designated Affiliates’ policies regarding personal and professional conduct, including the following policies:  non-harassment; workplace violence; anti-corruption; antitrust compliance; and electronic communications.  In particular, Consultant and Principal shall refrain from paying, offering to pay or authorizing payment of anything of value (in any form, including any compensation, gift, contribution or otherwise) to any person or organization contrary to applicable laws and regulations, including the laws of the United States (such as the Foreign Corrupt Practices Act).

3.Compensation; Expenses.

(a)Upon the terms and subject to the conditions set forth in this Agreement, the Company shall pay Consultant as set forth on Exhibit 2 to this Agreement (the “Fee”).

(b)The Company shall reimburse Consultant, in accordance with the Company’s policies in effect from time to time relating to reimbursement of business, travel and entertainment expenses, for all reasonable and necessary out-of-pocket business expenses incurred by Consultant in connection with performing the Services for the Company or any of its designated Affiliates during the Engagement Period; provided, however, that (i) any required air travel shall be business class or, if business class is not available, first class, and (ii) Consultant shall account to the Company in accordance with the Company’s policies and the rules and regulations of the Internal Revenue Service for all such expenses, each as in effect at the applicable time.  Consultant shall not incur any reimbursable expenses of any kind without the prior written consent of the Company.

4.Part-Time Consultant. The Parties hereby acknowledge and agree that Consultant’s relationship to the Company will be that of an independent contractor consultant and not an employee. Consultant shall not have the right to participate in any employee benefit program of the Company or any of its Affiliates by reason that this is strictly a part-time relationship created between the Parties, except as required by applicable law.  The Company will not withhold FICA (Social Security and Medicare taxes) or any other taxes from the Consultant’s compensation or make FICA or any other payments on behalf of the Consultant.  The Company will not make state or federal unemployment compensation contributions on behalf of the Consultant.  The Consultant will pay all taxes incurred while performing the Services, including any applicable withholding or employment taxes.  The Consultant and the Principal shall not be entitled to receive any health, welfare or other employee benefits of any kind from the Company.

5.Termination.

(a)The Company may terminate this Agreement before the end of the Engagement Period upon thirty days’ advance written notice to Consultant for any or no reason, whether with or without Cause.

(b)The Company may terminate this Agreement immediately for Cause.  “Cause” means the Company’s reasonable, good faith determination that any one of the following has occurred: (i) a material breach by Consultant of this Agreement, (ii) Consultant’s or Principal’s conviction of, guilty or nolo contendere plea to, or confession of guilt of, a felony (other than motor vehicle offenses the effect of which do not materially affect Principal’s ability to perform the Services) or crime constituting moral turpitude, (iii) Consultant’s fraudulent or illegal conduct in the performance of the Services, (iv) conduct by Consultant (A) in willful violation of any material Company or any of its designated Affiliates policy (including policies regarding discrimination, harassment and retaliation), or (B) materially detrimental to the business, operations or reputation of the Company or any of its Affiliates, (v) Consultant’s embezzlement, misappropriation of funds or fraud, whether or not related to Consultant’s engagement with the Company or its Affiliates, including Consultant’s failure to comply with the Company’s expense reimbursement policy, (vi) Principal performing Services under the influence of alcohol (excluding Company events where alcohol is being served) or Principal’s unlawful use or possession of drugs or illegal drugs (whether or not in the workplace), or (vii) Principal’s insubordination, gross negligence, willful misconduct or repeated failure to comply with lawful directions of the President or the Board (or such other person or persons as may be designated from time to time by the President or the Board) consistent with Consultant’s obligations under this Agreement.

With respect to clauses (i), (iv), and (vii) above, except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, Consultant shall have ten business days from the delivery of written notice by the Company within which to cure any acts constituting Cause under such clauses; provided, however, that, if the Company reasonably expects irreparable injury from a delay of ten business days, the Company may give Consultant notice of such shorter period within which to cure as is reasonable under the circumstances, which may include the termination of this Agreement without notice and with immediate effect.

(c)Upon the termination or expiration of this Agreement, the Company shall have no further obligations of any kind to pay any Fees to Consultant or to make any other payments or reimbursements of any kind to Consultant under this Agreement, other than any Fees earned but unpaid prior to the Termination Date, if any, and the reimbursement of expenses incurred by Consultant before the Termination Date, so long as Consultant provides appropriate expense reports and documentation within ten days following the Termination Date.

6.Confidential Information. With respect to Confidential Information (as defined below) that Consultant has previously received or is in his possession as a prior equity holder of the Company or receives, has access to or acquires by any means during the course of his engagement with the Company, including Confidential Information belonging to any of its Affiliates, Consultant agrees that:

(a)Consultant’s services have been and will be of special, unique and extraordinary value to the Company and its Affiliates and that the restrictions in this Section 6 are necessary to protect the Restricted Business (as defined below) and Confidential Information of the Company and its Affiliates to preserve the value the shares and assets acquired through the Purchase Agreement, as well as any goodwill associated therewith.

(b)Nothing in this Section 6, however, will prohibit Consultant from (i) being a passive owner of not more than 5% of the outstanding stock of a competing publicly-traded entity, so long as Consultant has no active participation in the business of such entity and Consultant is not entitled to any disproportionate economic interest in respect thereof, (ii) being or becoming a shareholder or employee of the Company or any of its Affiliates, or (iii) subject to the next sentence, engaging in offers of employment to the public as long as not specifically directed at current employees of the Company or any of its Affiliates (or any person who was within twelve months of such solicitation or employment an employee of the Company or any of its Affiliates).  The exception provided in clause (iii) above, however, shall not apply to any employee or former employee of the Company or any of its Affiliates whose annual salary at the time of his or her termination of employment (for whatever reason) was equal to or greater than $75,000 (i.e. Consultant, directly or indirectly, shall not offer employment or engagement to, nor hire or engage, any such person).

(c)Consultant is currently aware of and will continue, during the Engagement Period, to acquire further access to and familiarity with Confidential Information that is valuable and gives a competitive advantage to the Company and its Affiliates.

(d)Both during and after Consultant’s engagement with the Company, Consultant will retain all Confidential Information in strict confidence and in compliance with the specific terms and conditions of this Agreement and will not, directly or indirectly, disclose, divulge or communicate in any manner the Confidential Information Consultant has acquired during the engagement with the Company to any third person, nor will Consultant use the Confidential Information for any purpose other than for the benefit of the Company or any of its designated Affiliates.  During Consultant’s engagement with the Company (i) Consultant will use the Confidential Information only to the extent necessary to enable Consultant to perform the Services, (ii) Consultant will take reasonable steps to protect any Confidential Information and/or other Company or Affiliate related data, and (iii) Consultant will not remove from the Company’s or any of its designated Affiliates’ business premises or reproduce any documents, recordings, data or materials containing or embodying any Confidential Information, except to the extent such removal and/or reproduction is appropriate for, and directly in connection with, the performance by Consultant of the Services, and in the event of such permitted removal or reproduction, Consultant shall take all reasonable steps to safeguard such materials.  Upon the termination or expiration of this Agreement, Consultant shall return to the Company immediately, and not retain, all Confidential Information, documents, images, or audio/video recordings or other data that contain Confidential Information, whether in electronic form or hard copy, and all copies thereof, and to provide written verification that Consultant has complied in full with this requirement.

(e)Notwithstanding anything in this Agreement, Consultant may disclose, without violating the terms of this Agreement, Confidential Information that Consultant is specifically required by court order, subpoena or law to disclose, but Consultant agrees to disclose only that portion of Confidential Information that is legally required to be disclosed; provided, however, that prior to any such disclosure, Consultant shall, unless prohibited from doing so by applicable law, provide the Company prompt written notice of any such court order, subpoena, or grounds requiring such disclosure, and will cooperate with the Company in seeking confidentiality protections or resisting such compulsion as requested by the Company at the Company’s sole cost and expense.

(f)As required by the Defend Trade Secrets Act of 2016 (“DTSA”), 18 U.S.C. Section 1833(b), Consultant acknowledges that Consultant will not be held criminally liable or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made under circumstances described therein, including: (i) in confidence to a government official or an attorney for the sole purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a legal proceeding, so long as such document is filed under seal; or (iii) should Consultant  file a lawsuit against the Company for purported retaliation for reporting a suspected violation of law, then to his attorney, or in that court proceeding, so long as any document is filed under seal and Consultant does not disclose the trade secret, except pursuant to a court order.  Unless expressly provided, the DTSA does not authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means.

(g) Consultant acknowledges and agrees that the Company or any of its designed Affiliates, as applicable, owns all right, title, and interest in and to all Confidential Information.  Consultant hereby assigns and agrees to assign to the Company or any of its designed Affiliates, as applicable, any rights Consultant may have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of the Company or any of its designed Affiliates, as applicable.

(h)For purposes of this Agreement:

(i)“Business” means drayage services, warehousing, secured truck or trailer parking, and truckload services.

(ii)“Confidential Information” means any and all (A) confidential knowledge, data or information related to the Company’s or its Affiliates’ business or actual or anticipated research or development, including business and strategic plans; methodologies and methods of doing business; software programs and subroutines; computer source and object code; algorithms; technology; data; formulae; programs; improvements; discoveries; developments, designs, and techniques; manufacturing know-how; product development and other research information; sources of supply; customer and vendor relationships and agreements; information regarding competitors; marketing, sales and expansion plans; financial plans and other financial information; pricing forecasts; cost margin analyses; management agreements; contractual agreements; intellectual property rights; copyrights; and trade secrets, (B) information regarding the personal data, skills and/or compensation of the Company’s or any of its Affiliates’ employees, contractors, and any other service providers, (C) any other confidential information of the Company or any of its Affiliates, including any confidential information acquired by the Company or its Affiliates from any predecessor in interest, and (D) any confidential information of third parties to which the Company or its Affiliates has confidentiality obligations and use restrictions; provided, however, that “Confidential Information” does not include information that is or becomes generally available to the public other than as a result of a disclosure by Consultant or Principal.

7.Inventions and Intellectual Property.

(a) Consultant has attached as Exhibit 3 a list describing in full detail (or in as much detail as possible, consistent with his obligation (if any) to maintain the confidentiality of other entities’ proprietary materials and trade secrets) all inventions, original works of authorship, developments, improvements, patents, and trade secrets which were first conceived, reduced to practice, made or fixed in a tangible form by Consultant  prior to the Effective Date, which Consultant now owns or in which Consultant maintains a controlling interest, either directly or indirectly, which relate to any matter, thing process or method connected in any way with the Services and which are not assigned to the Company or any of its designed Affiliates hereunder (collectively referred to as “Prior IP”).  If Consultant fails to provide such a list, it shall be presumed that there is no such Prior IP.  Consultant will not, without the Company’s or any of its designed Affiliates’ prior written consent, incorporate or permit to be incorporated any Prior IP into any invention, discovery, original work of authorship, development, concept of improvement, trade secret, and all other patent, trademark, copyright and other intellectual property rights created by or behalf of the Company or any of its designed Affiliates (collectively referred to as “New IP”).  Nevertheless, if Prior IP at any time (i) is incorporated into the Company or any of its designed Affiliates service, product, process or machine, or (ii) is useful to the Company or any of its designed Affiliates in their respective business, the Company and any of its designed Affiliates, as applicable, is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (A) to reproduce, create derivative works, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the applicable Prior IP in any medium or format, whether now known or hereafter discovered, (B) to make, have made, modify, use and sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from, in whole or in part, the applicable Prior IP, and (C) to exercise any and all other present or future rights in the applicable Prior IP.

(b)Consultant further agrees that Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company or its designee all right, title, and interest in and to any and all New IP made, conceived, reduced to practice or developed by Consultant (whether alone or jointly with others), which relates to any matter, thing process or method connected in any way with the Services, whether or not patentable or registrable under copyright or similar laws during the Engagement Period (“Work Product”).  Consultant further acknowledge that all original works of authorship which are made by Consultant (solely or jointly with others, including Principal) within the scope of the Services during the Engagement Period and which are protected by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  If any intellectual property rights, including moral rights, in any Work Product cannot (as a matter of law) be assigned by Consultant to the Company or any of its designated Affiliates, then (i) Consultant unconditionally and irrevocably waive the enforcement of such rights and all claims and causes of action of any kind against the Company or any of its customers, licensees, successors, assigns or nominees with respect to such rights, and (ii) to the extent Consultant cannot (as a matter of law) make such waiver, Consultant unconditionally grant to the Company and its Affiliates an exclusive, royalty-free, irrevocable, perpetual, worldwide license under any and all such intellectual property rights (A) to reproduce, create derivative works, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the applicable Work Product in any medium or format, whether now known or hereafter discovered, (B) to make, have made, modify, use and sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from, in whole or in part, the applicable Work Product, and (C) to exercise any and all other present or future rights in the applicable Work Product.

(c)Consultant agrees to maintain adequate and current written records of all Work Product made by Consultant (solely or jointly with others) during the Engagement Period and to disclose all Work Product promptly to the Company.  The records will be in a form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company or any of its designated Affiliates, as applicable, at all times.

(d)Consultant agrees to assist the Company or any of its designated Affiliates or any other their respective designee(s), at the Company’s expense, in every proper way to secure Company’s or any of its designated Affiliates’ rights in the Work Product and any copyrights, patents, or other intellectual property rights relating thereto in any all countries, including the disclosure to the Company or any of its designated Affiliates of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company or any of its designated Affiliates shall deem necessary in order to apply for and obtain such rights in an order to assign and convey to the Company or any of its designated Affiliates, their respective successors, assigns and nominees the sole and exclusive rights, title and interest in such Work Product, and any copyrights, patents, or other intellectual property rights relating thereto.  Consultant further agree that his obligation to execute or cause to be executed when it is in his power to do so, any such instrument, or papers shall continue after the Termination Date.  Consultant will give all reasonable assistance to the Company or any of its designated Affiliates, or their respective designee(s), regarding any litigation or controversy in connection with the Work Product, with all expenses incident thereto to be assumed by the Company or any of its designated Affiliates.  If the Company or any of its designated

Affiliates is unable because of mental or physical incapacity of Consultant, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or copyrighted registrations covering Work Product or original works of authorship assigned to the Company or any of its designated Affiliates as above, then Consultant hereby irrevocably designates and appoints the Company or any of its designated Affiliates, as applicable, and its duly authorized officers and agents as his agents and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant.

(e)Consultant understands that the provisions of this Agreement requiring assignments of Work Product to the Company or any of its designated Affiliates do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870, as may be amended from time to time (which Code Section, as of the Effective Date, is set forth on the attached as Exhibit 4). Consultant will advise the Company or any of its designated Affiliates, promptly in writing of any inventions that Consultant believes meet the criteria under California Labor Code Section 2870 and are not otherwise disclosed on Exhibit 3.

8.Confidential Information of Outside Entities.

(a)Consultant agrees that Consultant will not, during the Engagement Period, improperly use or disclose any confidential, proprietary, or trade secret information of any entities or persons to whom Consultant has confidentiality obligations, with the exception of any such information previously owned or possessed by the Company or its Affiliates, nor shall Consultant cause any such information to enter the servers, email systems, or other physical or electronic premises of the Company or any of its designated Affiliates. Consultant will not bring onto the premises of the Company or any of its designated Affiliates any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(b)Consultant recognizes that the Company or any of its designated Affiliates has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s or any of its designated Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s or any of its designated Affiliates’ agreement with such third party.

9.Conflicting Employment.  Consultant represents that its engagement with the Company does not and will not breach any agreement with any former employer, contacting party or other third party, including any non-compete agreement or any agreement to keep in confidence or refrain from using information acquired by Consultant prior to the Effective Date.  Consultant agrees that, during the Engagement Period, Consultant will not engage in any other employment, occupation, consulting or other business activity directly related to the Business of the Company or any of its designated Affiliates.

10.Returning of Documents.  Consultant agrees that after the Termination Date, Consultant will deliver to the Company or any of its designated Affiliates, as applicable, (and will not keep in his possession, recreate or deliver to anyone else) all Confidential Information, including any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, documents or other forms of stored information, or reproductions of any aforementioned items developed by Consultant pursuant to his engagement with the Company or otherwise belonging to or obtained during the Engagement Period.  On or promptly after the Termination Date, Consultant shall sign and deliver the “Termination Certification” attached as Exhibit 5.

11.Notification of New Employer.  After the Termination Date, Consultant hereby consents to notification by the Company to any new employer or contracting party of Consultant’s rights and obligations under this Agreement.

12.Non-Solicitation. Consultant agrees that during the Engagement Period, and for the period of twenty four months following the Termination Date, for any reason, whether with or without Cause, Consultant shall not either directly or indirectly:

(a)personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on his own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage, any employee, independent contractor or consultant who worked for or provided services to the Company or any of its Affiliates or who was retained by the Company or any of its Affiliates prior to the Effective Date or during the Engagement Period, to leave his or her employment or service with the Company or any of its Affiliates; or

(b)personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on his own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage any employee, independent contractor or consultant who worked for or provided services to the Company or its Affiliates prior to the Effective Date or during the Engagement Period, to engage in any activity in which Consultant is prohibited from engaging; or

(c)personally or through any other person, solicit, divert or take away, or attempt to solicit, divert or take away (on his own behalf or on behalf of any other person), any of the Company’s clients, vendors, suppliers, independent contractors, owner operators, customers or potential clients, vendors, suppliers, independent contractors, owner operators, customers.

Notwithstanding the foregoing, for purposes of this Agreement, neither (i) the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward any employee, independent contractor, consultant or owner operator of the Company or its Affiliates, nor (ii) the provision to Consultant, the Principal or any entity controlled by either Consultant or Principal that is not engaged in the Business by Robert Sweet or any entity controlled by Robert Sweet of services shall be deemed to be a breach of this Section 12.

13.Prohibition on Use of Confidential Information. Consultant agrees that following the Termination Date for any reason, whether with or without Cause, Consultant shall not at any time, either directly or indirectly, use any Confidential information to:

(a)personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on his own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage, any employee, independent contractor or consultant, of the Company or its Affiliates to leave his or her employment or service with the Company or its Affiliates; or

(b)personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on his own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage any employee, consultant, independent contractor or owner operator of the Company or its Affiliates to engage in any activity in which Consultant is prohibited from engaging in; or

(c)personally or through any other person, solicit, divert or take away, or attempt to solicit, divert or take away (on his own behalf or on behalf of any other person), any of the Company’s then-current or potential clients, vendors, suppliers, independent contractors, owner/operators or customers.

14.Representations and Acknowledgments.

(a)Consultant acknowledge that the foregoing restrictions will not prevent Consultant from obtaining gainful engagements in his occupation or field of expertise or cause Consultant undue hardship; and that there are numerous other employment and business opportunities available to Consultant that are not affected by the foregoing restrictions. Consultant further acknowledge that the foregoing restrictions are reasonable and necessary in order to protect the Company’s and its Affiliates’ legitimate interest, and that any violation thereof would result in serious and irreparable injury to the Company and/or its Affiliates.

(b)Consultant agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.

(c)Consultant represents that he has not entered into, and agrees that he will not enter into, any oral or written agreement in conflict with this Agreement.

(d)Consultant acknowledges and represents that Consultant has been given the opportunity to discuss this Agreement with his own legal counsel and have availed himself of that opportunity to the extent Consultant wish to do so.

(e)Consultant acknowledges that new fair and valuable consideration has been given by the Company and received by Consultant including being engaged by the Company. Such consideration being adequate and sufficient to bind Consultant to all of the covenants made by Consultant under this Agreement.

15.Equitable Relief.  Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s or its Affiliates’ damages from any breach of the covenants set forth in this Agreement.  Accordingly, Consultant agrees that if Consultant breaches the provisions of this Agreement, the Company or any of its designated Affiliates will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and/or ordering specific performance of any such provisions of the Agreement.  Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief, and Consultant hereby consent to the issuance of such injunction and to the ordering of specific performance.

16.Non-Disparagement. Consultant agrees and covenants that Consultant will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its Affiliates, or any of their respective businesses, employees, officers, managers or directors.

17.Further Assurances and Cooperation.  During and after the Engagement Period, Consultant agrees to reasonably cooperate with the Company and its Affiliates to, at the Company’s cost (a) apply for, obtain, perfect and transfer to the Company (or one of its Affiliate) the Work Product as well as any rights in the Work Product in any jurisdiction in the world, and (b) maintain, protect and enforce the same, including executing and delivering to the Company (or one of its Affiliates) any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be reasonably requested by the Company. Consultant hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Consultant’s behalf in his name and to do all other lawfully permitted acts to transfer the Work Product to the Company (or one of its Affiliates) and further the transfer, issuance, prosecution and maintenance of all rights therein, to the full extent permitted by law, if Consultant does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). This power of attorney is coupled with an interest and shall not be affected by Consultant’s subsequent incapacity.

18.General Provisions.

(a)Severability. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, then the remaining provisions of this Agreement shall nevertheless be binding upon the Parties with the same effect as though the invalid or unenforceable part had been severed and deleted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions (whether written or unwritten) of the Parties which may relate to the subject matter of this Agreement in any way.  Any prior agreements between the Company or any of its Affiliates and Consultant relating to consulting services or employment are hereby terminated as if never entered into and shall have no further force or effect.

(c)Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Consultant and the Company and its Affiliates and their respective successors, permitted assigns, employees, agents, personal representatives, heirs and estates, as the case may be; provided, however, that Consultant’s rights and obligations under this Agreement shall not be assigned or delegated without the prior written consent of the Company. Any assignment in violation of this Section 18(c) shall be invalid and without effect.

(d)Governing Law. This Agreement will be governed by, enforced under and construed in accordance with the laws of the State of California, without the application of any applicable conflict of law provisions. Any action relating to this Agreement shall be brought exclusively in the United States District Court of the Central District of California.

(e)Amendment and Waiver. This Agreement and the attached Exhibits may be amended or waived only in a writing signed by the Parties, and any purported amendment or waiver that is not signed writing shall be invalid and without effect.

(f)Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)Counterparts. This Agreement may be executed by the Parties in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed and delivered by electronic transmission and shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(h)Acknowledgment of Full Understanding. Consultant hereby acknowledges and agrees that he has fully read, understands, and voluntarily entered into this Agreement and that Consultant has had an opportunity to ask questions and consult with an attorney and/or tax advisors of his choice before signing this Agreement.

(i)Survival.  Sections 5 through 18 shall continue to be in full force following the expiration or termination of the Engagement Period.  Nothing in the Agreement shall restrict or limit any of Universal Intermodal’s rights set forth in the Purchase Agreement.

(j)Construction.

(i)Unless the context of this Agreement otherwise clearly requires (A) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (B) the terms “hereof”, “herein”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (C) the terms “day” and “days” mean calendar day(s), and (D) the terms “year” and “years” mean calendar year(s).

(ii)This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

* * * * * * * * * * * * * * * * * *

The Parties executed this Part Time Consulting Agreement as of the Effective Date.

COMPANY
Deco Logistics, Inc.

By:
Name:
Title:

CONSULTANT
LCT Logistics, Inc.

By:
James H. Horvitz, President

PRINCIPAL

James H. Horvitz

Exhibit 1

DESCRIPTION OF SERVICES

“Service” or “Services” shall mean those services that may be requested by the Company from time to time during the Engagement Period that relate to the following.

1.	Providing advisory and consulting services to the Company.
2.

Assist with (a) the transition of the ownership of the Company and its related companies to Universal Intermodal, including the transition of clients, and (ii) the integration of the operations of the Company and its related companies into the business of Universal Intermodal.

3.	Assist with the development of new clients.
4.	Such other services as the Company may reasonably request with respect to the management or operations of the Business.

Consultant shall not be required to provide more than a total of 150 hours of Services during the first two months of the Engagement Period.  “Unused” hours during that period shall not be carried forward to any future period.

During each month following the first two months, Consultant shall not be required to provide more than a total of thirty-two hours per month.  “Unused” hours in any month shall not be carried forward to any future month.

Time spent traveling at the request of the Company shall be counted in determining the hour limitations referred to above.

Exhibit 2

FEES

1.

The Company shall advance Consultant an upfront fee equal to $40,000 on January 2, 2019 as payment for Services to be rendered to the Company during the first two months of the Engagement Period, up to a maximum of 150 hours in those two months (including travel time).

2.

For any additional Services provided in excess of the 150 hours described above, as approved by the President or the Board, the Company shall pay Consultant an amount equal to $300 per hour (including travel time).

3.

In the event this Agreement is extended or renewed, during any such renewal or extended period after the Engagement Period, the Company shall pay Consultant an amount equal to $300 per hour (including travel time), as approved by the President or the Board.

Exhibit 3

LIST OF PRIOR IP

Title:	Date:	Identifying Number and Description*:

___No inventions or improvements

___Additional sheets attached

_____________________________

James H. Horvitz

Date:   December 7, 2018

* Please describe in full detail or, if the Prior IP is confidential and/or proprietary, please describe in as much detail as possible, consistent with your obligation to maintain the confidentiality of such Prior IP. Additionally, please clearly indicate any and all Prior IP you believe meet the criteria set forth in California Labor Code Section 2870.

Exhibit 4

CALIFORNIA LABOR CODE SECTION 2870 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Exhibit 5

TERMINATION CERTIFICATION

This is to certify that the undersigned and his employees and agents do not have in their possession, nor has he or they failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other document of property, or reproductions of any aforementioned items belonging to or obtained via his engagement with the Company or any of its Affiliates.

The undersigned further certifies that he complied with all the terms of the Company’s and its Affiliates’ policies, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by him or his employees or agents (solely or jointly with others) covered by the Agreement.

The undersigned further agrees that, in accordance with the Company’s and its Affiliates' policies and in compliance with the Agreement, Consultant will preserve as confidential, and will not use or disclose for any purpose, any of the Confidential Information that it obtained during the Engagement Period.

The undersigned further agrees that during the Engagement Period, Consultant and Principal shall be subject to the provisions regarding confidentiality and non-solicitation contained in the Agreement.

CONSULTANT

LCT Logistics, Inc.

By:
James H. Horvitz, President

Date:	, 201

EXECUTION

PART TIME CONSULTING AGREEMENT

This Part Time Consulting Agreement (this “Agreement”) is made effective as of December 7, 2018 (the “Effective Date”), by and between Deco Logistics, Inc., a California corporation (the “Company”) and Garage Networks, Inc., a California corporation (“Consultant”).  The Company and Consultant are referred to from time to time in this Agreement, individually as a “Party” and together as the “Parties”.

Background

A.

Reference is hereby made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Universal Intermodal”), Robert Sweet (“Sweet”), The Horvitz Family Special Needs Gift Trust, dated July 18, 2014, James H. Horvitz, and Robin L. Horvitz.

B.	Sweet is the sole shareholder of Consultant.
C.	Sweet and Consultant will directly and indirectly benefit from the transactions contemplated by the Purchase Agreement.
D.	Company desires Consultant to provide information technology services to the Company as described on Exhibit A attached hereto (the “Services”).
E.

To facilitate Consultant’s ability to provide Services, Consultant has licensed the (i) Solarwinds MSP N-Central software solution (commonly known as N-able) for network remote management and monitoring services, and (ii) a software solution commonly known as Appriver spam filtering services (the “Software”).

F.	The terms and conditions of Consultant’s license of the Software authorize and allow Consultant to sublicense the Software for use by employees of the Company.
G.

As a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company and Consultant have agreed that Consultant will provide certain consulting services to the Company pursuant to the terms and conditions set forth in this Agreement.

Now, therefore, the Parties agree as follows.

Agreement

1.Engagement.

(a)The Company hereby engages Consultant on a part time basis, and Consultant accepts such part time engagement, on the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the first anniversary of the Effective Date, unless terminated earlier pursuant to the terms of this Agreement (the “Engagement Period”).  The Engagement Period can only be extended by a written agreement executed by each Party.  The effective date of the termination or expiration of this Agreement is referred to as the “Termination Date”.

(b)Consultant may engage other clients during the Engagement Period; provided, however, that Consultant shall make the Services under this Agreement its first priority and work for other clients shall not interfere with its availability to provide the Services required by this Agreement.

2.Services and Responsibilities.

(a)During the Engagement Period, Consultant shall provide to the Company and its Affiliate the Services, as may be modified only by the written agreement of the Parties.  The term “Affiliate” as used in this Agreement means and Oak Tree Logistics, Inc., a California corporation.  Consultant warrants that it shall provide the Services in a professional, timely and workmanlike manner, in accordance with general industry standards.

(b)Consultant shall provide Services during normal business hours of 9:00am to 5:00pm daily, Monday through Friday, Company holidays excepted (referred to as “Business Hours”).  Should Services be required outside of Business Hours, Consultant shall, if available, perform such Services on an hourly basis in addition to the monthly fee for providing Services.

(c)Consultant shall perform the Services remotely (off-premises) except that Consultant shall provide up to twenty hours of onsite Services each month as necessary to perform the Services, which onsite Services shall be performed at the Company’s headquarters determined as of the Effective Date.

(d)Consultant is available to perform special projects that do not fall within the definition of Services (such as new projects and/or upgrades), which special projects shall be memorialized in writing by Consultant and Company and/or Affiliate (referred to as “Hourly Projects”).

(e)Consultant shall retain the services of Sweet who shall perform the Services personally and who shall interact with the Company and its officers, directors, managers, employees, agents and representatives (i) in good faith and in a timely, professional, and collegial manner, (ii) with the time, energy and skill reasonably required to provide the Services, (iii) using reasonable best efforts to promote the success of the Company and its Affiliate and the advancement and reasonable best interests of the Company and its Affiliate, (iv) in accordance with the highest ethical and professional standards, and (v) in strict compliance with all applicable laws and regulations.  Neither Consultant nor Sweet shall take any action that infringes on the rights of any third party, including any intellectual property rights of any third party.

(f)Consultant and Sweet shall observe all of the Company’s and its Affiliate’s policies regarding personal and professional conduct, including the following policies:  non-harassment; workplace violence; anti-corruption; antitrust compliance; and electronic communications.  In particular, Consultant and Sweet shall refrain from paying, offering to pay or authorizing payment of anything of value (in any form, including any compensation, gift, contribution or otherwise) to any person or organization contrary to applicable laws and regulations, including the laws of the United States (such as the Foreign Corrupt Practices Act).

(g)Consultant and Sweet shall report to the Company’s President or such other person or persons as may be designated from time to time by the President.

(h)Consultant shall use the Software to perform Services under this Agreement, and grants a license to the Company and its Affiliate as set forth in Exhibit B attached hereto (“Software License”).

(i)Company and its Affiliate have no obligation to pay any royalty or user fee to Consultant or to any third party licensor to Consultant, other than the compensation set forth in this Agreement.

3.Compensation.  The Company will pay Consultant, on the first business day of each month, the amount of $15,000 as advance payment of compensation for the Services provided during Business Hours, up to 100 hours for such month.  The Company will pay Consultant, within thirty days after being invoiced by Consultant (a) at the rate of $150 per hour for Services performed during Business Hours in excess of 100 hours per month, and (b) at the rate of $200 per hour for any Services required to be performed outside of Business Hours.  Consultant shall include with such invoices detailed time entry records, including a description of the Services provided, the amount of time spent by Consultant, and whether the applicable Services were conducting during or outside of Business Hours.

4.Part-Time Consultant. The Parties hereby acknowledge and agree that Consultant’s relationship to the Company will be that of an independent contractor consultant and not an employee. Consultant and Sweet shall not have the right to participate in any employee benefit program of the Company or its Affiliate by reason that this is strictly a part-time relationship created between the Parties, except as required by applicable law.  The Company will not withhold FICA (Social Security and Medicare taxes) or any other taxes from Consultant’s compensation or make FICA or any other payments on behalf of Consultant.  The Company will not make state or federal unemployment compensation contributions on behalf of Consultant.  Consultant will pay all taxes incurred while performing the Services, including any applicable withholding or employment taxes.  Consultant and Sweet shall not be entitled to receive any health, welfare or other employee benefits of any kind from the Company.

5.Termination.

(a)The Company may terminate this Agreement before the end of the Engagement Period upon thirty days’ advance written notice to Consultant for any or no reason, whether with or without Cause.

(b)The Company may terminate this Agreement immediately for Cause.  “Cause” means the Company’s reasonable, good faith determination that any one of the following has occurred: (i) a material breach by Consultant of this Agreement, (ii) Consultant’s conviction of, guilty or nolo contendere plea to, or confession of guilt of, a felony (other than motor vehicle offenses the effect of which do not materially affect the performance of Consultant’s ability to perform the Services) or crime constituting moral turpitude, (iii) Consultant’s fraudulent or illegal conduct in the performance of the Services, (iv) conduct by Consultant (A) in willful violation of any material policy of the Company or its Affiliate (including policies regarding discrimination, harassment and retaliation), or (B) materially detrimental to the business, operations or reputation of the Company or its Affiliate, (v) Consultant’s embezzlement, misappropriation of funds or fraud, whether or not related to Consultant’s engagement with the Company or its Affiliate, including Consultant’s failure to comply with the Company’s expense reimbursement policy, (vi) Consultant’s performing Services under the influence of alcohol (excluding Company events where alcohol is being served) or Consultant’s unlawful use or possession of drugs or illegal drugs (whether or not in the workplace), or (vii) Consultant’s insubordination, gross negligence, willful misconduct or repeated failure to comply with lawful directions of the President or the Board (or such other person or persons as may be designated from time to time by the President or the Board) consistent with Consultant’s obligations under this Agreement.

With respect to clauses (i), (iv), and (vii) above, except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, Consultant shall have ten business days from the delivery of written notice by the Company within which to cure any acts constituting Cause under such clauses; provided, however, that, if the Company reasonably expects irreparable injury from a delay of ten business days, the Company may give Consultant notice of such shorter period within which to cure as is reasonable under the circumstances, which may include the termination of this Agreement without notice and with immediate effect.

(c) Upon the termination or expiration of this Agreement, the Company shall have no further obligations of any kind to pay any Fees to Consultant or to make any other payments or reimbursements of any kind to Consultant under this Agreement, other than any Fees earned but unpaid prior to the Termination Date, if any, and the reimbursement of expenses incurred by Consultant before the Termination Date, so long as Consultant provides appropriate expense reports and documentation on or before the Termination Date.

(d)This Agreement shall automatically terminate upon the death or disability of Sweet, provided that the Software Sub-License shall continue for the Engagement Period.

6.Confidential Information. With respect to Confidential Information (as defined below) that Consultant and Sweet previously received or is in its or his possession as a prior equity holder of the Company or that Consultant or Sweet receives, has access to or acquires by any means during the course of its or his engagement with the Company, including Confidential Information belonging to its Affiliate, Consultant and Sweet agree that:

(a)Consultant’s services have been and will be of special, unique and extraordinary value to the Company and its Affiliate and that the restrictions in this Section 6 are necessary to protect the Business (as defined below) and Confidential Information of the Company and its Affiliate to preserve the value the shares and assets acquired through the Purchase Agreement, as well as any goodwill associated therewith.

(b)Nothing in this Section 6, however, will prohibit Consultant or Sweet from (i) being a passive owner of not more than 1% of the outstanding stock of a competing publicly-traded entity, so long as Consultant or Sweet has no active participation in the business of such entity and Consultant or Sweet is not entitled to any disproportionate economic interest in respect thereof, (ii) being or becoming a shareholder or employee of the Company or its Affiliate, or (iii) subject to the next sentence, engaging in offers of employment to the public as long as not specifically directed at current employees of the Company or its Affiliate (or any person who was within twelve months of such solicitation or employment an employee of the Company or its Affiliate).  The exception provided in clause (iii) above, however, shall not apply to any employee or former employee of the Company or its Affiliate whose annual salary at the time of his or her termination of employment (for whatever reason) was equal to or greater than $75,000 (i.e. Consultant, directly or indirectly, shall not offer employment or engagement to, nor hire or engage, any such person).

(c)Consultant is currently aware of and will continue, during the Engagement Period, to acquire further access to and familiarity with Confidential Information that is valuable and gives a competitive advantage to the Company and its Affiliate.

(d)Both during and after Consultant’s engagement with the Company, Consultant and Sweet will retain all Confidential Information in strict confidence and in compliance with the specific terms and conditions of this Agreement and will not, directly or indirectly, disclose, divulge or communicate in any manner the Confidential Information Consultant or Sweet has acquired during the engagement with the Company to any third person, nor will Consultant or Sweet use the Confidential Information for any purpose other than for the benefit of the Company or its Affiliate.  During Consultant’s engagement with the Company (i) Consultant and Sweet will use the Confidential Information only to the extent necessary to enable Consultant to perform the Services, (ii) Consultant will take reasonable steps to protect any Confidential Information and/or other Company or Affiliate related data, and (iii) Consultant will not remove from the Company’s or its Affiliate’s business premises or reproduce any documents, recordings, data or materials containing or embodying any Confidential Information, except to the extent such removal and/or reproduction is appropriate for, and directly in connection with, the performance by Consultant of the Services, and in the event of such permitted removal or reproduction, Consultant shall take all reasonable steps to safeguard such materials.  Upon the termination or expiration of this Agreement, Consultant shall return to the Company immediately, and not retain, all Confidential Information, documents, images, or audio/video recordings or other data that contain Confidential Information, whether in electronic form or hard copy, and all copies thereof, and to provide written verification that Consultant has complied in full with this requirement.

(e)Notwithstanding anything in this Agreement, Consultant or Sweet may disclose, without violating the terms of this Agreement, Confidential Information that Consultant is specifically required by court order, subpoena or law to disclose, but Consultant agrees to disclose only that portion of Confidential Information that is legally required to be disclosed, provided, however, prior to any such disclose, Consultant shall provide the Company prompt written notice of any such court order, subpoena, or grounds requiring such disclosure, and will cooperate with the Company in seeking confidentiality protections or resisting such compulsion as requested by the Company at the Company’s sole cost and expense.

(f)As required by the Defend Trade Secrets Act of 2016 (“DTSA”), 18 U.S.C. Section 1833(b), Consultant acknowledges that Consultant will not be held criminally liable or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made under circumstances described therein, including: (i) in confidence to a government official or an attorney for the sole purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a legal proceeding, so long as such document is filed under seal; or (iii) should Consultant  file a lawsuit against the Company for purported retaliation for reporting a suspected violation of law, then to its attorney, or in that court proceeding, so long as any document is filed under seal and Consultant does not disclose the trade secret, except pursuant to a court order.  Unless expressly provided, the DTSA does not authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means.

(g) Consultant acknowledges and agrees that the Company or its Affiliate, as applicable, owns all right, title, and interest in and to all Confidential Information.  Consultant hereby assigns and agrees to assign to the Company or its Affiliate, as applicable, any rights Consultant may have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of the Company or its Affiliate, as applicable.

(h)For purposes of this Agreement:

(i)“Business” means the business of providing intermodal drayage services and secured truck parking.

(ii) “Confidential Information” means any and all (A) confidential knowledge, data or information related to the Company’s or its Affiliate’s business or actual or anticipated research or development, including business and strategic plans; methodologies and methods of doing business; software programs and subroutines; computer source and object code; algorithms; technology; data; formulae; programs; improvements; discoveries; developments, designs, and techniques; manufacturing know-how; product development and other research information; sources of supply; customer and vendor relationships and agreements; information regarding competitors; marketing, sales and expansion plans; financial plans and other financial information; pricing forecasts; cost margin analyses; management agreements; contractual agreements; intellectual property rights; copyrights; and trade secrets, (B) information regarding the personal data, skills and/or compensation of the Company’s or its Affiliate’s employees, contractors, and any other service providers, (C) any other confidential information of the Company or its Affiliate, including any confidential information acquired by the Company or its Affiliate from any predecessor in interest, and (D) any confidential information of third parties to which the Company or its Affiliate has confidentiality obligations and use restrictions.

7.Inventions and Intellectual Property.

(a) Consultant and Sweet have attached as Exhibit C a list describing in full detail (or in as much detail as possible, consistent with its or his obligation (if any) to maintain the confidentiality of other entities’ proprietary materials and trade secrets) all inventions, original works of authorship, developments, improvements, patents, and trade secrets which were first conceived, reduced to practice, made or fixed in a tangible form by Consultant or Sweet prior to the Effective Date, which Consultant or Sweet now owns or in which Consultant or Sweet maintains a controlling interest, either directly or indirectly, which relate to any matter, thing process or method connected in any way with the Services and which are not assigned to the Company or its Affiliate hereunder (collectively referred to as “Prior IP”).  If Consultant or Sweet fails to provide such a list, it shall be presumed that there is no such Prior IP.  Neither Consultant nor Sweet will, without the Company’s or its Affiliate’s prior written consent, incorporate or permit to be incorporated any Prior IP into any invention, discovery, original work of authorship, development, concept of improvement, trade secret, and all other patent, trademark, copyright and other intellectual property rights created by or behalf of the Company or its Affiliate (collectively referred to as “New IP”).  Nevertheless, if Prior IP at any time (i) is incorporated into the Company or its Affiliate service, product, process or machine, or (ii) is useful to the Company or its Affiliate in their respective business, the Company and its Affiliate, as applicable, is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (A) to reproduce, create derivative works, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the applicable Prior IP in any medium or format, whether now known or hereafter discovered, (B) to make, have made, modify, use and sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from, in whole or in part, the applicable Prior IP, and (C) to exercise any and all other present or future rights in the applicable Prior IP.

(b)Consultant and Sweet further agree that Consultant and Sweet will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company or its designee all right, title, and interest in and to any and all New IP made, conceived, reduced to practice or developed by Consultant or Sweet (whether alone or jointly with others), which relates to any matter, thing process or method connected in any way with the Services or with tests carried on by the Company or its Affiliate, or which is within the scope of the Company’s or its Affiliate’s business, products or research and development, whether or not patentable or registrable under copyright or similar laws during the Engagement Period.  Consultant and Sweet further acknowledge that all original works of authorship which are made by Consultant or Sweet (solely or jointly with others) within the scope of and during the Engagement Period and which are protected by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  If any intellectual property rights, including moral rights, in any New IP cannot (as a matter of law) be assigned by Consultant or Sweet to the Company or its Affiliate, then (i) Consultant and Sweet unconditionally and irrevocably waive the enforcement of such rights and all claims and causes of action of any kind against the Company or any of its customers, licensees, successors, assigns or nominees with respect to such rights, and (ii) to the extent Consultant or Sweet cannot (as a matter of law) make such waiver, Consultant and Sweet unconditionally grant to the Company and its Affiliate an exclusive, royalty-free, irrevocable, perpetual, worldwide license under any and all such intellectual property rights (A) to reproduce, create derivative works, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the applicable New IP in any medium or format, whether now known or hereafter discovered, (B) to make, have made, modify, use and sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from, in whole or in part, the applicable New IP, and (C) to exercise any and all other present or future rights in the applicable New IP.

(c)Consultant and Sweet agree to maintain adequate and current written records of all New IP made by Consultant or Sweet (solely or jointly with others) during the Engagement Period and to disclose all New IP promptly to the Company.  The records will be in a form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company or its Affiliate, as applicable, at all times.

(d)Consultant and Sweet agree to assist the Company or its Affiliate or any other their respective designee(s), at the Company’s expense, in every proper way to secure the Company’s or its Affiliate’s rights in the New IP and any copyrights, patents, or other intellectual property rights relating thereto in any all countries, including the disclosure to the Company or its Affiliate of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company or its Affiliate shall deem necessary in order to apply for and obtain such rights in an order to assign and convey to the Company or its Affiliate, their respective successors, assigns and nominees the sole and exclusive rights, title and interest in such New IP, and any copyrights, patents, or other intellectual property rights relating thereto.  Consultant and Sweet further agree that its and his obligation to execute or cause to be executed when it is in its or his power to do so, any such instrument, or papers shall continue after the Termination Date.  Consultant and Sweet will give all reasonable assistance to the Company or its Affiliate, or their respective designee(s), regarding any litigation or controversy in connection with the New IP, with all expenses incident thereto to be assumed by the Company or its Affiliate.  If the Company or its Affiliate is unable because of mental or physical incapacity of Consultant or Sweet, or for any other reason, to secure Consultant’s or Sweet’s signature to apply for or to pursue any application for any United States or foreign patents or copyrighted registrations covering New IP or original works of authorship assigned to the Company or its Affiliate as above, then Consultant and Sweet hereby irrevocably designate and appoint the Company or its Affiliate, as applicable, and its duly authorized officers and agents as its and his agents and attorney in fact, to act for and in its and his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant and Sweet.

(e)Consultant and Sweet understand that the provisions of this Agreement requiring assignments of New IP to the Company or its Affiliate do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870, as may be amended from time to time (which Code Section, as of the Effective Date, is set forth on the attached as Exhibit D). Consultant and Sweet will advise the Company or its Affiliate, promptly in writing of any inventions that Consultant or Sweet believes meet the criteria under California Labor Code Section 2870 and are not otherwise disclosed on Exhibit C.

8.Confidential Information of Outside Entities.

(a)Consultant and Sweet agree that neither Consultant nor Sweet will, during the Engagement Period, improperly use or disclose any confidential, proprietary, or trade secret information of any of any entities or persons to whom Consultant has confidentiality obligations, with the exception of any such information previously owned or possessed by the Company or its Affiliate, nor shall Consultant or Sweet cause any such information to enter the servers, email systems, or other physical or electronic premises of the Company or its Affiliate. Consultant and Sweet will not bring onto the premises of the Company or its Affiliate any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(b)Consultant and Sweet recognize that the Company or its Affiliate has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s or its Affiliate’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Consultant and Sweet agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s or its Affiliate’s agreement with such third party.

9.Conflicting Employment.  Consultant represents that its engagement with the Company does not and will not breach any agreement with any former employer, contacting party or other third party, including any non-compete agreement or any agreement to keep in confidence or refrain from using information acquired by Consultant prior to the Effective Date.

10.Returning of Documents.  Consultant and Sweet agree that after the Termination Date, Consultant and Sweet will deliver to the Company or its Affiliate, as applicable, (and will not keep in its and his possession, recreate or deliver to anyone else) all Confidential Information, including any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, documents or other forms of stored information, or reproductions of any aforementioned items developed by Consultant pursuant to Consultant’s engagement with the Company or otherwise obtained during the Engagement Period.  On or promptly after the Termination Date, Consultant shall sign and deliver the “Termination Certification” attached as Exhibit E.

11.Notification of New Employer.  After the Termination Date, Consultant hereby consents to notification by the Company to any new employer or contracting party of Consultant’s rights and obligations under this Agreement.

12.Non-Solicitation. Consultant agrees that during the Engagement Period, and for the period of twenty four months following the Termination Date, for any reason, whether with or without Cause, Consultant shall not either directly or indirectly:

(a)personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on its or his own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage, any employee, independent contractor or consultant who worked for or provided services to the Company or its Affiliate or who was retained by the Company or its Affiliate prior to the Effective Date or during the Engagement Period, to leave his or her employment or service with the Company or its Affiliate; or

(b)personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on its or his own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage any employee, independent contractor, or consultant who worked for or provided services to the Company or its Affiliate prior to the Effective Date or during the Engagement Period, to engage in any activity in which Consultant is prohibited from engaging; or

(c)personally or through any other person, solicit, divert or take away, or attempt to solicit, divert or take away (on its or his own behalf or on behalf of any other person), any of the Company’s or its Affiliate’s clients, vendors, suppliers, independent contractors, owner operators, customers or potential clients, vendors, suppliers, independent contractors, owner operators, customers.

Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward the any employee, consultants, independent contractor or owner operator of the Company or its Affiliate shall not be deemed to be a breach of this Section 12.

13.[Intentionally omitted]

14.Representations and Acknowledgments.

(a)Consultant acknowledge that the foregoing restrictions will not prevent Consultant from obtaining gainful engagements in its field of expertise or cause Consultant undue hardship; and that there are numerous other business opportunities available to Consultant that are not affected by the foregoing restrictions. Consultant further acknowledge that the foregoing restrictions are reasonable and necessary in order to protect the Company’s and its Affiliate’s legitimate interest, and that any violation thereof would result in serious and irreparable injury to the Company and/or its Affiliate.

(b)Consultant agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.

(c)Consultant represents that he has not entered into, and agrees that he will not enter into, any oral or written agreement in conflict with this Agreement.

(d)Consultant acknowledges and represents that Consultant has been given the opportunity to discuss this Agreement with its own legal counsel and have availed itself of that opportunity to the extent Consultant wish to do so.

(e)Consultant acknowledges that new fair and valuable consideration has been given by the Company and received by Consultant including being engaged by the Company. Such consideration being adequate and sufficient to bind Consultant to all of the covenants made by Consultant under this Agreement.

15.Equitable Relief.  Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s or its Affiliate’s damages from any breach of the covenants set forth in this Agreement.  Accordingly, Consultant agrees that if Consultant breaches the provisions of this Agreement, the Company or its Affiliate will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and/or ordering specific performance of any such provisions of the Agreement.  Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief, and Consultant hereby consent to the issuance of such injunction and to the ordering of specific performance.

16.Non-Disparagement. Consultant agrees and covenants that Consultant will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its Affiliate, or any of their respective businesses, employees, officers, managers or directors.

17.Further Assurances and Cooperation.  During and after the Engagement Period, Consultant agrees to reasonably cooperate with the Company and its Affiliate to, at the Company’s cost (a) apply for, obtain, perfect and transfer to the Company (or one of its Affiliate) the Work Product as well as any rights in the Work Product in any jurisdiction in the world, and (b) maintain, protect and enforce the same, including executing and delivering to the Company (or its Affiliate) any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be reasonably requested by the Company. Consultant hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Consultant’s behalf in its name and to do all other lawfully permitted acts to transfer the Work Product to the Company (or its Affiliate) and further the transfer, issuance, prosecution and maintenance of all rights therein, to the full extent permitted by law, if Consultant does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). This power of attorney is coupled with an interest and shall not be affected by Consultant’s subsequent incapacity.

18.General Provisions.

(a)Severability. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, then the remaining provisions of this Agreement shall nevertheless be binding upon the Parties with the same effect as though the invalid or unenforceable part had been severed and deleted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions (whether written or unwritten) of the Parties which may relate to the subject matter of this Agreement in any way.  Any prior agreements between the Company or its Affiliate and Consultant relating to consulting services or employment are hereby terminated as if never entered into and shall have no further force or effect.

(c)Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Consultant and the Company and its Affiliate and their respective successors, permitted assigns, employees, agents, personal representatives, heirs and estates, as the case may be; provided, however, that Consultant’s rights and obligations under this Agreement shall not be assigned or delegated without the prior written consent of the Company. Any assignment in violation of this Section 18(c) shall be invalid and without effect.

(d)Governing Law. This Agreement will be governed by, enforced under and construed in accordance with the laws of the State of California, without the application of any applicable conflict of law provisions. Any action relating to this Agreement shall be brought exclusively in the United States District Court of the Central District of California.

(e)Amendment and Waiver. This Agreement and the attached Exhibits may be amended or waived only in a writing signed by the Parties, and any purported amendment or waiver that is not signed writing shall be invalid and without effect.

(f)Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)Counterparts. This Agreement may be executed by the Parties in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed and delivered by electronic transmission and shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(h)Acknowledgment of Full Understanding. Consultant hereby acknowledges and agrees that he has fully read, understands, and voluntarily entered into this Agreement and that Consultant has had an opportunity to ask questions and consult with an attorney and/or tax advisors of its choice before signing this Agreement.

(i)Survival.  Sections 5 through 18 shall continue to be in full force following the expiration or termination of the Engagement Period.

(j)Construction.

(i)Unless the context of this Agreement otherwise clearly requires (A) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (B) the terms “hereof”, “herein”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (C) the terms “day” and “days” mean calendar day(s), and (D) the terms “year” and “years” mean calendar year(s).

(ii)This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

* * * * * * * * * * * * * * * * * *

The Parties executed this Part Time Consulting Agreement as of the Effective Date.

COMPANY
Deco Logistics, Inc.

By:

Name:

Title:

CONSULTANT
Garage Networks, Inc.

Robert Sweet, President

Acknowledged and Agreed

Robert Sweet, Individually

Exhibit A

DESCRIPTION OF SERVICES

“Service” or “Services” shall mean those services historically provided by Consultant and/or Sweet to the Company and its Affiliate, described as follows:

Servers – Windows and Linux

Advanced Performance Monitoring

Configuration Management

Scheduled Preventive Maintenance

Key Application Maintenance

Asset Management

Managed Anti-Virus

Secure Remote and Onsite Support tools

Network Devices – CCTV, Switches, Firewalls, Wireless Access Points

Periodic Network Health Review

Firewall Management and Maintenance

Switch and Firewall Monitoring

Workstations

Availability Monitoring

OS and 3rd Party Patch Management

Scheduled Preventative Maintenance

Managed Anti-Virus

Hosted Anti-Spam

Secure Remote and Onsite Support tools

Help Desk Support Portal

Exhibit B

SOFTWARE END-USER TERMS AND CONDITIONS

1a) Consultant hereby grants Company and its Affiliate, a personal, non-exclusive, non-transferable license for Company’s and its Affiliate’s End-Users (defined below) to use the Licensed End-User Materials (defined below) for the term of this Agreement, solely to enable Consultant to perform the Managed Services (defined below) for the benefit of Company and its Affiliate. Company and its Affiliate will not, and each will cause its End-Users not to, make the Licensed End-User Materials available to third parties. Company and its Affiliate may not transfer or assign this license or sublicense their rights to use the Licensed End-User Materials to any other person.

1b) Company and its Affiliate and their End-Users shall not:

i)reproduce, copy (except that they may make a single copy of the Licensed End-User Materials solely for back-up purposes), modify, adapt, enhance, translate, create a competitive or derivative work of, disassemble, decompile, reverse engineer or otherwise attempt to discover the source code of the Licensed End-User Materials, in whole or in part, notwithstanding any law or regulation to the contrary, except to the limited extent that any law or regulation applicable to the circumstances both specifically permits a licensee to do any of the foregoing acts and specifically prohibits or nullifies an agreement between parties to a licensing agreement that the licensee will not do any of such acts;

ii)re-license, resell, lease, rent, distribute, sub-license, time-share, make a data transmission of, assign, transfer or otherwise share rights to use the Licensed End-User Materials, including without limitation any use of the Licensed End-User Materials for third party training, commercial time-sharing, rental or service bureau use;

iii)alter or remove any proprietary rights or copyright notice or identification which indicates SolarWinds MSP Canada ULC, N-able and/or its affiliates' ownership of the Licensed End-User Materials; or

iv)use the Licensed End-User Materials to process the data of any person, firm, entity or association other than Company and its Affiliate’s own data pursuant to and in accordance with this Agreement.

1c) Title, ownership and all rights, express or implied, in the Licensed End-User Materials shall be and remain with Consultant or its licensors.

1d) Consultant does not warrant, guarantee or represent to Company and its Affiliate that the Licensed End-User Materials or any Third Party Product will meet Company’s and its Affiliate’s requirements, that the installation and operation of the Licensed End-User Materials or any Third Party Product will be uninterrupted or error free, or that defects in the Licensed End-User Materials or any Third Party Product (defined below) can be identified or corrected. Technical support does not apply to any Third Party Product.

1e) Company, on behalf of itself and its Affiliate, agrees that all claims or proceedings related to the Licensed End-User Materials shall be made solely against Consultant. Consultant, its suppliers and its licensors’ aggregate liability to Company and Affiliate for any and all claims arising under or relating to this Software License, for any and all causes of action whatsoever and regardless of the form of action (including breach of contract, strict liability, tort including negligence or any other legal or equitable theory, including a breach of a condition or fundamental term or fundamental breach or breaches) shall be limited to Company’s and its Affiliate’s actual direct, provable damages in an amount not to exceed the license fees paid by Company to Consultant in respect of the Licensed End-User Materials under this Agreement in the 12 month period preceding the first claim against Consultant.

1f) CONSULTANT, ITS LICENSORS AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING COSTS OR LEGAL EXPENSES, INCLUDING ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, IN CONNECTION WITH THIS SOFTWARE LICENSE OR THE USE OR PERFORMANCE OF THE LICENSED END-USER MATERIALS, EVEN IF CONSULTANT HAS BEEN ADVISED OF OR COULD REASONABLY FORESEE THE POSSIBILITY OF SUCH DAMAGES.

1g) Upon the earlier of the termination of the Consulting Agreement or this Software License, Company and its Affiliate and each of their End-Users shall cease using the Licensed End-User Materials and within thirty (30) days after termination return the Licensed End-User Materials to Consultant or certify to Consultant that Company and its Affiliate have destroyed the Licensed End-User Materials.

1h) Company and its Affiliate and/or their End-Users may have access to information which is confidential to Consultant or Consultant’s licensors or suppliers (“Consultant Confidential Information”). Company, for itself and on behalf of its Affiliate agrees, and shall cause its End-Users to, hold Consultant Confidential Information in strict confidence and, unless required by law, not to make such Consultant Confidential Information available in any form to any third party. Company and its Affiliate and their End-Users will not use the Consultant Confidential Information for any purpose other than for purposes of receiving the Managed Services in accordance with this Agreement. Company, for itself and on behalf of its Affiliate, agrees to take all reasonable steps to ensure that Consultant Confidential Information is not disclosed or distributed by their employees in violation of the terms of this Agreement.

DEFINED TERMS:

“Consulting Agreement” means that certain Part Time Consulting Agreement made effective as of December 7, 2018, by and between the Company and the Consultant.

“End-Users” means an employee or employees of the Company and its Affiliate authorized to use the Licensed End-User Materials.

“Licensed End-User Materials” means the End-User Software and the End-User Documentation.

“Licensed Materials” means the Software (as defined in the Consulting Agreement) and the Software Documentation.

“End-User Software” means the object code version of the Software.

“End-User Documentation” means the materials describing the function, features, operation and use of the End-User Software which are made generally available to N-able’s (and its successors and assigns) partners or clients.

“Managed Services” means the managed application and computer services provided by Consultant to the Company and its Affiliates, using the Licensed Materials, Licensed End-User Materials and any Third Party Products supplied under this Agreement, all in accordance with the terms and conditions applicable to Consultant pursuant to this Agreement.

“Software Documentation” means the materials describing the function, features, operation and use of the Software licensed to Consultant which are made generally available to N-able’s partners or clients.

“Third Party Product” means any software, documentation, equipment or goods including hardware, supplied by N-able (and its successors) to Consultant which are not owned by or proprietary to N-able or its affiliates. Third Party Products may be supplied on a standalone basis or bundled as part of the Licensed Materials or Licensed End-User Materials.

Exhibit C

LIST OF PRIOR IP

Title:	Date:	Identifying Number and Description*:

No inventions or improvements
Additional sheets attached

Garage Networks, Inc.

Robert Sweet, President		Robert Sweet, Individually

Date:	December 7, 2018	Date:	December7, 2018

* Please describe in full detail or, if the Prior IP is confidential and/or proprietary, please describe in as much detail as possible, consistent with your obligation to maintain the confidentiality of such Prior IP. Additionally, please clearly indicate any and all Prior IP you believe meet the criteria set forth in California Labor Code Section 2870.

Exhibit D

CALIFORNIA LABOR CODE SECTION 2870 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Exhibit E

TERMINATION CERTIFICATION

This is to certify that the undersigned (sometimes referred to as “Consultant”) and its employees and agents do not have in their possession, nor has Consultant or they failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other document of property, or reproductions of any aforementioned items belonging to or obtained via Consultant’s engagement with the Company or its Affiliate.

The undersigned further certifies that it complied with all the terms of the Company’s and its Affiliate’s policies, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by Consultant or its employees or agents (solely or jointly with others) covered by the Agreement.

The undersigned further agrees that, in accordance with the Company’s and its Affiliate’s policies and in compliance with the Agreement, Consultant will preserve as confidential, and will not use or disclose for any purpose, any of the Confidential Information that it obtained during the Engagement Period.

The undersigned further agrees that during the Engagement Period and for the period of twelve months following the Termination Date, for any reason, whether with or without Cause, neither Consultant nor any of its employees or agents shall either directly or indirectly: (a) personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on its own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage, any employee, independent contractor or consultant who worked for or provided services to the Company or its Affiliate or who was retained by the Company or its Affiliate prior to the Effective Date or during the Engagement Period, to leave his or her employment or service with the Company or its Affiliate; or (b) personally or through any other person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on its own behalf or on behalf of any other person), or take any other action that is intended to induce or encourage any employee, independent contractor or consultant who worked for or provided services to the Company or its Affiliate prior to the Effective Date or during the Engagement Period, to engage in any activity in which Consultant is prohibited from engaging; or (c) personally or through any other person, solicit, divert or take away, or attempt to solicit, divert or take away, any of the Company’s or its Affiliate’s clients, vendors, suppliers, independent contractors, owner operators, customers or potential clients, vendors, suppliers, independent contractors, owner operators, customers

Consultant

Garage Networks, Inc.

	Date:	, 201
Robert Sweet, President

EXHIBIT D

D&O Resignation and Release

[See attached.]

resignation and RELEASE

This Resignation and Release (this “Resignation and Release”) is made as of December 7, 2018 (the “Effective Date”), by and among Deco Logistics, Inc., a California corporation (“Deco Logistics”), Oaktree Logistics, Inc., a California corporation (“Oaktree Logistics”, and together with Deco Logistics, the “Companies”, and each a “Company”) and the undersigned current or prior manager or director and/or officer of one or more of the Companies (the “Resigning Party”).

Background

A.The Resigning Party is a current or prior manager, director and/or an officer of one or more of the Companies.

B.Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”) has agreed to purchase all of the issued and outstanding shares of Deco Logistics and Oaktree Logistics pursuant to a certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Buyer, James H. Horvitz, in his individual capacity (“J. Horvitz”), Robert Sweet (“Sweet”), The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 ( “Horvitz Trust” and together with Sweet and J. Horvitz, the “Sellers”), Robin L. Horvitz and J. Horvitz in his capacity as representative of the Sellers (the “Sellers’ Representative”).

C.The Resigning Party will directly or indirectly receive substantial consideration as a result of the transactions contemplated by the Purchase Agreement, and acknowledges the sufficiency of such consideration and that Buyer would not have completed such transaction without the Resigning Party’s execution and delivery of this Resignation and Release.

D.Section 3.2(e) of the Purchase Agreement provides that at the Closing (as defined in the Purchase Agreement) the Sellers and the Sellers’ Representative shall provide to Buyer this Resignation and Release executed by the Releasing Party.

The parties, intending to be legally bound, agree as follows.

Resignation and Releases

1.Effective as of the date of the Effective Date, the Resigning Party hereby resigns from any and all positions that the Resigning Party may hold as:

(a)a director and/or manager of the Companies;

(b)a member of any committee of any board of directors or managers of the Companies;

(b) an officer of the Companies; and

(c)any other position the Resigning Party may hold with either Company, provided, however, that this Resignation and Release shall not affect any of the Resigning Party’s rights or obligations under the Part Time Consulting Agreement, by and between the Company and the Resigning Party, dated as of the date hereof.

2.The Resigning Party releases, remises, and forever discharges the Companies, Buyer, their subsidiaries and affiliates and their respective past, present, and future subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, attorneys, employees and representatives, successors and assigns (in each case, only in their capacity as an officer, director, manager, shareholder, member, agent, attorney, employee or representative of the Companies or Buyer, as applicable) (each a “Releasee”) of and from any and every right and all manner of action and actions, cause or causes of action, indemnification claims (whether by operation of law or under any organizational documents), suits, debts, covenants, contributions, contracts, controversies, agreements, promises, damages, judgments, executions,  orders, obligations, liabilities, claims or demands of whatever kind, nature or description, whether known or unknown, suspected or unsuspected, at law or in equity, or created by statute or regulation (collectively, “Actions”), which the Resigning Party has, has ever had or hereafter could assert against any Releasee relating to the position of the Resigning Party as an equity holder, a manager, director, officer or employee of any Company, as a Participant, Co-Participant or Beneficiary (as such terms are defined under the Retirement Plans) or as a spouse, heir, legal representative, designee, successor or assign of any such Participant, Co-Participant or Beneficiary (as such terms are defined under the Retirement Plans) under the OakTree Logistics, Inc. Retirement Plan, effective as of September 23, 2014 (as may have been amended, restated, extended, or modified, the “OakTree Logistics Plan”) and Deco Logistics, Inc. Retirement Plan, effective as of June 27, 2016 (as may have been amended, restated, extended, or modified, the “Deco Logistics Plan”, and together with the OakTree Logistics Plan, the “Retirement Plans”), or as a member of the OakTree Logistics, Inc. Retirement Benefits Committee or Deco Logistics, Inc. Retirement Benefits Committee under the Retirement Plans or as a trustee under the Deco Logistics, Inc. Retirement Trust or OakTree Logistics, Inc. Retirement Trust and arising from acts or events occurring on or prior to the Effective Date, whether or not relating to Actions pending on, or asserted after, the Effective Date, even though caused in whole or in part by a pre-existing matter, or the negligence (whether sole, joint or concurrent), gross negligence, strict liability or other legal fault of any Releasee), provided, however, that this Resignation and Release shall not in any way release or otherwise affect (a) the rights of the Resigning Party to compensation for the current pay period as an employee of the Companies, if any; (b) any Actions arising out of, relating to, in connection with, caused by, or by virtue of, any breach by the Buyer or the Companies of, or any obligation of the Buyer or the Companies to the Resigning Party under any provision of this Resignation and Release, the Purchase Agreement, Part Time Consulting Agreement that the Resigning Party and Deco Logistics executed in connection with the Purchase Agreement, or any document, agreement or instrument delivered pursuant to or in connection with the Purchase Agreement or the Part Time Consulting Agreement; and (c) any Action against the Buyer arising out of, relating to, in connection with, caused by, or by virtue of, fraud or criminal liability committed by Buyer.

3.This Resignation and Release shall be binding upon each Company and the Resigning Party and each of their respective subsidiaries, affiliates, heirs, estates, personal representatives, successors, and assigns.

4.The Resigning Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claims, demands, proceedings, causes of action or orders of any kind against any Releasee, based upon any matter purported to be released hereby.

5.Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Resigning Party hereby irrevocably covenants and agrees that he or she shall indemnify and hold harmless any Releasee from and against, and shall reimburse any Releasee for, any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, or diminution in value, whether or not involving a third-party claim (collectively, “Losses”), arising from or relating to the failure of the Releasing Party to comply with any provision of this Resignation and Release or the assertion or maintenance of any of the Actions (other than those excluded in Section 2 above) by the Releasing Party against any Releasee from and after the Effective Date. For purposes of this Resignation and Release, “Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Resignation and Release.

6.The Resigning Party represents and warrants to the Releasees that he or she has not assigned or otherwise transferred or subrogated any interest in any Actions that are the subject of this Resignation and Release.  The Resigning Party agrees to indemnify, defend and hold the Releasees harmless from and against any and all losses incurred as a result of any person asserting such assignment, transfer or subrogation.

7.The Resigning Party hereby represents and warrants that the Resigning Party (a) has no knowledge of any Actions that the Resigning Party may have against any Releasee, (b) has made an informed and knowledgeable decision with regard to entering into this Resignation and Release and fully intends to be legally bound by the terms of this Resignation and Release, and (c) has had an opportunity to review this Resignation and Release with his or her own legal counsel, fully understands the consequences hereof and waives the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

8.Subject to the limitations set forth in Section 2 above, the Resigning Party understands and expressly agrees that this Resignation and Release extends to all Actions (other than those excluded in Section 2 above) of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to any conduct of any Company or Releasee prior to the date of this Resignation and Release, whether set forth in any pleading, charge, complaint or demand referred to in this Resignation and Release or not, and that any and all rights granted to the Resigning Party under any applicable state or federal law or regulation are expressly WAIVED.

9.This Resignation and Release shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

10.The Resigning Party acknowledges that he or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Resigning Party hereby waives and relinquishes on behalf of himself, herself or itself, his, her or its heirs, executors, administrators and assigns any rights and benefits that the Resigning Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The Resigning Party acknowledges that he or she may hereafter discover facts in addition to or different from those that the Resigning Party now knows or believes to be true with respect to the subject matter of this Resignation and Release, but it is the Resigning Party’s intention to fully and finally and forever settle and release any and all Actions (other than those excluded in Section 2 above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this Resignation and Release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

11.Except for those exclusions set forth under Section 2 above, the Resigning Party hereby agrees that effective as of the Effective Date, with no further action required by the Resigning Party (i) any and all agreements (whether oral or written) and all other instruments, agreements or other documents are terminated and have no further force or effect; (ii) all pledges, security interests, liens, mortgages and other encumbrances granted by the Companies to the Resigning Party in all of the assets or property of the Companies are terminated, discharged and released; and (iii) the Companies, Buyer, or such their respective counsel, agent or designees, are authorized to prepare and file all such mortgage releases, UCC and other termination statements and related filings as may be necessary to effectuate the provisions of this Section.

12.This Resignation and Release may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies (whether electronic, fax or otherwise) of this Resignation and Release may be made and relied upon to the same extent as an original.  The exchange of copies of this Resignation and Release and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Resignation and Release as to the parties and may be used in lieu of the original Resignation and Release for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.  This Resignation and Release constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous resignation and releases, understandings, negotiations and discussions, whether oral or written, of the parties.  This Resignation and Release may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.  The terms of this Resignation and Release are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms hereof shall be enforced in full.

[Signatures on the following pages]

The parties have executed this Resignation and Release as of the Effective Date.

THE COMPANIES:

DECO LOGISTICS, INC.

By:
Name:	Robert Sweet
Its:	Chief Financial Officer

OAKTREE LOGISTICS, INC.

By:
Name:	James H. Horvitz
Its:	President

THE RELEASING PARTY:

James H. Horvitz

resignation and RELEASE

This Resignation and Release (this “Resignation and Release”) is made as of December 7, 2018 (the “Effective Date”), by and among Deco Logistics, Inc., a California corporation (“Deco Logistics”), Oaktree Logistics, Inc., a California corporation (“Oaktree Logistics”, and together with Deco Logistics, the “Companies”, and each a “Company”) and the undersigned current or prior manager or director and/or officer of one or more of the Companies (the “Resigning Party”).

Background

A.The Resigning Party is a current or prior manager, director and/or an officer of one or more of the Companies.

B.Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”) has agreed to purchase all of the issued and outstanding shares of Deco Logistics and Oaktree Logistics pursuant to a certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Buyer, James H. Horvitz, in his individual capacity (“J. Horvitz”), Robert Sweet (“Sweet”), The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 ( “Horvitz Trust” and together with Sweet and J. Horvitz, the “Sellers”), Robin L. Horvitz and J. Horvitz in his capacity as representative of the Sellers (the “Sellers’ Representative”).

C.The Resigning Party will directly or indirectly receive substantial consideration as a result of the transactions contemplated by the Purchase Agreement, and acknowledges the sufficiency of such consideration and that Buyer would not have completed such transaction without the Resigning Party’s execution and delivery of this Resignation and Release.

D.Section 3.2(e) of the Purchase Agreement provides that at the Closing (as defined in the Purchase Agreement) the Sellers and the Sellers’ Representative shall provide to Buyer this Resignation and Release executed by the Releasing Party.

The parties, intending to be legally bound, agree as follows.

Resignation and Releases

1.Effective as of the date of the Effective Date, the Resigning Party hereby resigns from any and all positions that the Resigning Party may hold as:

(a)a director and/or manager of the Companies;

(b)a member of any committee of any board of directors or managers of the Companies;

(b) an officer of the Companies; and

(c)any other position the Resigning Party may hold with either Company, provided, however, that this Resignation and Release shall not affect any of the Resigning Party’s rights or obligations under the Part Time Consulting Agreement, by and between the Company and the Resigning Party, dated as of the date hereof.

2.The Resigning Party releases, remises, and forever discharges the Companies, Buyer, their subsidiaries and affiliates and their respective past, present, and future subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, attorneys, employees and representatives, successors and assigns (in each case, only in their capacity as an officer, director, manager, shareholder, member, agent, attorney, employee or representative of the Companies or Buyer, as applicable) (each a “Releasee”) of and from any and every right and all manner of action and actions, cause or causes of action, indemnification claims (whether by operation of law or under any organizational documents), suits, debts, covenants, contributions, contracts, controversies, agreements, promises, damages, judgments, executions,  orders, obligations, liabilities, claims or demands of whatever kind, nature or description, whether known or unknown, suspected or unsuspected, at law or in equity, or created by statute or regulation (collectively, “Actions”), which the Resigning Party has, has ever had or hereafter could assert against any Releasee relating to the position of the Resigning Party as an equity holder, a manager, director, officer or employee of any Company, as a Participant, Co-Participant or Beneficiary (as such terms are defined under the Retirement Plans) or as a spouse, heir, legal representative, designee, successor or assign of any such Participant, Co-Participant or Beneficiary (as such terms are defined under the Retirement Plans) under the OakTree Logistics, Inc. Retirement Plan, effective as of September 23, 2014 (as may have been amended, restated, extended, or modified, the “OakTree Logistics Plan”) and Deco Logistics, Inc. Retirement Plan, effective as of June 27, 2016 (as may have been amended, restated, extended, or modified, the “Deco Logistics Plan”, and together with the OakTree Logistics Plan, the “Retirement Plans”), or as a member of the OakTree Logistics, Inc. Retirement Benefits Committee or Deco Logistics, Inc. Retirement Benefits Committee under the Retirement Plans or as a trustee under the Deco Logistics, Inc. Retirement Trust or OakTree Logistics, Inc. Retirement Trust and arising from acts or events occurring on or prior to the Effective Date, whether or not relating to Actions pending on, or asserted after, the Effective Date, even though caused in whole or in part by a pre-existing matter, or the negligence (whether sole, joint or concurrent), gross negligence, strict liability or other legal fault of any Releasee), provided, however, that this Resignation and Release shall not in any way release or otherwise affect (a) the rights of the Resigning Party to compensation for the current pay period as an employee of the Companies, if any; (b) any Actions arising out of, relating to, in connection with, caused by, or by virtue of, any breach by the Buyer or the Companies of, or any obligation of the Buyer or the Companies to the Resigning Party under any provision of this Resignation and Release, the Purchase Agreement, Part Time Consulting Agreement that the Resigning Party and Deco Logistics executed in connection with the Purchase Agreement, or any document, agreement or instrument delivered pursuant to or in connection with the Purchase Agreement or the Part Time Consulting Agreement; and (c) any Action against the Buyer arising out of, relating to, in connection with, caused by, or by virtue of, fraud or criminal liability committed by Buyer.

3.This Resignation and Release shall be binding upon each Company and the Resigning Party and each of their respective subsidiaries, affiliates, heirs, estates, personal representatives, successors, and assigns.

4.The Resigning Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claims, demands, proceedings, causes of action or orders of any kind against any Releasee, based upon any matter purported to be released hereby.

5.Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Resigning Party hereby irrevocably covenants and agrees that he or she shall indemnify and hold harmless any Releasee from and against, and shall reimburse any Releasee for, any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, or diminution in value, whether or not involving a third-party claim (collectively, “Losses”), arising from or relating to the failure of the Releasing Party to comply with any provision of this Resignation and Release or the assertion or maintenance of any of the Actions (other than those excluded in Section 2 above) by the Releasing Party against any Releasee from and after the Effective Date. For purposes of this Resignation and Release, “Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Resignation and Release.

6.The Resigning Party represents and warrants to the Releasees that he or she has not assigned or otherwise transferred or subrogated any interest in any Actions that are the subject of this Resignation and Release.  The Resigning Party agrees to indemnify, defend and hold the Releasees harmless from and against any and all losses incurred as a result of any person asserting such assignment, transfer or subrogation.

7.The Resigning Party hereby represents and warrants that the Resigning Party (a) has no knowledge of any Actions that the Resigning Party may have against any Releasee, (b) has made an informed and knowledgeable decision with regard to entering into this Resignation and Release and fully intends to be legally bound by the terms of this Resignation and Release, and (c) has had an opportunity to review this Resignation and Release with his or her own legal counsel, fully understands the consequences hereof and waives the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

8.Subject to the limitations set forth in Section 2 above, the Resigning Party understands and expressly agrees that this Resignation and Release extends to all Actions (other than those excluded in Section 2 above) of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to any conduct of any Company or Releasee prior to the date of this Resignation and Release, whether set forth in any pleading, charge, complaint or demand referred to in this Resignation and Release or not, and that any and all rights granted to the Resigning Party under any applicable state or federal law or regulation are expressly WAIVED.

9.This Resignation and Release shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

10.The Resigning Party acknowledges that he or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Resigning Party hereby waives and relinquishes on behalf of himself, herself or itself, his, her or its heirs, executors, administrators and assigns any rights and benefits that the Resigning Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The Resigning Party acknowledges that he or she may hereafter discover facts in addition to or different from those that the Resigning Party now knows or believes to be true with respect to the subject matter of this Resignation and Release, but it is the Resigning Party’s intention to fully and finally and forever settle and release any and all Actions (other than those excluded in Section 2 above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this Resignation and Release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

11.Except for those exclusions set forth under Section 2 above, the Resigning Party hereby agrees that effective as of the Effective Date, with no further action required by the Resigning Party (i) any and all agreements (whether oral or written) and all other instruments, agreements or other documents are terminated and have no further force or effect; (ii) all pledges, security interests, liens, mortgages and other encumbrances granted by the Companies to the Resigning Party in all of the assets or property of the Companies are terminated, discharged and released; and (iii) the Companies, Buyer, or such their respective counsel, agent or designees, are authorized to prepare and file all such mortgage releases, UCC and other termination statements and related filings as may be necessary to effectuate the provisions of this Section.

12.This Resignation and Release may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies (whether electronic, fax or otherwise) of this Resignation and Release may be made and relied upon to the same extent as an original.  The exchange of copies of this Resignation and Release and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Resignation and Release as to the parties and may be used in lieu of the original Resignation and Release for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.  This Resignation and Release constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous resignation and releases, understandings, negotiations and discussions, whether oral or written, of the parties.  This Resignation and Release may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.  The terms of this Resignation and Release are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms hereof shall be enforced in full.

[Signatures on the following pages]

The parties have executed this Resignation and Release as of the Effective Date.

THE COMPANIES:

DECO LOGISTICS, INC.

By:
Name:	Robert Sweet
Its:	Chief Financial Officer

OAKTREE LOGISTICS, INC.

By:
Name:	James H. Horvitz
Its:	President

THE RELEASING PARTY:

Robert Sweet

EXHIBIT E

Related Party Release

Bill of Sale, ASSIGNMENT, RELEASE and TERMINATION Agreement

This Bill of Sale, Assignment, Release and Termination Agreement (this “Agreement) is made as of December 7, 2018 (“Effective Date”), by and among Oaktree Logistics, Inc., a California corporation (the “Company”), Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”), James H. Horvitz, a California resident (“J. Horvitz”) and The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 (“Horvitz Trust”, together with J. Horvitz, the “Horvitz Counterparties” and individually, a “Horvitz Counterparty”).

Background

A.The Buyer has agreed to purchase all of the issued and outstanding shares of Deco Logistics, Inc., a California corporation and the Company pursuant to a certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Buyer, J Horvitz, Robert Sweet (“Sweet”), the Horvitz Trust (which together with Sweet and J. Horvitz, are referred to as the “Sellers”), Robin L. Horvitz and J. Horvitz, in his capacity as representative of the Sellers (the “Sellers’ Representative”).

B.J. Horvitz and the Horvitz Trust are parties to a certain License Agreement, dated August 1, 2014 (“License Agreement”), pursuant to which J. Horvitz granted to the Horvitz Trust (i) a non-exclusive, non-assignable right and license to use, market and promote the Licensed Rights (as defined in the License Agreement) in order to pursue certain Authorized Business Opportunities (as defined in the License Agreement) throughout the world, in exchange for the payment of a License Fee (as defined in the License Agreement) and (ii) a non-exclusive, non-assignable right to sublicense the Licensed Rights (as defined in the License Agreement) to the Company.

C. The Horvitz Trust entered into a certain Sublicense Agreement, dated October 1, 2014 (“Sublicense Agreement”), between the Horvitz Trust and the Company, pursuant to which the Horvitz Trust granted to the Company a non-exclusive, non-assignable, fully paid up, royalty free license to use, market and promote the Licensed Rights (as defined in the License Agreement) in order to pursue the business opportunity afforded under that certain Sales Agent Management Agreement, dated October 1, 2014.

D.J. Horvitz and the Horvitz Trust also entered into a certain Agreement for Purchase and Sale of Personal Goodwill and Intangible Property, dated September 1, 2017 (“Sale Agreement”), pursuant to which J. Horvitz sold, transferred, assigned and delivered to the Horvitz Trust, the Purchased Assets (as defined in the Sale Agreement), in consideration for the purchase price of $5,000,000, plus the obligation to assume and be responsible for all Legal and Settlements (as defined in the Sale Agreement), subject to certain reconciliation provisions contained in Section 1.3 of the Sale Agreement, of which $1,000,000 was paid by wire transfer in immediately available funds at closing, and the remaining balance of $4,000,000 was payable pursuant to a certain Promissory Note, dated September 1, 2017 (“Promissory Note”, together with the License Agreement, Sublicense Agreement, and Sale Agreement, as the same may have been amended, restated, extended or modified, the “Existing Agreements”).

E.As of the Effective Date, the balance of the Promissory Note is $4,000,000 (the “Payoff Amount”), which Payoff Amount shall be paid in full in connection with the consummation of the transaction contemplated under the Purchase Agreement from the proceeds to be received by the Horvitz Trust pursuant to the Purchase Agreement.

F.As a condition to closing the transaction contemplated under the Purchase Agreement, the Sellers and the Sellers’ Representative shall provide to Buyer this Agreement executed by the Horvitz Counterparties.

G. The Horvitz Counterparties will directly or indirectly receive substantial consideration as a result of the transactions contemplated by the Purchase Agreement, and each acknowledges the sufficiency of such consideration and that Buyer would not have completed such transaction without each of the Horvitz Counterparty’s execution and delivery of this Agreement.

Agreement

The parties, intending to be legally bound, agree as follows:

1.The Horvitz Trust hereby sells, conveys, transfers, assigns and delivers to the Company, and the Company hereby purchases, acquires and accepts from the Horvitz Trust all of the Horvitz Trust’s rights, title and interests in and to the Purchased Assets (as defined in the Sale Agreement). Buyer assumes no liabilities, obligations, expenses or other commitments of the Horvitz Counterparties, including, without limitation, any arising under the Existing Agreements (collectively, the “Retained Horvitz Counterparties’ Liabilities”).

2.On the Effective Date, on behalf of the Horvitz Trust, the Buyer shall pay by wire transfer in immediately available funds to J. Horvitz the Payoff Amount from the proceeds of the Purchase Price (as defined in the Purchase Agreement) to be received by the Horvtiz Trust pursuant to the Purchase Agreement. Effective immediately upon the receipt by J. Horvitz of the Payoff Amount, with no further action required by any of the parties, all obligations for the payment of any amounts, including any principal, interest, penalties and fees under the Existing Agreements, and any and all other obligations and liabilities thereunder, are discharged and considered paid in full and the Existing Agreements are terminated. Within seven days following the Effective Date,  the Horvitz Counterparties shall deliver or cause to be delivered the original copy of the Promissory Note to Buyer for cancellation.

3.Except for those exclusions set forth under Section 4 below, the Horvitz Counterparties hereby agree that effective as of the Effective Date, with no further action required by the Horvitz Counterparties (a) any and all agreements (whether oral or written) and all other instruments, agreements or other documents between any of the Horvitz Counterparties, on the one hand, and the Company, on the other, including the Existing Agreements, are terminated in their entirety and have no further force or effect; (b) all pledges, security interests, liens, mortgages and other encumbrances granted by the Company to the Horvitz Counterparty in any or all of the assets or property of the Company are terminated, discharged and released; and (c) the Company, Buyer, or such their respective counsel, agent or designees, are authorized to prepare and file all such mortgage releases, UCC and other termination statements and related filings as may be necessary to effectuate the provisions of this Section.

4.Effective as of the Effective Date, the Horvitz Counterparties hereby irrevocably release, remise, and forever discharge the Company, Buyer, their subsidiaries and affiliates and their respective past, present, and future subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, attorneys, employees and representatives, successors and assigns (in each case, only in their capacity as an officer, director, manager, shareholder, member, agent, attorney, employee or representative of the Company or Buyer, as applicable) (each a “Releasee”) of and from any and every right and all manner of action and actions, cause or causes of action, indemnification claims (whether by operation of law or under any organizational documents), suits, indebtedness, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions,  orders, obligations, liabilities, claims or demands of whatever kind, nature or description, whether known or unknown, suspected or unsuspected, at law or in equity, or created by statute or regulation (collectively, “Actions”), which any of the Horvitz Counterparties has, has ever had or hereafter could assert against any Releasee relating to any contract, agreement, relationship and arising from acts or events occurring on or prior to the Effective Date, including from any and all liabilities and obligations to the Horvitz Counterparty of any kind or nature arising under the Existing Agreement, whether or not relating to Actions pending on, or asserted after, the Effective Date, even though caused in whole or in part by a pre-existing matter, or the negligence (whether sole, joint or concurrent), gross negligence, strict liability or other legal fault of any Releasee), provided, however, that this Agreement shall not in any way release or otherwise affect (a) the rights of J. Horvitz to compensation for the current pay period as an employee of the Company, if any; (b) any Actions arising out of, relating to, in connection with, caused by, or by virtue of, any breach by the Buyer or the Companies (as defined in the Purchase Agreement) of, or any obligation of the Buyer or the Companies to the Horvitz Counterparties under, the Purchase Agreement or the Part Time Consulting Agreement between J. Horvitz and the Company, dated as of the Effective Date, or any document, agreement or instrument delivered pursuant to or in connection with the Purchase Agreement or the Part Time Consulting Agreement; (c) any Actions arising out of, relating to, in connection with, caused by, or by virtue of, the failure by Buyer to pay the Payoff Amount to J. Horvitz as required by this Agreement; and any Action against the Buyer arising out of, relating to, in connection with, caused by, or by virtue of, fraud or criminal liability committed by Buyer.

5.This Agreement shall be binding upon the Horvitz Counterparty and its affiliates, heirs, estates, personal representatives, successors, and assigns, and shall inure to the benefit of each of the Company and Buyer and their respective subsidiaries, affiliates, successors, and assigns.

6.The Counterparty hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claims, Action, demands, proceedings, causes of action or orders of any kind against any Releasee, based upon any matter purported to be released hereby.

7.Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Horvitz Counterparties hereby irrevocably covenant and agree that he, she or it shall indemnify and hold harmless any Releasee from and against, and shall reimburse any Releasee for, any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, or diminution in value, whether or not involving a third-

party claim (collectively, “Losses”), arising from or relating to (a) the failure of the Horvitz Counterparties to comply with any provision of this Agreement, (b) the assertion or maintenance of any of the Actions (other than those excluded in Section 4 above) by the Horvitz Counterparties against any Releasee from and after the Effective Date, or (c) Retained Horvitz Counterparties’ Liabilities. For purposes of this Agreement, “Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Agreement.

8.The Horvitz Counterparties represent and warrant to the Releasees that it has not assigned or otherwise transferred or subrogated any interest in any Actions that are the subject of this Agreement. The Horvitz Counterparties agree to indemnify, defend and hold the Releasees harmless from and against any and all Losses incurred as a result of any person asserting such assignment, transfer or subrogation.

9.The Horvitz Counterparties hereby represent and warrant that the Horvitz Counterparties (a) have no knowledge of any Actions that the Horvitz Counterparty may have against any Releasee, (b) have made an informed and knowledgeable decision with regard to entering into this Agreement and fully intends to be legally bound by the terms of this Agreement, (c) have had an opportunity to review this Agreement with their own legal counsel, fully understands the consequences hereof and waive the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document. The Horvitz Counterparties hereby represent and warrant to the Company, that other than the Payoff Amount, the Horvitz Trust does not owe and is not liable to J. Horvitz for any other amounts under the Existing Agreements.

10.Each of the Horvitz Counterparties understand and expressly agree that this Agreement extends to all Actions (other than those excluded in Section 4 above) of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to any conduct of any Releasee prior to the Effective Date, whether set forth in any pleading, charge, complaint or demand referred to in this Agreement or not, and that any and all rights granted to the Horvitz Counterparty under any applicable state or federal law or regulation are expressly WAIVED.

11.This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

12.Each of the Horvitz Counterparties acknowledge that he, she, or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Horvitz Counterparties hereby waives and relinquishes on behalf of herself, himself or itself or her, his, or its heirs, executors, administrators, successors and assigns any rights and benefits that the Horvitz Counterparties may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The Horvitz Counterparties acknowledge that he, she or it may hereafter discover facts in addition to or different from those that the Horvitz Counterparties now know or believe to be true with respect to the subject matter of this Agreement, but it is the Horvitz Counterparties’ intention to fully and finally and forever settle and release any and all Actions (other than those excluded in Section 4 above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this Agreement. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

13.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (whether electronic, fax or otherwise) of this Agreement may be made and relied upon to the same extent as an original. The exchange of copies of this Agreement and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Agreement  as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms hereof shall be enforced in full.

[Signatures on the following pages]

The parties have executed this Bill of Sale, Assignment, Release and Termination Agreement as of the Effective Date.

COMPANY:

Oaktree Logistics, Inc., a California corporation

By:
Name:	James H. Horvitz
Its:	President

BUYER:

Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation

By:
Name:	Timothy Phillips
Its:	President

J. HORVITZ:

James H. Horvitz, individual capacity

HORVTIZ TRUST:

The Horvitz Family Special Needs Gift Trust, dated July 18, 2014

By:
Name:	James H. Horvitz
Its:	Trustee

By:
Name:	Robin L. Horvitz
Its:	Trustee

EXHIBIT F

Release and Spousal Consent

[See attached.]

RESIGNATION, RELEASE and spousal consent

This Resignation, Release and Spousal Consent (this “Resignation, Release and Spousal Consent) is made as of December 7, 2018 (the “Effective Date”), by and among Deco Logistics, Inc., a California corporation (“Deco Logistics”), Oaktree Logistics, Inc., a California corporation (“Oaktree Logistics”, and together with Deco Logistics, the “Companies”, and each a “Company”) and Robin L. Horvitz, a California resident (the “Counterparty”).

Background

A.The Counterparty is a current employee of one or more of the Companies.

B.Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc., a Michigan corporation (“Buyer”) has agreed to purchase all of the issued and outstanding shares of Deco Logistics and Oaktree Logistics pursuant to a certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Buyer, James H. Horvitz, in his individual capacity (“J. Horvitz”), Robert Sweet (“Sweet”), The Horvitz Family Special Needs Gift Trust, dated July 18, 2014 ( “Horvitz Trust” and together with Sweet and J. Horvitz, the “Sellers”), Robin L. Horvitz and J. Horvitz in his capacity as representative of the Sellers (the “Sellers’ Representative”).

C.The Counterparty will directly or indirectly receive substantial consideration as a result of the transactions contemplated by the Purchase Agreement, and acknowledges the sufficiency of such consideration and that Buyer would not have completed such transaction without the Counterparty’s execution and delivery of this Resignation, Release and Spousal Consent.

D.As a condition to closing the transaction contemplated under the Purchase Agreement, the Sellers and the Sellers’ Representative shall provide to Buyer this Resignation, Release and Spousal Consent executed by the Counterparty.

The parties, intending to be legally bound, agree as follows.

Resignation, Releases and Spousal Consent

1.Effective as of the Effective Date, the Counterparty hereby resigns as an employee of the Companies and from any and all positions that the Counterparty may hold with the Companies, including as a board member or an officer of either Company or as a trustee of any plans or programs sponsored by either Company.

2.The Counterparty is the spouse of J. Horvitz, and hereby acknowledges that she has read the terms of the Purchase Agreement. The Counterparty further acknowledges that she is aware and understands that, pursuant to the Purchase Agreement, her spouse has agreed to be bound by the terms of the Purchase Agreement and all other agreements, documents and instruments executed in connection therewith, to which J. Horvitz is a party (collectively, the “Agreements”).  The Counterparty acknowledges that she knows and understands the contents of this Resignation, Release and Spousal Consent and the Agreements and freely, voluntarily and knowingly consent to the matters described under this Section. The Counterparty hereby agrees that her interest, if any, in any equity of the Companies shall be irrevocably bound by the Agreements and further understands and agrees that any community property interest she may have in such equity be similarly bound by the Agreements. The Counterparty further agrees to perform any acts or execute any documents or instruments necessary to effectuate the purpose or intent of, or to complete the performance of, the Agreements. The Counterparty hereby acknowledges that she is aware that the legal, financial and related matters contained in this Resignation, Release and Spousal Consent and the Agreements are complex and that she is free to seek independent professional guidance or counsel with respect to this Resignation, Release and Spousal Consent and the Agreements.  The Counterparty further acknowledges that she has either sought such guidance or counsel or determined after reviewing this Resignation, Release and Spousal Consent and the Agreements carefully that she will waive such right upon executing this Resignation, Release and Spousal Consent.

3.Effective as of the Effective Date, the Counterparty hereby irrevocably releases, remises, and forever discharges the Companies, Buyer, their subsidiaries and affiliates and their respective past, present, and future subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, attorneys, employees and representatives, successors and assigns (in each case, only in their capacity as an officer, director, manager, shareholder, member, agent, attorney, employee or representative of the Companies or Buyer, as applicable) (each a “Releasee”) of and from any and every right and all manner of action and actions, cause or causes of action, indemnification claims (whether by operation of law or under any organizational documents), suits, indebtedness, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions,  orders, obligations, liabilities, claims or demands of whatever kind, nature or description, whether known or unknown, suspected or unsuspected, at law or in equity, or created by statute or regulation (collectively, “Actions”), which the Counterparty has, has ever had or hereafter could assert against any Releasee relating to any contract, agreement, relationship or relating to the Counterparty’s position as a Participant, Co-Participant or Beneficiary (as such terms are defined under the Retirement Plans) or as a spouse, heir, legal representative, designee, successor or assign of any such Participant, Co-Participant or Beneficiary (as such terms are defined under the Retirement Plans) under the OakTree Logistics, Inc. Retirement Plan, effective as of September 23, 2014 (as may have been amended, restated, extended, or modified, the “OakTree Logistics Plan”) and Deco Logistics, Inc. Retirement Plan, effective as of June 27, 2016 (as may have been amended, restated, extended, or modified, the “Deco Logistics Plan”, and together with the OakTree Logistics Plan, the “Retirement Plans”), or as a member of the OakTree Logistics, Inc. Retirement Benefits Committee or Deco Logistics, Inc. Retirement Benefits Committee under the Retirement Plans or as a trustee under the Deco Logistics, Inc. Retirement Trust or OakTree Logistics, Inc. Retirement Trust and arising from acts or events occurring on or prior to the Effective Date, whether or not relating to Actions pending on, or asserted after, the Effective Date, even though caused in whole or in part by a pre-existing matter, or the negligence (whether sole, joint or concurrent), gross negligence, strict liability or other legal fault of any Releasee), provided, however, that this Resignation, Release and Spousal Consent shall not in any way release or otherwise affect (i) any Actions arising out of, relating to, in connection with, caused by, or by virtue of, any breach by the Buyer of any obligation of Buyer to the Counterparty under any provision of the Purchase Agreement, or any document, agreement or instrument delivered pursuant to or in connection with the Purchase Agreement, to the extent the Counterparty is a party to any such agreement,  (ii) any Action against the Buyer arising out of, relating to, in connection with, caused by, or by virtue of, fraud or criminal liability committed by Buyer, and (iii) the rights of the Counterparty to compensation for the current pay period as an employee of the Companies, if any.

4.This Resignation, Release and Spousal Consent shall be binding upon the Counterparty and her affiliates, heirs, estates, personal representatives, successors, and assigns.

5.The Counterparty hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claims, Action, demands, proceedings, causes of action or orders of any kind against any Releasee, based upon any matter purported to be released hereby.

6.Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Counterparty hereby irrevocably covenants and agrees that he, she or it shall indemnify and hold harmless any Releasee from and against, and shall reimburse any Releasee for, any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, or diminution in value, whether or not involving a third-party claim (collectively, “Losses”), arising from or relating to the failure of the Counterparty to comply with any provision of this Resignation, Release and Spousal Consent or the assertion or maintenance of any of the Actions (other than those excluded in Section 3) by the Counterparty against any Releasee from and after the Effective Date. For purposes of this Resignation, Release and Spousal Consent, “Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Resignation, Release and Spousal Consent.

7.The Counterparty represents and warrants to the Releasees that it has not assigned or otherwise transferred or subrogated any interest in any Actions that are the subject of this Resignation, Release and Spousal Consent. The Counterparty agrees to indemnify, defend and hold the Releasees harmless from and against any and all Losses incurred as a result of any person asserting such assignment, transfer or subrogation.

8.The Counterparty hereby represents and warrants that the Counterparty (a) has no knowledge of any Actions that the Counterparty may have against any Releasee, (b) has made an informed and knowledgeable decision with regard to entering into this Resignation, Release and Spousal Consent and fully intends to be legally bound by the terms of this Resignation, Release and Spousal Consent, and (c) has had an opportunity to review this Resignation, Release and Spousal Consent with her own legal counsel, fully understands the consequences hereof and waives the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

9.The Counterparty understands and expressly agrees that this Resignation, Release and Spousal Consent extends to all Actions (other than those excluded in Section 3) of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to any conduct of any Releasee prior to the date of this Resignation, Release and Spousal Consent, whether set forth in any pleading, charge, complaint or demand referred to in this Resignation, Release and Spousal Consent or not, and that any and all rights granted to the Counterparty under any applicable state or federal law or regulation are expressly WAIVED.

10.This Resignation, Release and Spousal Consent shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

11.The Counterparty acknowledges that he, she, or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Counterparty hereby waives and relinquishes on behalf of herself or her heirs, executors, administrators, successors and assigns any rights and benefits that the Counterparty may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The Counterparty acknowledges that he, she or it may hereafter discover facts in addition to or different from those that the Counterparty now knows or believes to be true with respect to the subject matter of this Resignation, Release and Spousal Consent, but it is the Counterparty’s intention to fully and finally and forever settle and release any and all Actions (other than those excluded in Section 3 above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this Resignation, Release and Spousal Consent. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

12.Except for those exclusions set forth under Section 3 above, the Counterparty hereby agrees that effective as of the Effective Date, with no further action required by the Counterparty (i) any and all agreements (whether oral or written) and all other instruments, agreements or other documents are terminated and have no further force or effect; (ii) all pledges, security interests, liens, mortgages and other encumbrances granted by the Companies to the Counterparty in all of the assets or property of the Companies  are terminated, discharged and released; and (iii) the Companies, Buyer, or such their respective counsel, agent or designees, are authorized to prepare and file all such mortgage releases, UCC and other termination statements and related filings as may be necessary to effectuate the provisions of this Section.

13.This Resignation, Release and Spousal Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies (whether electronic, fax or otherwise) of this Resignation, Release and Spousal Consent may be made and relied upon to the same extent as an original. The exchange of copies of this Resignation, Release and Spousal Consent and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Resignation, Release and Spousal Consent as to the parties and may be used in lieu of the original Resignation, Release and Spousal Consent for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.  This Resignation, Release and Spousal Consent may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The terms of this Resignation, Release and Spousal Consent are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms hereof shall be enforced in full.

[Signatures on the following pages]

The parties have executed this Resignation, Release and Spousal Consent as of the Effective Date.

THE COMPANIES:

Deco Logistics, Inc., a California corporation

By:
Name:	Robert Sweet
Its:	Chief Financial Officer
Oaktree Logistics, Inc., a California corporation

By:
Name:	James H. Horvitz
Its:	President

THE COUNTERPARTY:

Robin L. Horvitz, individual capacity

EXHIBIT G

Assignment and Assumption and Consent of Oaktree Logistics, Inc., Retirement Plan

[See attached.]

ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT

The undersigned, Oaktree Logistics, Inc., a California corporation ("Assignor"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby quitclaims, transfers, assigns and conveys over to LCT Logistics, Inc., a California corporation (“Assignee”), as of December 7, 2018 (the “Effective Date”), any and all of its rights, interests, authority, duties, liabilities and obligations in and to the Oaktree Logistics, Inc., Retirement Plan, established by the Corporation effective as of September 23, 2014 (as may have been amended, restated, extended, or modified, “Plan”) and Oaktree Logistics, Inc., Retirement Trust, established by that certain Trust Agreement, dated September 23, 2014, between the Corporation and James H. Horvitz and Robin L. Horvitz, as trustees (as may have been amended, restated, extended, or modified, “Trust”), including but not limited to any participation agreements or any other agreements or documents executed in connection therewith (collectively, the “Assigned Agreements”). The Assignee hereby accepts the assignment set forth in the preceding sentence and hereby assumes all of Assignor’s rights, interests, authority, duties, liabilities, contractual commitments and obligations under the Assigned Agreements. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Assigned Agreements, unless the context shall otherwise require.

The Consenting Parties hereby consent to the foregoing assignment and assumption of the Assigned Agreements pursuant to the terms and conditions contained under this Assignment and Assumption Agreement and Consent (the “Agreement”), including the appointment and substitution of Assignee as the Plan Sponsor and waive any rights which the Consenting Parties might otherwise have by virtue of such assignment and assumption. For purpose of this Agreement, the “Consenting Parties” shall mean (a) James H. Horvitz, in his individual capacity as a Participant, Co-Participant, and/or Beneficiary under the Plan, in his capacity as a member of the Oaktree Logistics, Inc. Retirement Benefits Committee and in his capacity as trustee of the Trust and (b) Robin L. Horvitz, in her individual capacity as a Participant, Co-Participant, and/or Beneficiary under the Plan, in her capacity as a member of the Oaktree Logistics, Inc. Retirement Benefits Committee and in her capacity as trustee of the Trust. Each of the parties hereby acknowledge and agree that set forth on Exhibit A, attached hereto, is a list of all of the Trust Property and the approximate balance of the Participants’ Account as of the Effective Date.

Without in any way limiting the generality of the foregoing two paragraphs, the Assignee and Consenting Parties (collectively, the “Counterparties”) hereby agree that effective as of the Effective Date, with no further action required by the Assignor or the Consenting Parties, (1) with respect to only the Assignor (a) any and all rights, interests, authority, duties, liabilities and obligations of Assignor under the Assigned Agreements, including for the payment of any Benefits or Company Contributions (as such term is defined in the Plan) are hereby fully satisfied and discharged; (b) the Assignor is no longer a party under the Assigned Agreements; (c) all pledges, security interests, liens, mortgages and other encumbrances granted by the Assignor under the Assigned Agreements in any or all of the assets or property of the Assignor are hereby terminated, discharged and released; and (d) Assignor or its counsel, agent or designees, are authorized to prepare and file all such mortgage releases, UCC and other termination statements and related filings as may be necessary to effectuate the provisions of this Section; and (2) any and all rights, interests, authority, duties, liabilities and obligations of Assignor under the Assigned Agreements are assumed, accepted, transferred, assigned and vested in the Assignee, who shall be solely responsible to each of the Participants, Co-Participant, Beneficiaries, and their respective spouse, heir, legal representative, designee, successor or assign and any other parties doing business with the Plan or Trust.

Without in any way limiting any of the rights and remedies otherwise available to the Assignor, the Assignee hereby irrevocably covenants and agrees that it shall indemnify and hold harmless Assignor and its subsidiaries and affiliates and past, present, and future subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, attorneys, employees and representatives, successors and assigns (in each case, only in their capacity as an officer, director, manager, shareholder, member, agent, attorney, employee or representative of the Assignor) (each a “Releasee”) from and against, and shall reimburse any Releasee for, any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, or diminution in value, whether or not involving a third-party claim (collectively, “Losses”), arising from or relating to the failure of the Assignee to comply with any provision of this Agreement or the assertion or maintenance of any Actions by any participants, beneficiaries, or their respective spouse, heir, legal representative, designee, successor or assign or  other parties doing business with the Plan and Trust, against any Releasee from and after the Effective Date. For purposes of this Agreement, (a) “Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Agreement; and (b) “Actions” means any action or actions, cause or causes of action, indemnification claims (whether by operation of law), suits, indebtedness, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions,  orders, obligations, liabilities, claims or demands of whatever kind, nature or description, whether known or unknown, suspected or unsuspected, at law or in equity, or created by statute or regulation.

The Counterparties hereby represent and warrant that the Counterparties (a) have made an informed and knowledgeable decision with regard to entering into this Agreement and fully intend to be legally bound by the terms of this Agreement; (b) have had an opportunity to review this Agreement with his, her or its own legal counsel, fully understands the consequences hereof and waives the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document; (c) has the full right, power, and authority to enter into this Agreement and to carry out the performance of his, her or its obligations under this Agreement; (d) no waiver, approval or consent of any person is required in connection with the execution, delivery, and performance by the Assignee of this Agreement; and (e) the individual signing on behalf of the Assignee is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of the Assignee.

Each Counterparty agrees, severally and not jointly, that he, she or it shall, after the Effective Date, without further consideration, execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Assignor, and shall take any other action that may reasonably be requested by Assignor for the purpose of assigning, transferring and conveying the Assigned Agreements, including any accounts, and Trust Property, to Assignee or to better enable Assignor to complete, perform or discharge any of its obligations herein.

This Agreement shall be binding upon the Counterparties and its subsidiaries, affiliates, heirs, estates, personal representatives, successors, and assigns, and shall inure to the benefit of the Assignor and its subsidiaries, affiliates, successors, and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (whether electronic, fax or otherwise) of this Agreement may be made and relied upon to the same extent as an original. The exchange of copies of this Agreement and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms hereof shall be enforced in full. This Agreement, together with the Exhibit, constitutes the entire Agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions (whether written or unwritten), of the parties.

[Signature Page Follows]

The parties have executed this Assignment and Assumption Agreement and Consent as of the Effective Date.

ASSIGNOR :

Oaktree Logistics, Inc., a California corporation

By:
Name:	James H. Horvitz
Its:	President

ASSIGNEE :

LCT Logistics, Inc., a California corporation

By:
Name:	James H. Horvitz
Its:	President

CONSENTING PARTIES:

James H. Horvitz, in his individual capacity as a Participant, Co-Participant, and/or Beneficiary under the Plan

Robin L. Horvitz, in her individual capacity as a Participant, Co-Participant, and/or Beneficiary under the Plan

Oaktree Logistics, Inc. Retirement Benefits Committee

James H. Horvitz, member

Robin L. Horvitz, member

Oaktree Logistics, Inc. Retirement Trust, a California private retirement trust

By:
Name:	James H. Horvitz
Its:	Trustee

By:
Name:	Robin L. Horvitz
Its:	Trustee

EXHIBIT H

Assignment and Assumption and Consent of Deco Logistics, Inc., Retirement Plan

[See attached.]

ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT

The undersigned, Deco Logistics, Inc., a California corporation ("Assignor"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby quitclaims, transfers, assigns and conveys over to Garage Network, Inc., a California corporation (“Assignee”), as of December 7, 2018 (the “Effective Date”), any and all of its rights, interests, authority, duties, liabilities and obligations in and to the Deco Logistics, Inc., Retirement Plan, established by the Corporation effective as of June 27, 2016 (as may have been amended, restated, extended, or modified, “Plan”) and Deco Logistics, Inc., Retirement Trust, established by that certain Trust Agreement, dated June 27, 2016, between the Corporation and Robert Sweet, as trustee (as may have been amended, restated, extended, or modified, “Trust”), including but not limited to any participation agreements or any other agreements or documents executed in connection therewith (collectively, the “Assigned Agreements”). The Assignee hereby accepts the assignment set forth in the preceding sentence and hereby assumes all of Assignor’s rights, interests, authority, duties, liabilities, contractual commitments and obligations under the Assigned Agreements. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Assigned Agreements, unless the context shall otherwise require.

The Consenting Parties hereby consent to the foregoing assignment and assumption of the Assigned Agreements pursuant to the terms and conditions contained under this Assignment and Assumption Agreement and Consent (the “Agreement”), including the appointment and substitution of Assignee as the Plan Sponsor and waive any rights which the Consenting Parties might otherwise have by virtue of such assignment and assumption. For purpose of this Agreement, the “Consenting Parties” shall mean (a) Robert Sweet, in his individual capacity as a Participant and/or Beneficiary under the Plan, in his capacity as a member of the Deco Logistics, Inc. Retirement Benefits Committee and in his capacity as trustee of the Trust and (b) Jacqueline Sweet, in her individual capacity as a Beneficiary under the Plan, and in her capacity as a member of the Deco Logistics, Inc. Retirement Benefits Committee. Each of the parties hereby acknowledge and agree that set forth on Exhibit A, attached hereto, is a list of all of the Trust Property and the approximate balance of the Participant’s Account as of the Effective Date.

Without in any way limiting the generality of the foregoing two paragraphs, the Assignee and Consenting Parties (collectively, the “Counterparties”) hereby agree that effective as of the Effective Date, with no further action required by the Assignor or the Consenting Parties, (1) with respect to only the Assignor (a) any and all rights, interests, authority, duties, liabilities and obligations of Assignor under the Assigned Agreements, including for the payment of any Benefits or Company Contributions (as such term is defined in the Plan) are hereby fully satisfied and discharged; (b) the Assignor is no longer a party under the Assigned Agreements; (c) all pledges, security interests, liens, mortgages and other encumbrances granted by the Assignor under the Assigned Agreements in any or all of the assets or property of the Assignor are hereby terminated, discharged and released; and (d) Assignor or its counsel, agent or designees, are authorized to prepare and file all such mortgage releases, UCC and other termination statements and related filings as may be necessary to effectuate the provisions of this Section; and (2) any and all rights, interests, authority, duties, liabilities and obligations of Assignor under the Assigned Agreements are assumed, accepted, transferred, assigned and vested in the Assignee, who shall be solely responsible to each of the Participants, Co-Participant, Beneficiaries, and their respective spouse, heir, legal representative, designee, successor or assign and any other parties doing business with the Plan or Trust.

Without in any way limiting any of the rights and remedies otherwise available to the Assignor, the Assignee hereby irrevocably covenants and agrees that it shall indemnify and hold harmless Assignor and its subsidiaries and affiliates and past, present, and future subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, attorneys, employees and representatives, successors and assigns (in each case, only in their capacity as an officer, director, manager, shareholder, member, agent, attorney, employee or representative of the Assignor) (each a “Releasee”) from and against, and shall reimburse any Releasee for, any and all losses, liabilities, claims, obligations, damages, deficiencies, actions, judgments, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs, Legal Expenses, or diminution in value, whether or not involving a third-party claim (collectively, “Losses”), arising from or relating to the failure of the Assignee to comply with any provision of this Agreement or the assertion or maintenance of any Actions by any participants, beneficiaries, or their respective spouse, heir, legal representative, designee, successor or assign or  other parties doing business with the Plan and Trust, against any Releasee from and after the Effective Date. For purposes of this Agreement, (a) “Legal Expenses” means reasonable attorney’s, accountants’, investigators’, and experts’ fees, and expenses reasonably sustained or incurred in connection with the defense or investigation of any Losses and the enforcement of this Agreement; and (b) “Actions” means any action or actions, cause or causes of action, indemnification claims (whether by operation of law), suits, indebtedness, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions,  orders, obligations, liabilities, claims or demands of whatever kind, nature or description, whether known or unknown, suspected or unsuspected, at law or in equity, or created by statute or regulation.

The Counterparties hereby represent and warrant that the Counterparties (a) have made an informed and knowledgeable decision with regard to entering into this Agreement and fully intend to be legally bound by the terms of this Agreement; (b) have had an opportunity to review this Agreement with his, her or its own legal counsel, fully understands the consequences hereof and waives the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document; (c) has the full right, power, and authority to enter into this Agreement and to carry out the performance of his, her or its obligations under this Agreement; (d) no waiver, approval or consent of any person is required in connection with the execution, delivery, and performance by the Assignee of this Agreement; and (e) the individual signing on behalf of the Assignee is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of the Assignee.

Each Counterparty agrees, severally and not jointly, that he, she or it shall, after the Effective Date, without further consideration, execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Assignor, and shall take any other action that may reasonably be requested by Assignor for the purpose of assigning, transferring and conveying the Assigned Agreements, including any accounts, and Trust Property, to Assignee or to better enable Assignor to complete, perform or discharge any of its obligations herein.

This Agreement shall be binding upon the Counterparties and its subsidiaries, affiliates, heirs, estates, personal representatives, successors, and assigns, and shall inure to the benefit of the Assignor and its subsidiaries, affiliates, successors, and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (whether electronic, fax or otherwise) of this Agreement may be made and relied upon to the same extent as an original. The exchange of copies of this Agreement and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms hereof shall be enforced in full. This Agreement, together with the Exhibit, constitutes the entire Agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions (whether written or unwritten), of the parties.

[Signature Page Follows]

The parties have executed this Assignment and Assumption Agreement and Consent as of the Effective Date.

ASSIGNOR :

Deco Logistics, Inc., a California corporation

By:
Name:	James H. Horvitz
Its:	President

ASSIGNEE:

Garage Network, Inc., a California corporation

By:
Name:	Robert Sweet
Its:	President

CONSENTING PARTIES:

Robert Sweet, in his individual capacity as a Participant and/or Beneficiary under the Plan

Jacqueline Sweet, in her individual capacity as a Beneficiary under the Plan

Deco Logistics, Inc. Retirement Benefits Committee

James H. Horvitz, member

Robert Sweet, member

Jacqueline Sweet, member

318696.13250.001

Deco Logistics, Inc. Retirement Trust, a California private retirement trust

By:
Name:	Robert Sweet
Its:	Trustee